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                                                                    Exhibit 10.2

                           CHC HELICOPTER CORPORATION

                                       AND

                          THE LENDERS FROM TIME TO TIME
                             PARTY TO THIS AGREEMENT

                                       AND

                             THE BANK OF NOVA SCOTIA
                             as Administrative Agent


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                        US $225,000,000 CREDIT FACILITIES
                      AMENDED AND RESTATED CREDIT AGREEMENT
                             DATED AS OF 5 JULY 2000

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                            BORDEN LADNER GERVAIS LLP

                       POOLE, ALTHOUSE, THOMPSON & THOMAS

NOTE: This document is a consolidation of the amended and restated credit agreement dated as of 5 July 2000, which amended and restated a credit agreement dated as of 2 August 1999, as previously amended and supplemented, and which has in turn been amended by a first amending agreement dated as of 11 October 2000, a second amending agreement and consent dated as of 31 October 2000, a third amending agreement dated as of 15 December 2000, a fourth amending agreement dated as of 16 July 2001, a fifth amending agreement dated as of 29 March 2002, a sixth amending agreement and consent dated as of 29 April 2002, a seventh amending agreement dated as of 4 July 2002, an eighth amending agreement dated as of 31 July 2002, a ninth amending agreement dated as of 6 March 2003, a tenth amending agreement dated as of 13 February 2004, an eleventh amending agreement dated as of 21 April 2004 and a twelfth amending agreement dated as of 22 April
2004. This document has been prepared for convenience of reference only, by incorporating the particular changes described in the amending agreements into the text of the 5 July 2000 document. Other changes that exist at the date of preparation of this document but have not been reflected in amending agreements are not reflected in this document.

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                                TABLE OF CONTENTS

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ARTICLE I DEFINED TERMS.............................................................2

1.1      Defined Terms..............................................................2
1.2      Amendment and Restatement.................................................27

ARTICLE II CREDIT A................................................................28

2.1      Amount and Availment Options..............................................28
2.2      Revolving Credit..........................................................28
2.3      Use of Credit A...........................................................29
2.4      Term and Repayment........................................................29
2.5      Interest Rates and Fees...................................................29
2.6      Standby Fees..............................................................30
2.7      Other Fees................................................................30
2.8      Existing L/Cs.............................................................31

ARTICLE III CREDIT B...............................................................31

3.1      Amount and Availment Options..............................................31
3.2      Revolving Credit..........................................................32
3.3      Use of Credit B...........................................................32
3.4      Term and Repayment........................................................32
3.5      Interest Rates and Fees...................................................32
3.6      Standby Fees..............................................................32
3.7      Guarantee of CHC..........................................................33

ARTICLE IV CREDIT C................................................................33

4.1      Amount and Availment Options..............................................33
4.2      Non-Revolving Credit......................................................33
4.3      Use of Credit C...........................................................33
4.4      Term and Repayment........................................................33
4.5      Prepayments of Credits....................................................34
4.6      Interest Rates and Fees...................................................38

ARTICLE V CREDIT D.................................................................38

5.1      Amount and Availment Options..............................................38
5.2      Non-Revolving Credit......................................................39
5.3      Use of Credit D...........................................................39
5.4      Term and Repayment........................................................39
5.5      Interest Rates and Fees...................................................39

ARTICLE V-A CREDIT E...............................................................39

5A.1     Amount and Availment Options..............................................39
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5A.2     Non-Revolving Credit......................................................40
5A.3     Use of Credit E...........................................................40
5A.4     Term and Repayment........................................................40
5A.5     Interest Rates and Fees...................................................41

ARTICLE VI SECURITY AND EXCHANGE RATE FLUCTUATIONS.................................41

6.1      Security..................................................................41
6.2      Obligations Secured by the Security.......................................44
6.3      Exchange Rate Fluctuations................................................46
6.4      Borrowing Base............................................................47

ARTICLE VII DISBURSEMENT CONDITIONS................................................47

7.1      Conditions Precedent to Initial Advance...................................47

ARTICLE VIII ADVANCES..............................................................52

8.1      Lenders' Obligations Relating to L/Cs and Credits A and B.................52
8.2      Adjustment of Proportionate Shares for Specific Credits...................53
8.3      Exceptions Regarding Particular Credits...................................53
8.4      Evidence of Indebtedness..................................................54
8.5      Conversions...............................................................55
8.6      Notice of Advances and Payments...........................................55
8.7      Prepayments and Reductions................................................55
8.8      Prime Rate, Base Rate and LIBOR Advances..................................56
8.9      LIBOR Periods.............................................................57
8.10     Termination of LIBOR Advances.............................................57
8.11     Co-ordination of Prime Rate, Base Rate (US) and LIBOR Advances............58
8.12     Execution of Bankers' Acceptances.........................................58
8.13     Reference Lenders.........................................................59
8.14     Sale of Bankers' Acceptances..............................................60
8.15     Size and Maturity of Bankers' Acceptances and Rollovers...................60
8.16     Co-ordination of BA Advances..............................................60
8.17     Payment of Bankers' Acceptances...........................................62
8.18     Deemed Advance - Bankers' Acceptances.....................................62
8.19     Waiver....................................................................63
8.20     Degree of Care............................................................63
8.21     Indemnity.................................................................63
8.22     Obligations Absolute......................................................63
8.23     Shortfall on Drawdowns, Rollovers and Conversions.........................63
8.24     Prohibited Use of Bankers' Acceptances and L/Cs...........................64
8.25     Issuance and Maturity of L/Cs.............................................64
8.26     Payment of L/C Fees.......................................................64
8.27     Payment of L/Cs...........................................................65
8.28     Deemed Advance - L/Cs.....................................................66
8.29     Prohibited Rates of Interest..............................................66
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ARTICLE IX REPRESENTATIONS AND WARRANTIES..........................................66

9.1      Representations and Warranties............................................66

ARTICLE X COVENANTS AND CONDITIONS.................................................72

10.1     Intercompany Obligations..................................................72
10.2     Financial Covenants.......................................................73
10.3     Positive Covenants........................................................74
10.4     Reporting and Notice Requirements.........................................78
10.5     Ownership of the Restricted Parties.......................................82
10.6     Negative Covenants........................................................82
10.7     Payments by CHC...........................................................88
10.8     Limits on Certain Restricted Parties......................................88
10.9     Use of Insurance Proceeds.................................................89

ARTICLE XI DEFAULT.................................................................89

11.1     Events of Default.........................................................89
11.2     Acceleration and Termination of Rights....................................91
11.3     Payment of Bankers' Acceptances and L/Cs..................................92
11.4     Remedies..................................................................92
11.5     Saving....................................................................92
11.6     Perform Obligations.......................................................93
11.7     Third Parties.............................................................93
11.8     Power of Attorney.........................................................93
11.9     Remedies Cumulative.......................................................93
11.10    Set-Off or Compensation...................................................94

ARTICLE XII THE AGENT AND THE LENDERS..............................................94

12.1     Authorization of Agent and Relationship...................................94
12.2     Disclaimer of Agent.......................................................94
12.3     Failure of Lender to Fund.................................................95
12.4     Payments by the Borrowers.................................................96
12.5     Payments by Agent.........................................................97
12.6     Direct Payments...........................................................98
12.7     Administration of the Credits.............................................98
12.8     Rights of Agent..........................................................102
12.9     Acknowledgements, Representations and Covenants of Lenders...............102
12.10    Collective Action of the Lenders.........................................103
12.11    Successor Agent..........................................................104
12.12    Provisions Operative Between Lenders and Agent Only......................104

ARTICLE XIII ADDITIONAL LENDERS, SUCCESSORS AND ASSIGNS...........................105

13.1     Successors and Assigns...................................................105
13.2     Assignments..............................................................106
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13.3     Participations...........................................................107

ARTICLE XIV MISCELLANEOUS PROVISIONS..............................................107

14.1     Headings and Table of Contents...........................................107
14.2     Accounting Terms.........................................................108
14.3     Capitalized Terms........................................................108
14.4     Severability.............................................................108
14.5     Number and Gender........................................................108
14.6     Amendment, Supplement or Waiver..........................................108
14.7     Governing Law............................................................108
14.8     This Agreement to Govern.................................................109
14.9     Permitted Encumbrances...................................................109
14.10    Currency.................................................................109
14.11    Liability of Lenders.....................................................109
14.12    Expenses and Indemnity...................................................110
14.13    Manner of Payment and Taxes..............................................111
14.14    Increased Costs etc......................................................111
14.15    Interest on Miscellaneous Amounts........................................112
14.16    Currency Indemnity.......................................................112
14.17    Address for Notice.......................................................113
14.18    Time of the Essence......................................................113
14.19    Further Assurances.......................................................113
14.20    Term of Agreement........................................................113
14.21    Payments on Business Day.................................................113
14.22    Counterparts and Facsimile...............................................113
14.23    Waiver of Jury Trial, Consequential Damages Etc..........................114
14.24    Entire Agreement.........................................................114
14.25    Date of Agreement........................................................114

SCHEDULE A   -   NOTICE OF ADVANCE, PAYMENT, ROLLOVER OR CONVERSION

SCHEDULE B   -   AGREEMENT OF NEW RESTRICTED SUBSIDIARY

SCHEDULE C   -   REPORTING CERTIFICATE

SCHEDULE D   -   ASSIGNMENT AGREEMENT

SCHEDULE E   -   PROPORTIONATE SHARES OF LENDERS

SCHEDULE F   -   DETAILS OF CAPITAL STOCK, PROPERTY ETC.

SCHEDULE G   -   OTHER SECURED OBLIGATIONS

SCHEDULE H   -   LITIGATION

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SCHEDULE I   -   LOCATIONS OF AIRCRAFT

SCHEDULE J   -   INTELLECTUAL PROPERTY

SCHEDULE K   -   LIMITATIONS ON CERTAIN RESTRICTED PARTIES AND OTHERS

SCHEDULE L   -   INTERCOMPANY LOAN OBLIGATIONS

SCHEDULE M   -   SPECIAL REQUIREMENTS REGARDING AIRCRAFT

SCHEDULE N   -   RESTRICTED PARTIES

SCHEDULE O   -   CERTAIN OPERATING LEASES

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      THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of 5 July 2000


BETWEEN:


                 CHC HELICOPTER CORPORATION AND ITS SUBSIDIARIES
                     LISTED ON SCHEDULE N TO THIS AGREEMENT
                    (collectively, the "Restricted Parties")

                                     - and -

                         THE LENDERS LISTED ON SCHEDULE
                                TO THIS AGREEMENT
                                 (the "Lenders")

                                     - and -

                             THE BANK OF NOVA SCOTIA
                     in its capacity as Administrative Agent
                                  (the "Agent")

RECITALS:

(a) Certain parties to this agreement are also parties to a credit agreement dated as of 2 August 1999, as supplemented by agreements under which various subsidiaries of CHC Helicopter Corporation have become parties thereto and as amended by the first amending agreement dated as of 1 November 1999, the second amending agreement dated as of 13 January 2000 and the third amending agreement dated as of 27 March 2000 (as supplemented and amended, the "Existing Credit Agreement"). Under the Existing Credit Agreement, The Bank of Nova Scotia provided CHC Helicopter Corporation with senior secured credit facilities of up to an original maximum aggregate amount of US $410,000,000 to finance the acquisition by Vinland Helicopters AS of shares of Helicopter Services Group ASA, to refinance certain of CHC's existing indebtedness and the existing indebtedness of its subsidiaries, and to refinance certain existing indebtedness of Helicopter Services Group ASA and its subsidiaries.

(b) Vinland Helicopters AS has now completed the acquisition of 100% of the shares of Helicopter Services Group ASA (now known as Helicopter Services Group AS) and CHC Helicopter Corporation is concurrently issuing its 11.75% senior subordinated notes due 2007 in the aggregate principal amount of (euro)145,000,000, which will be used to partially repay amounts owing under the Existing Credit Agreement.

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(c)       The Lenders have provided commitments to CHC Helicopter Corporation for senior secured credits in an aggregate principal amount of US $225,000,000 which will continue the credits established in the Existing Credit Agreement, to the extent they have not been repaid.

(d) The parties are entering into this Agreement to amend and restate the Existing Credit Agreement and provide for the terms of the continuing credits.

          THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree that the Existing Credit Agreement is hereby amended and restated so that, as amended and restated, it reads as follows:

                                    ARTICLE I
                                  DEFINED TERMS

1.1       Defined Terms

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

1.1.1 "Adjusted Total Debt Ratio" means, at any time, the ratio calculated by dividing (a) the Total Debt plus, for any Lease to which a Restricted Party is a party that is not included within Total Debt, the least of (i) eight times the total of all payments made in respect of the Lease during CHC's four most recently completed fiscal quarters, (ii) the aggregate of all remaining payments during the term of the Lease and any purchase option or other payment due on termination of the Lease, and (iii) the purchase option price at which the Restricted Party could at that time promptly acquire the full residual title to the Leased aircraft, free of the Lease, by (b) the aggregate of EBITDA plus (to the extent not included in EBITDA) the total of all payments made by Restricted Parties in respect of Leases, in each case for CHC's four most recently completed fiscal quarters. [Note: Section amended by Eleventh Amending Agreement]

1.1.2 "Advance" means an availment of a Credit by a Borrower by way of Prime Rate Advance, Base Rate Advance, acceptance of Bankers' Acceptances, L/C or LIBOR Advance, including deemed Advances and conversions, renewals and rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of all outstanding Prime Rate Advances, Base Rate Advances and LIBOR Advances, plus the face amount of all outstanding Bankers' Acceptances and L/Cs.

1.1.3 "Agent" means BNS in its role as Agent for the Lenders, and any successor Agent appointed in accordance with this Agreement. The Agent may perform its role through one or more offices and, in particular, shall designate an office in London, England for the purposes of receiving notices and payments and making Advances in connection with Credit B.

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1.1.4     "Agreement", "hereof", "herein", "hereto", "hereunder" or similar expressions mean this Agreement and any Schedules hereto, as amended, supplemented, restated and replaced from time to time.

1.1.5 "Aircraft" means helicopters and fixed wing aircraft, including all Parts from time to time incorporated or installed in, attached to or forming part of such aircraft.

1.1.6 "Approved Currencies" means Canadian Dollars, US Dollars, Euros, British Pounds and other currencies to be specified from time to time and agreed to by all Lenders requested to make Advances in those currencies, which are readily available to those Lenders and are freely transferable into US Dollars, and in which the Restricted Parties have significant revenues, and "Approved Currency" means any one of them.

1.1.7 "Assignment Agreement" means an agreement in the form of Schedule D to this Agreement.

1.1.8 "ATI" means Atlantic Turbines Inc., a corporation constituted pursuant to the Canada Business Corporations Act.

1.1.9 "BA Discount Proceeds" means, in respect of any Bankers' Acceptance, an amount calculated on the applicable Drawdown Date which is (rounded to the nearest full cent, with one-half of one cent being rounded up) equal to the face amount of such Bankers' Acceptance multiplied by the price, where the price is calculated by dividing one by the sum of one plus the product of (i) the BA Discount Rate applicable thereto expressed as a decimal fraction multiplied by (ii) a fraction, the numerator of which is the term of such Bankers' Acceptance and the denominator of which is 365, which calculated price will be rounded to the nearest multiple of 0.001%.

1.1.10 "BA Discount Rate" means, (a) with respect to any Bankers' Acceptance accepted by a bank named on Schedule I to the Bank Act (Canada), the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of the
          Schedule I Reference Lenders having a comparable face amount and identical maturity date to the face amount and maturity date of such Bankers' Acceptance, and (b) with respect to any Bankers' Acceptance accepted by any other Lender, the rate determined by the Agent as being the arithmetic average (rounded upward to the nearest multiple of 0.01%) of the discount rates, calculated on the basis of a year of 365 days and determined in accordance with normal market practice at or about 10:00 a.m. (Toronto time) on the applicable Drawdown Date, for bankers' acceptances of the Schedule II Reference Lenders having a comparable face amount and

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                                       -4-

          identical maturity date to the face amount and maturity date of such Bankers' Acceptance.

          "Bank of England Repo Rate" means for any period the fluctuating interest rate per annum at which the Bank of England, London provides refinancing by lending to its counterparties in the wholesale money markets as set by the Monetary Policy Committee under powers set by the Bank of England Act 1998. [Note: Section added by Ninth Amending Agreement]

1.1.11 "Bankers' Acceptance" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by a Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by a Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "orders."

1.1.12 "Bankers' Acceptance Fee" means the amount calculated by multiplying the face amount of each Bankers' Acceptance by the rate for the Bankers' Acceptance Fee specified in Sections 2.5 and 4.6, and then multiplying the result by a fraction, the numerator of which is the duration of its term on the basis of the actual number of days to elapse from and including the date of acceptance of a Bankers Acceptance by the Lender up to but excluding the maturity date of the Bankers' Acceptance and the denominator of which is the number of days in the calendar year in question.

1.1.13 "Base Rate Advances" means, collectively, any of Base Rate (UK) Advances and Base Rate (US) Advances.

1.1.14    "Base Rate (UK)" means, on any day, the greater of:

          (a) the annual rate of interest expressed as a percentage per annum announced by Bank of Scotland on that date as its reference rate for commercial loans made by it in the United Kingdom in British Pounds; and

          (b)    the Bank of England Repo Rate plus 0.5% per annum.

          [Note: Section amended by Third Amending Agreement and Ninth Amending Agreement]

1.1.15 "Base Rate (UK) Advance" means an Advance in British Pounds bearing interest based on the Base Rate (UK) and includes deemed Base Rate
          (UK) advances provided for in this Agreement.

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                                       -5-

1.1.16    "Base Rate (US)" means, on any day, the greater of:

          (a) the average of the annual rates of interest (expressed as a percentage per annum on the basis of a 360 day year) announced by the Schedule I Reference Lenders on that day as their respective reference rates for commercial loans made in Canada in US Dollars; and

          (b)    the Federal Funds Effective Rate plus 0.5% per annum.

1.1.17 "Base Rate (US) Advance" means an Advance in US Dollars bearing interest based on the Base Rate and includes deemed Base Rate Advances provided for in this Agreement.

1.1.18 "BNS" means The Bank of Nova Scotia, a bank to which the Bank Act (Canada) applies.

1.1.19 "Bond" means CHC Scotia Limited, a corporation constituted pursuant to the corporate laws of England and Wales, which was previously known as Scotia Helicopter Services Ltd. and as Bond Helicopters Limited. [Note: Section amended by Third Amending Agreement]

1.1.20 "Borrowers" means CHC and the European Borrowers, and "Borrower" means any of them.

          "Borrowing Base" means the amount determined by the formula that is set out in the attachment to the Reporting Certificate, but any error, omission or other discrepancy in the calculations of the Borrowing Base submitted by CHC is not binding on the Lenders. [Note: Section added by Eleventh Amending Agreement]

          "BoS" means The Governor and Company of the Bank of Scotland incorporated under an Act of Parliament of the United Kingdom (commonly referred to as Bank of Scotland). [Note: Section added by Fourth Amending Agreement]

1.1.21 "Branch of Account" means the IBD Loan Administration & Agency Services of BNS at 14th Floor, 44 King Street West, Toronto, Ontario, M5H 1H1.

1.1.22 "Brintel" means Brintel Helicopters Limited, a corporation constituted pursuant to the corporate laws of Scotland.

1.1.23 "British Pounds", and "(pound)" mean pounds sterling, the lawful money of the United Kingdom of Great Britain and Northern Ireland.

1.1.24 "Business Day" means a day of the year, other than Saturday or Sunday, on which (a) the Agent is open for business at its executive offices in

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                                       -6-

          Toronto, Ontario, at its St. John's, Newfoundland Commercial Banking Centre and Main Branch and at its principal offices in New York, New York, and London, England and (b) banks are open for business in the country of issue of any Approved Currency relevant to any notice, determination, payment or Advance made on the day. Notwithstanding the foregoing, if banks will be open in some locations referred to above and closed in others on a particular day, and the Agent determines that the closing of those banks on that day will not adversely affect completion of relevant transactions in accordance with customary banking market and trading practices, the Agent may, on reasonable advance notice to CHC and the Lenders on each occasion, specify the particular day to be a Business Day.

1.1.25 "Canadian Dollars", "Cdn. Dollars", "Cdn. $" and "$" mean lawful money of Canada.

1.1.26 "Canadian Sale" means the proposed sale of CHL's Eastern and Western divisions that is contemplated in a memorandum of agreement dated as of 30 May 2000.

1.1.27 "Capital Expenditure" means any expenditure for fixed or capital assets that would be classified as a capital expenditure in accordance with GAAP but excludes any expenditure for Capital Stock or for fixed or capital assets made as part of the acquisition of an operating business.

1.1.28 "Capital Stock" means, with respect to any person, any and all present and future shares, partnership or other interests, participations or other equivalent rights in the person's capital, however designated and whether voting or non-voting.

1.1.29 "CHB" means CHC Helicopters (Barbados) Limited, a corporation constituted pursuant to the corporate laws of Barbados, formerly known as Canadian Helicopters (Barbados) Limited. [Note: Section amended by Eleventh Amending Agreement]

1.1.30 "CHC" means CHC Helicopter Corporation, a corporation constituted pursuant to the Canada Business Corporations Act.

1.1.31 "CHL" means CHC Helicopters International Inc., a corporation constituted pursuant to the Canada Business Corporations Act, formerly known as Canadian Helicopters Limited. [Note: Section amended by Second Amending Agreement]

1.1.32 "Collateral" means cash, a bank draft or a letter of credit issued by a Canadian chartered bank, all in a form satisfactory to the Lenders, acting reasonably.

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                                       -7-

1.1.33 "Commitment" means in respect of each Lender from time to time, the covenant to make Advances to the Borrowers in the Lender's Proportionate Share of the maximum amount of any Credit and, where the context requires, the maximum amount of Advances which the Lender has covenanted to make.

1.1.34 "Constating Documents" means, with respect to any Restricted Party, its articles or certificate of incorporation, amalgamation or continuance, memorandum of association, by-laws, partnership agreement, limited liability company agreement or other similar document, and all unanimous shareholder agreements, other shareholder agreements, voting trust agreements and similar arrangements applicable to the Restricted Party's Capital Stock, all as amended from time to time.

1.1.35 "Contracts" means agreements, franchises, leases, easements, servitudes, privileges and other rights, other than Permits.

1.1.36    "Contributing Lender" shall have the meaning defined in Section
          12.3.2.

1.1.37 "Credit A" means, collectively, the revolving credit of up to US $33,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit A1") and the revolving credit of up to US $7,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit A2") which are established in favour of CHC by this Agreement to continue credits provided to CHC in the Existing Credit Agreement and to assist in financing the future general corporate requirements of the Restricted Parties.

1.1.38 "Credit A Lenders" means the Lenders who have provided Commitments relating to Credit A as more particularly described in Schedule E.

1.1.39 "Credit B" means, collectively, the revolving credit in the amount of up to (pound)4,788,866 or the equivalent thereof in relevant Approved Currencies (designated as "Credit B1") and the revolving credit in the amount of up to (pound)2,000,000 or the equivalent thereof in relevant Approved Currencies (designated as "Credit B2") which is established in favour of the European Borrowers and CHC by this Agreement to assist in refinancing credits provided to CHC in the Existing Credit Agreement and to assist in financing the future general corporate requirements of the Restricted Parties. [Note: Section amended by First, Third and Fourth Amending Agreements]

1.1.40 "Credit B Lenders" means the Lenders who have provided Commitments relating to Credit B as more particularly described in Schedule E.

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                                       -8-

1.1.41 "Credit C" means the non-revolving credit of up to (pound)51,000,000 or the equivalent thereof in relevant Approved Currencies which is established in favour of CHC by this Agreement to continue credits provided to CHC in the Existing Credit Agreement. [Note: Section amended by First Amending Agreement]

1.1.42 "Credit C Lenders" means the Lenders who have provided Commitments relating to Credit C as more particularly described in Schedule E.

1.1.43 "Credit D" means the non-revolving credit of (pound)60,802,594.24 (originally US $90,000,000) which is established in favour of CHC by this Agreement to continue credits provided to CHC in the Existing Credit Agreement. [Note: Section amended by First Amending Agreement]

1.1.44 "Credit D Lenders" means the Lenders who have provided Commitments relating to Credit D as more particularly described in Schedule E.

          "Credit E" means the non-revolving credit of up to (euro)93,634,192, which is established in favour of CHC by this Agreement. [Note:
          Section added by Fourth Amending Agreement and amended by Tenth and Twelfth Amending Agreements]

          "Credit E Lenders" means the Lenders who have provided Commitments relating to Credit E as more particularly described in Schedule E. [Note: Section added by Fourth Amending Agreement]

1.1.45 "Credits" means Credit A, Credit B, Credit C, Credit D and Credit E, and "Credit" means any of them. [Note: Section amended by Fourth Amending Agreement]

1.1.46 "Credit Documents" means this Agreement, the Security and all other documents relating to the Credits, or any of them.

1.1.47 "Debt" means, with respect to any person, without duplication and, except as provided in item (b) below, without regard to any interest component thereof (whether actual or imputed) that is not due and payable, the aggregate of the following amounts, each calculated in accordance with GAAP unless the context otherwise requires:

          (a) all obligations (including, without limitation, by way of overdraft and drafts or orders accepted representing extensions of credit) that would be considered to be indebtedness for borrowed money, and all obligations (whether or not with respect to the borrowing of money) that are evidenced by bonds, debentures, notes or other similar instruments;

          (b) the face amount of all bankers' acceptances and similar instruments;

          (c) all liabilities upon which interest charges are customarily paid by that person;

          (d) any capital stock of that person (or of any Subsidiary of that person that is not held by that person or by a Subsidiary of that person that is wholly owned, directly or indirectly) which capital stock, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or before 31 December 2005, for cash or securities constituting Debt;

          (e) all purchase money obligations and obligations under Leases, other than obligations under any Leases that are listed on Schedule O and under operating leases (including but not limited to operating leases such as off balance sheet leases of Aircraft in Norway that were existing on 5 July 2000); [Note:
                 Section amended by Eleventh Amending Agreement]

          (f) the aggregate Market Value of all Swaps that have a negative Market Value from that person's perspective, i.e. that person is "out of the money," after offsetting for Swaps in which a Lender is the counterparty, the Market Value of Swaps with the same Lender that have a positive Market Value;

          (g) the amount of the contingent liability under any guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business) in any manner of any part or all of an obligation of another person of the type included in items (a) through (f) above;

          (h) the amount of all contingent liabilities in respect of L/Cs and other letters of credit and letters of guarantee;

          (i) the amount of all contingent liabilities in respect of performance bonds and surety bonds, and any other guarantee or other contingent liability of any part or all of an obligation of a person other than a Restricted Party, in each case only to the extent that the guarantee or other contingent liability is required by GAAP to be treated as a liability on a balance sheet of the guarantor or person contingently liable;

          (j) less the amount of cash on deposit with Lenders up to an aggregate at any time of $40,000,000 for all Restricted Parties, and less the amount of cash on deposit with Lenders in excess of $40,000,000 that is expressly pledged to the Agent as part of the Security; [Note: Section amended by Ninth and Eleventh Amending Agreements]

          provided that trade payables and accrued liabilities that are current liabilities incurred in the ordinary course of business do not constitute Debt. [Note: Section amended by Eleventh Amending Agreement]

1.1.48    "Defaulting Lender" has the meaning defined in Section 12.3.2.

1.1.49 "Designated Account" means, in respect of any Advance, the account or accounts that a Borrower designates in its notice requesting an Advance and that are maintained at a branch of the Agent in St. John's, Newfoundland (in the case of CHC) or London, England (in the case of the European Borrowers) or in another location approved in advance by the Agent, acting reasonably.

1.1.50 "Discovery Note" means a $5,000,000 promissory note of CHC in favour of Discovery Helicopters Limited, a corporation controlled by Mr. C.L. Dobbin, the proceeds of which were advanced to CHC in August 1999 to assist in financing the acquisition of HSG.

1.1.51 "Drawdown Date" means the date, which shall be a Business Day, of any Advance.

1.1.52 "EBITDA" means, for any relevant period, an amount equal to CHC's net income or net loss for the period, calculated on a consolidated basis:

          (a) plus amounts deducted in calculating net income or net loss in respect of depreciation and amortization;

          (b)    plus interest expense on Total Debt;

          (c) plus amounts deducted in calculating net income or net loss in respect of income taxes, whether or not deferred;

          and excluding:

          (d) any gain or loss attributable to the sale, conversion or other disposition of assets; and

          (e) gains resulting from the write-up of assets and losses resulting from the write-down of assets (other than losses resulting from allowances for doubtful accounts, which shall be included); and

          (f) any gain or loss on the repurchase or redemption of any securities (including in connection with the early retirement or defeasance of any Debt); and

          (g)    any foreign exchange gain or loss; and

          (h)    any other extraordinary, non-recurring or unusual items; and

          (i) amounts attributable to persons other than Restricted Parties or to minority interests in Restricted Parties;

          all of which shall be calculated in accordance with GAAP unless otherwise expressly described. Except with respect to the Schreiner Acquisition, if CHC has established a new Restricted Party or has disposed of a Restricted Party or material property out of the ordinary course of business during the relevant period, EBITDA shall be adjusted on a basis satisfactory to the Majority Lenders as if the new Restricted Party had been a Restricted Party during the entire period or the disposition had occurred at the beginning of the period. With respect to the Schreiner Acquisition, if EBITDA for CHC is to be calculated for a period beginning before the completion of the Schreiner Acquisition and is to be calculated as of a date after Schreiner and its Subsidiaries have become Restricted Parties and given Security as required by this Agreement, an adjustment shall be made by (x) calculating EBITDA for Schreiner and the Restricted Parties that are Subsidiaries of Schreiner for the period beginning at the date of completion of the Schreiner Acquisition and ending at the end of the period for which CHC's EBITDA is to be calculated and (y) multiplying it by a fraction the numerator of which is 366 and the denominator of which is the number of days in the period described in
          (x). For greater certainty, if Schreiner and its Subsidiaries have not become Restricted Parties and given Security, amounts attributable to them must be excluded in calculating EBITDA. [Note: Section amended by Tenth Amending Agreement]

1.1.53 "Encumbrance" means any mortgage, debenture, pledge, hypothec, prior claim, lien, charge, assignment by way of security, consignment, Lease, hypothecation, security interest or other security agreement, trust or arrangement having the effect of security for the payment of any debt, liability or obligation, and "Encumbrances", "Encumbrancer", "Encumber" and "Encumbered" shall have corresponding meanings. [Note:
          Section amended by Eleventh Amending Agreement]

1.1.54 "European Borrowers" means Bond, and any other European Restricted Party that may be designated by CHC as a European Borrower from time to time with the consent of the Majority Lenders and after delivery of such guarantees and other Security as the Majority Lenders may reasonably require. Without limiting the foregoing, HSAS may be designated as a

          European Borrower if CHC and the other Restricted Parties that have not given guarantees of CHC's Obligations (because of limitations of Norwegian and similar laws) give a guarantee of HSAS's Obligations as Borrower and HSAS and those other Restricted Parties amend the Security they have given so as to secure HSAS's Obligations as Borrower or their guarantees thereof.

1.1.55 "Euros" and "(euro)" mean units of the single currency adopted by certain member states of the European Union in accordance with legislation of the European Union relating to European Economic and Monetary Union.

1.1.56    "Event of Default" has the meaning defined in Section 11.1.

1.1.57 "Excess Cash Flow" means, for any fiscal year, the aggregate for the CHC Group on a consolidated basis, without duplication, of:

          (a)    EBITDA;

          (b) plus net cash proceeds of extraordinary, unusual or non-recurring items;

          (c) less interest expense on Total Debt and income taxes payable in respect of the fiscal year, other than deferred taxes;

          (d) less the principal amount by which Total Debt was mandatorily and permanently repaid during the fiscal year other than as a result of payments from Excess Cash Flow; and

          (e) less the amount actually paid for capital expenditures during the fiscal year up to $15,000,000.

                 [Note: Section amended by Eleventh Amending Agreement]

1.1.58 "Exchange Rate" means, on any day, for the purpose of calculations under this Agreement, the amount of one Approved Currency into which another Approved Currency may be converted using the Agent's mid rate (i.e. the average of the Agent's spot buying and selling rates) for converting the first currency to the other currency at the relevant time on that day. If the Exchange Rate is being determined at any time in respect of a previous day, the noon spot rate of the Bank of Canada on that previous day shall be used instead of the Agent's mid rate.

1.1.59 "Excluded Taxes" means any Taxes now or hereafter imposed, levied, collected, withheld or assessed on a Lender by Canada or any other jurisdiction in which that Lender is subject to Tax as a result of the Lender (i) carrying on a trade or business in such jurisdiction or being deemed to do so (other than by reason of entering into this Agreement, making, holding and enforcing the Credits and receiving payments in respect thereof), or having a permanent establishment in such jurisdiction;
          (ii) being organized under the laws of such jurisdiction; (iii) being resident or deemed to be resident in such jurisdiction or (iv) not dealing at arm's length with the Restricted Parties or any other Lender; but does not include any sales, goods or services Tax payable under the laws of any such jurisdiction with respect to any goods or services made available by a Lender to the Borrowers under this Agreement or any withholding tax.

1.1.60 "Existing Credit Agreement" has the meaning defined in the first recital to this Agreement.

1.1.61 "Federal Funds Effective Rate" means for any period, a fluctuating interest rate per annum equal, for each day during such period, to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, for any day on which that rate is not published for that day by the Federal Reserve Bank of New York, the average of the quotations for that day for such transactions received by the Agent from three Federal Funds brokers of recognized standing.

1.1.62 "Fee Agreement" means, collectively, the letter from BNS to CHC dated 29 June 2000 and accepted by CHC as of 30 June 2000, to the extent that it sets out fees payable to BNS, and the fee letter from BNS to CHC dated 3 February 2004 and accepted by CHC as of 3 February 2004, as those letters are amended, supplemented, restated and replaced from time to time. [Note: Section amended by Tenth Amending Agreement]

1.1.63 "Fixed Charge Coverage Ratio" means, at any time, the ratio calculated by dividing (a) the aggregate of EBITDA, plus (to the extent not added back in calculating EBITDA) the total of all payments made by Restricted Parties in respect of Leases, less Net Capital Expenditures, for CHC's four most recently completed fiscal quarters by (b) the aggregate of amounts paid (or required to be paid) by the Restricted Parties for Total Interest Expense, scheduled principal reductions and the amounts actually paid on account of taxes and dividends, plus (to the extent not included in Total Interest Expense) the total of all payments made by Restricted Parties in respect of Leases, for CHC's four most recently completed fiscal quarters. [Note:
          Section amended by Eleventh Amending Agreement]

1.1.64 "GAAP" means generally accepted accounting principles which are in effect from time to time in Canada, as established by the Canadian Institute of Chartered Accountants.

1.1.65 "Hazardous Materials" means any hazardous substance or any pollutant or contaminant, toxic or dangerous waste, substance or material, as defined in or regulated by any applicable law, regulation or governmental authority from time to time, including, without limitation, friable asbestos and poly-chlorinated biphenyls.

1.1.66 "HSAS" means CHC Helikopter Service AS, a corporation constituted pursuant to the corporate laws of Norway, formerly known as Helikopter Service AS. [Note: Section amended by Eleventh Amending Agreement]

1.1.67 "HSG" means Helicopter Services Group AS, a corporation constituted pursuant to the corporate laws of Norway, formerly known as Helicopter Services Group ASA.

1.1.68 "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, industrial designs and other similar rights.

1.1.69 "Interbank Reference Rate" means, in respect of any currency, the interest rate expressed as a percentage per annum which is customarily used by the Agent when calculating interest due by it or owing to it arising from correction of errors in transactions in that currency between it and other chartered banks.

1.1.70 "Intercompany Loan Obligations" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by any Restricted Party to another Restricted Party in respect of loans or advances made, including but not limited to the loans described on Schedule L.

1.1.71 "Intercompany Obligations" means all present and future debts, liabilities and obligations of any kind owing or remaining unpaid by any Restricted Party to another Restricted Party, including but not limited to Intercompany Loan Obligations, guarantees of Intercompany Loan Obligations of another Restricted Party and indebtedness for goods and services supplied by any Restricted Party to another.

1.1.72 "Intercreditor Agreements" means an intercreditor agreement dated as of 5 July 2000 between the Agent, for and on behalf of the Lenders, BNS as collateral agent, the trustee for the holders of the 2000 Notes, CHC and CHB providing for the terms on which BNS will act as collateral agent to hold certain Security given by CHB and Scandinavian Restricted Parties for the benefit of the holders of the 2000 Notes on a subordinated basis, an intercreditor agreement dated as of August 1999 with the holder of the Discovery Note, and other intercreditor agreements that may be entered into from time to time to provide for the terms of subordination of other Debt in favour of the Obligations, each as amended, supplemented, restated and replaced from time to time.

1.1.73 "Interest Coverage Ratio" means, at any time, the ratio calculated by dividing (a) EBITDA for CHC's four most recently completed fiscal quarters by (b) Total Interest Expense for that period.

1.1.74 "Interest Payment Date" means (in connection with Prime Rate Advances and Base Rate Advances) the 22nd day of each calendar month or if that is not a Business Day, the Business Day next following.

1.1.75 "ISDA Master Agreement" means an ISDA Master Agreement as published by the International Swap Dealers Association, Inc., as amended or replaced from time to time.

1.1.76 "Issuing Bank" means each Lender designated by the Agent after consultation with CHC that issues L/Cs for and on behalf of the Lenders under a Credit and, for the time being, means BNS.

1.1.77 "L/C" means a standby letter of credit, letter of guarantee or commercial letter of credit in a form satisfactory to the Issuing Bank issued by the Issuing Bank at the request of a Borrower in favour of a third party to secure the payment or performance of an obligation of a Restricted Party to the third party.

          "Lease" means any arrangement by which a Restricted Party obtains the use of an Aircraft of which it is not the owner for a term of more than 12 months, including rights of renewal, in exchange for payment to a person other than a Restricted Party, including but not limited to a capital lease, an operating lease, a synthetic lease, the lease aspect of a sale and leaseback transaction and the "lease in" aspect of a "lease out, lease in" transaction. [Note: Section added by Eleventh Amending Agreement]

1.1.78 "Lenders" means each of the persons listed on Schedule E and other lenders that agree from time to time to become Lenders in accordance with Article XIII of this Agreement, including the Credit A Lenders, the Credit B Lenders, the Credit C Lenders, the Credit D Lenders and the Credit E Lenders, and "Lender" means any one of the Lenders. [Note: Section amended by Tenth Amending Agreement]

1.1.79 "LIBO Rate" means, for any LIBOR Period and LIBOR Advance, the average of the interest rates expressed as a percentage per annum on the basis of a 360 day year at which deposits in the relevant Approved Currency are offered by the principal offices of the Schedule I Reference Lenders in London, England in the London interbank market at 11:00 a.m. London time two Business Days before the first day of the LIBOR Period for a period equal to the LIBOR Period and in an amount approximately equal to the amount of the LIBOR Advance.

          The LIBO Rate calculated as above shall be adjusted from day to day by dividing it by a percentage equal to 100% minus the Eurocurrency

          Reserve Percentage on that day. The Eurocurrency Reserve Percentage is the percentage prescribed by the Board of Governors of the Federal Reserve System of the United States (or any successor to its functions) for determining the maximum reserve requirement (including but not limited to any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding US $5 billion in respect of Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System) or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Advances is determined or any category of extensions of credit or assets which includes loans by a non-United States office of any bank to United States residents.

1.1.80 "LIBOR Advance" means an advance in an Approved Currency other than Cdn. Dollars bearing interest based on the LIBO Rate.

1.1.81 "LIBOR Period" means the period selected by the relevant Borrower for a LIBOR Advance or the period applicable to the LIBOR Advance under the terms of this Agreement.

1.1.82 "Majority Lenders" means Lenders holding, in the aggregate, a minimum of 66 2/3% of the outstanding amount of the Commitments for all Credits.

1.1.83 "Market Value" means for any Swap governed by an ISDA Master Agreement, on any day, the amount (whether positive or negative) expressed in Canadian Dollars that is determined by a Lender in good faith in accordance with its customary practices as of the close of business on that day as though that day was an "Early Termination Date" and the "Transaction" was a "Terminated Transaction" in accordance with the payment measure provided for in section 6(e)(i)(3) of the 1992 ISDA Master Agreement (Multicurrency - Cross Border). "Early Termination Date," "Transaction" and "Terminated Transaction" have the meanings defined in that ISDA Master Agreement.

1.1.84    "Material Contract" means any Contract:

          (a) to which is attached obligations on the part of the Restricted Parties or which has an economic value to the Restricted Parties in excess of $5,000,000 per annum; or

          (b) to which a Restricted Party is a party that, if terminated, would materially impair the ability of any Restricted Party to carry on business in the ordinary course or would have a material adverse effect on the financial condition or business prospects of the Restricted Parties as a whole.

1.1.85    "Material Permit" means any Permit:

          (a) that is required to operate Aircraft, including but not limited to those located in the United Kingdom and Norway;

          (b) to which is attached obligations on the part of the Restricted Parties or which has an economic value to the Restricted Parties in excess of $1,000,000 per annum; or

          (c) issued to a Restricted Party that, if terminated, would materially impair the ability of any Restricted Party to carry on business in the ordinary course or would have a material adverse effect on the financial condition or business prospects of the Restricted Parties as a whole.

1.1.86 "Net Capital Expenditures" means, for any period, the aggregate of all capital expenditures during the period, excluding those that are (a) made with proceeds of dispositions of Aircraft or proceeds reasonably attributable to Aircraft in the disposition of Capital Stock of a Restricted Party whose Property consists primarily or substantially of Aircraft, (b) made with proceeds of insurance and other compensation for the expropriation, condemnation, destruction, damage or other loss of Property, or (c) financed (other than with Advances) on terms satisfactory to the Lenders, in each case during the period.

1.1.87 "Net Worth" means, at any time, CHC's consolidated shareholders' equity at that time.

1.1.88 "1987 Debentures" means the 8% convertible subordinated debentures due 2007 issued under the trust indenture dated as of 20 August 1987 between CHC and National Trust Company as trustee, as amended.

1.1.89 "Norwegian Kroner" and "NOK" mean lawful money of the Kingdom of Norway.

1.1.90 "Obligations" means all obligations of the Borrowers to the Lenders under or in connection with this Agreement, including but not limited to all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Borrowers to the Lenders in any currency or remaining unpaid by the Borrowers to the Lenders in any currency under or in connection with this Agreement, whether arising from dealings between the Lenders and the Borrowers or from any other dealings or proceedings by which the Lenders may be or become in any manner whatever creditors of the Borrowers under or in connection with this Agreement, and wherever incurred, and whether incurred by the Borrowers alone or with another or others and whether as principal or surety, and all interest, fees, legal and other costs, charges and expenses. In this definition, "the Borrowers" shall be interpreted as "the

          Borrowers, or any of them" and "the Lenders" shall be interpreted as "the Lenders, or any of them."

1.1.91    "Other Secured Obligations" has the meaning defined in Section 6.2.

1.1.92 "Parts" means any and all parts, accessories and assemblies for Aircraft including, without limitation, any and all avionics, furnishings, instruments, appurtenances, accessories, communication and radar equipment, main rotor blades, engines, transmissions, main rotor heads, tail rotor assemblies, intermediate gear boxes, servo actuators, nodal beams, skid tubes, cockpit voice recorders and other equipment of any kind or nature whatsoever (whether consumable, repairable or non-repairable, spare parts or otherwise), whether or not incorporated or installed in, attached to or forming part of any Aircraft at a particular time.

1.1.93 "Pending Event of Default" means an event which would constitute an Event of Default hereunder, except for satisfaction of any requirement for giving of notice, lapse of time, or both, or any other condition subsequent to such event. Without limiting the foregoing, it shall be a Pending Event of Default if there are objectively ascertainable and measurable grounds to warrant a finding by the Majority Lenders, acting reasonably, that CHC will not be in compliance with the financial covenants contained in Section 10.2 at the end of its current fiscal quarter, or was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not delivered its Reporting Certificate for that quarter.

1.1.94 "Pension Plan" means (a) a "pension plan" or "plan" which is subject to the funding requirements of the Pension Benefits Standards Act (Canada) or any applicable pension benefits legislation in any other jurisdiction of Canada and is applicable to employees resident in Canada of any Restricted Party, or (b) any pension benefit plan or similar arrangement applicable to employees of any Restricted Party.

1.1.95 "Permits" means governmental licenses, certificates, authorizations, consents, registrations, exemptions, permits and other approvals required by law.

1.1.96 "Permitted Encumbrances" means, with respect to any person, the following:

          (a) Encumbrances for taxes, rates, assessments or other governmental charges or levies not yet due, or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person and the payment of which has been covered by arrangements satisfactory to the Majority Lenders;

          (b) undetermined or inchoate Encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised and of which none of the Lenders has been given notice, or which relate to obligations not due or payable or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that person;

          (c) reservations, limitations, provisos and conditions expressed in any original grants from the Crown or other grants of real or immovable property, or interests therein, which do not in the opinion of the Majority Lenders acting reasonably materially affect the use of the affected land for the purpose for which it is used by that person;

          (d) licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) and zoning, land use and building restrictions, by-laws, regulations and ordinances of federal, provincial, municipal and other governmental authorities, which will not in the opinion of the Majority Lenders acting reasonably materially impair the use of the affected land for the purpose for which it is used by that person;

          (e) title defects, encroachments or irregularities which are of a minor nature and which in the aggregate will not in the opinion of the Majority Lenders acting reasonably materially impair the use of the affected property for the purpose for which it is used by that person;

          (f) the right reserved to or vested in any municipality or governmental or other public authority by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

          (g) the Encumbrance resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental to current construction, mechanics', warehousemen's, carriers' and other similar liens, and public, statutory and other like obligations incurred in the ordinary course of business;

          (h) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that person in the ordinary course of its business;

          (i)    the Security;

          (j) the Encumbrance created by a judgment of a court of competent jurisdiction, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that person and does not result in an Event of Default;

          (k) Encumbrances on equipment (other than Aircraft) and the proceeds thereof created or assumed to finance the acquisition or improvement or secure the unpaid purchase price thereof (including the principal amount of any capital lease), to a maximum aggregate principal amount of $1,000,000 for all Restricted Parties at any time; [Note: Section amended by Eleventh Amending Agreement]

          (l) a pledge of the Capital Stock of CHC Helicopter Holdings Limited to secure the 1987 Debentures;

          (m) aircraft mortgage by Bond in favour of General Electric Capital Equipment Finance Inc. under which a charge of aircraft G-DRNT (serial number 760201) is created as collateral security for CHL's obligations relating to a lease of an Aircraft located in Saudi Arabia [Note: Section amended by Second and Eleventh Amending Agreements]

          (n)    [Note: Section deleted by Eleventh Amending Agreement]

          (o) Encumbrances on real estate in Norway owned by Restricted Parties to secure a loan in favour of HSG by Norgeskreditt AS, provided that the principal amount of the loan is not increased and the security is not changed from that which existed on 15 October 1999;

          (p) Encumbrances on any new or refurbished Part in favour of the provider of power-by-the-hour maintenance support which will be released once the Restricted Party which owns or controls the relevant Aircraft has delivered clear title to a corresponding used Part that has been removed from the Aircraft in furtherance of the maintenance obligations and Parts exchange described in Schedule M;

          (q)    Encumbrances of Aircraft that are subject to:

                 (i) operating leases existing at 2 August 1999 and not refinanced with the proceeds of Advances, including but not limited to the operating leases of Aircraft described on Schedule O; [Note: Section amended by Eleventh Amending Agreement]

                 (ii) any refinancings or replacements of the operating leases of Aircraft described on Schedule O, relating to the same Aircraft provided that the principal amount financed for any Aircraft is not increased;

                 (iii) other operating leases for a term of less than two years with aggregate payments for all such other leases of less than $1,000,000 per annum that are not intended as financing arrangements;

                 (iv) operating leases of Aircraft that do not fall within items (i) to (iii) immediately above, provided that CHC gives the Agent prior written notice of entering into any such operating lease and includes with its notice a calculation demonstrating that it would have been in compliance with the Adjusted Total Debt Ratio for the fiscal period in respect of which it has most recently submitted a Reporting Certificate even if the numerator and denominator used in calculating the Adjusted Total Debt Ratio had each been increased to take into account the lease payments and/or purchase option price in respect of such operating lease and any other operating leases that were not reflected in that calculation and have since been entered into; and [Note: Section amended by Eleventh Amending Agreement]

                 (v) Leases arising from transactions permitted by Section 10.6.2(e)(ii)(B); [Note: Section amended by Eleventh Amending Agreement]

          (r) existing chattel mortgages of Aircraft identified as C-GDUF, C-GCEC, C-GNZR and C-GQEX owned by CHL to secure payment of annual consulting fees and expenses to Jacques Blouin and Lyne Blouin of $210,000 and $35,000, respectively, for life, which are proposed to be replaced with a chattel mortgage of the Aircraft identified as C-GTLC;

          (s)    other Encumbrances agreed to in writing by the Majority
                 Lenders.

          (t) assignments in favour of Eurocopter S.A. and other arm's-length subordinate lenders of proceeds of sale of Aircraft that are subject to operating leases described in item (q) above to secure repayment of any rental down payment or junior loan financed by such lenders that is otherwise without recourse to the Restricted Parties [Note: Section added by Third Amending Agreement]

          (u) cash collateral which may be delivered by CHC from time to time to a Lender which is the counterparty under one or more Swaps in the form of equity forward contracts entered into by CHC to hedge exposure under stock appreciation rights granted to employees and directors of the Restricted Parties, provided that the cash collateral does not at any time exceed an aggregate of $13,000,000 and the Swaps do not at any time relate to an aggregate of more than 630,000 Class A shares of CHC [Note: Section added by Seventh Amending Agreement]

1.1.97    "Permitted Obligations" means the following:

          (a)    the Obligations;

          (b)    the Other Secured Obligations;

          (c)    Intercompany Obligations;

          (d) CHC's $250,000 convertible promissory note dated 1 June 1999 in favour of BNS;

          (e) other debts, liabilities and obligations secured by Permitted Encumbrances, other than the Security, including the 1987 Debentures;

          (f) the 2000 Notes and the 2004 Notes; [Note: Section amended by Twelfth Amending Agreement]

          (g) reimbursement obligations in connection with a US $25,000,000 letter of credit issued by Bank of Scotland in connection with the Maersk Oil contract and a SAR 2,000,000 letter of credit issued by BNS in favour of Gulf Bank KSC, Kuwait in connection with a contract to transport employees of the Arabian Oil Company Limited, provided that the respective issuers hold indemnifications of Export Development Corporation;

          (h) an unsecured revolving operating credit extended to Brintel by Bank of Scotland in an amount of up to (pound)1,000,000, as existing at the date of this Agreement;

          (i) current accounts payable, accrued expenses and other debts, liabilities and obligations incurred in the ordinary course of business which do not constitute Debt;

          (j)    deferred taxes;

          (k) obligations arising from guarantees by one Restricted Party of debts, liabilities and obligations of another Restricted Party that are themselves Permitted Obligations;

          (l) operating credits (i) in the amount of NOK 25,000,000 from a Norwegian bank (currently Christiania Bank og Kreditkasse ASA) in favour of HSAS, (ii) in the amount of 7,000,000 South African Rand from a South African bank (currently First National Bank of South Africa Limited) in favour of Court Helicopters (Proprietary) Ltd., (iii) in the amount of 7,350,000 South African Rand from a South African bank (currently ABSA Bank Limited) in favour of Court Helicopters (Proprietary) Ltd., and (iv) in the amount of (pound)1,500,000 from Bank of Scotland in favour of Bond as existing at 5 July 2000 that, in each case, are either unsecured or secured by an L/C issued under a Credit, and other operating credits provided to Restricted Parties other than CHC that are secured by an L/C issued for the account of CHC under Credit B and are otherwise unsecured, it being acknowledged that amounts drawn under items
                 (i) to (iv) will reduce the amount that can be drawn by the European Borrowers under Credit B [Note: Section amended by First and Third Amending Agreements]

          (m) Debt of HSG to HSG Reinsurance S.A. of NOK 15,750,000 pursuant to a loan agreement dated 26 May 1999, NOK 6,000,000 pursuant to a loan agreement dated 15 May 2000, and US $1,000,000 pursuant to a loan agreement dated 15 May 2000;

          (n)    the Discovery Note;

          (o) obligations arising from the guarantee by a Restricted Party of performance obligations of a Person that is partially owned by or has entered into a joint venture with, and operates Aircraft owned or controlled by, a Restricted Party, to the extent any such guarantee is required in the ordinary course of obtaining contracts in favour of that Person;

          (p) other debts, liabilities and obligations expressly permitted under this Agreement or consented to by the Majority Lenders in writing.

1.1.98 "Person" or "person" means any individual, corporation, company, partnership, unincorporated association, trust, joint venture, estate or other juridical entity or any governmental body.

1.1.99 "Pledged Shares" means the Capital Stock of the Restricted Parties that is pledged as part of the Security from time to time.

1.1.100   "Prime Rate" means, on any day, the greater of:

          (a) the average of the annual rates of interest expressed as a percentage per annum announced by the Schedule I Reference Lenders on that day as their respective reference rates for commercial loans made by them in Canada in Canadian Dollars; and

          (b) the average rate for 30 day Canadian Dollar bankers' acceptances that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on that day, plus 0.75% per annum.

1.1.101 "Prime Rate Advance" means an Advance in Canadian Dollars bearing interest based on the Prime Rate and includes deemed Prime Rate Advances provided for in this Agreement.

1.1.102 "Property" means, with respect to any person, any or all of its undertaking, property and assets including, but not limited to, Capital Stock held by that person in any other person.

1.1.103 "Proportionate Share" means the percentage of the maximum amount of any Credit which a Lender has agreed to advance to a Borrower, as set out on Schedule E, which shall be amended and distributed to all parties by the Agent from time to time as other persons become Lenders.

1.1.104   "Register" has the meaning defined in Section 13.2.3.

1.1.105   "Reporting Certificate" means a certificate in the form of Schedule C.

1.1.106 "Requirement of Law" means, as to any person, any law, treaty, regulation, ordinance, decree, judgment, order or similar requirement made or issued under sovereign, judicial or statutory authority and applicable to or binding upon that person, or to which that person or any of its Property is subject.

1.1.107 "Restricted Payment" means any payment to (a) pay dividends, (b) issue bonuses on Capital Stock, (c) redeem or purchase Capital Stock, (d) make principal or cash interest payments on Debt owing to shareholders, affiliated corporations or associates of shareholders or affiliated corporations, including the Discovery Note in the case of CHC, or (e) pay management fees or make distributions to shareholders, affiliated corporations or associates of shareholders or affiliated corporations or engage in any other method of returning capital to direct or indirect holders of Capital Stock.

1.1.108 "Restricted Parties" means CHC, the Subsidiaries of CHC listed on Schedule N and other Subsidiaries of CHC that may become Restricted Parties in accordance with this Agreement, and "Restricted Party" means any of them.

1.1.109   "Schedule" means the designated schedule of this Agreement.

1.1.110 "Schedule I Reference Lenders" means the Lenders which are banks chartered under and referred to in Schedule I of the Bank Act (Canada) and which have been designated as such or deemed to be Schedule I Reference Lenders in accordance with Section 8.13.

1.1.111 "Schedule II Reference Lenders" means the Lenders which are banks chartered under and referred to in Schedule II of the Bank Act (Canada) and which have been designated as such or deemed to be
          Schedule II Reference Lenders in accordance with Section 8.13.

          "Schreiner" means Schreiner Luchtvaart Groep B.V., a private limited liability company established under the laws of the Netherlands. [Note: Section added by Tenth Amending Agreement]

          "Schreiner Acquisition" means the acquisition by CHC Netherlands B.V. of all of the issued and outstanding Capital Stock of Schreiner. [Note: Section added by Tenth Amending Agreement]

1.1.112   "Section" means the designated section of this Agreement.

1.1.113 "Security" means the security held from time to time by or on behalf of the Lenders, securing or intended to secure repayment of the Obligations, the Intercompany Obligations and/or the Other Secured Obligations, including without limitation the security described in
          Section 6.1.

1.1.114 "Senior Debt Ratio" means, at any time, the ratio calculated by dividing (a) Total Debt excluding that part not ranking, or capable of ranking, senior to or pari passu with the Obligations, by (b) EBITDA for CHC's four most recently completed fiscal quarters.

1.1.115 "Sub Debt" means, collectively, the 1987 Debentures, the 2000 Notes and the 2004 Notes. [Note: Section amended by Twelfth Amending Agreement]

1.1.116 "Sub Debt Indentures" means, collectively, the indentures under which the Sub Debt has been issued.

1.1.117 "Subsidiary" means, with respect to a Restricted Party, a subsidiary as defined in the Canada Business Corporations Act as of the date of this Agreement, and any partnership or other organization in which the Restricted Party or any Subsidiary of the Restricted Party has the right to make or control management decisions.

1.1.118   "Successor Agent" has the meaning defined in Section 12.11.

1.1.119 "Swap" means (a) any cap, collar, floor or other option, (b) any forward contract, (c) any swap or contract for differences, (d) any other agreement of a type commonly considered to be a derivative, or
          (e) any combination of any of those agreements, in each case whether relating to interest, currencies, commodities, securities or otherwise. [Note: Section amended by Seventh Amending Agreement]

1.1.120 "Systems" means all computer software, hardware and other products incorporating embedded software or microcode, used in operating Property or carrying on business, including but not limited to financial, production and order processing systems.

1.1.121 "Taxes" means all taxes, levies, imposts, stamp taxes, duties, deductions, withholdings and similar impositions payable, levied, collected, withheld or assessed as of the date of this Agreement or at any time in the future, including any interest and penalties thereon, and "Tax" shall have a corresponding meaning.

1.1.122 "Total Debt" means the aggregate, without duplication, of all Debt of CHC on a consolidated basis, calculated in accordance with GAAP unless otherwise expressly described.

1.1.123 "Total Debt Ratio" means, at any time, the ratio calculated by dividing (a) Total Debt by (b) EBITDA for CHC's four most recently completed fiscal quarters.

1.1.124 "Total Interest Expense" means, for any period, without duplication, the aggregate expense incurred by CHC on a consolidated basis for interest and equivalent costs of borrowing, including but not limited to (a) Bankers' Acceptance fees, (b) discounts on Bankers' Acceptances, (c) the interest portion of any capital lease and (d) all fees and other compensation paid to any person that has extended credit to the Restricted Parties, but excluding any upfront, extension and similar non-recurring fees paid to the Agent or Lenders or to their respective affiliates in connection with other Debt, in each case whether or not actually paid (unless paid by the issuance of securities constituting part of Total Debt), and calculated in accordance with GAAP.

          "Tranche 1" has the meaning defined in Section 5A.1. [Note: Section added by Tenth Amending Agreement]

          "Tranche 2" has the meaning defined in Section 5A.1. [Note: Section added by Tenth Amending Agreement]

          "Tranche 3" has the meaning defined in Section 5A.1. [Note: Section added by Tenth Amending Agreement]

1.1.125 "2000 Notes" means the 11.75% senior subordinated notes due 2007 issued under the trust indenture dated as of 5 July 2000 between CHC, other Restricted Parties and The Bank of New York as trustee.

          "2004 Notes" means the 7.375% senior subordinated notes due 2014 in the aggregate principal amount of US $250,000,000 issued under the trust indenture dated as of 27 April 2004 between CHC, other Restricted Parties and The Bank of New York as trustee. For greater certainty, the 2004 Notes do not include any "Additional Notes" as defined in that indenture. [Note: Section added by Twelfth Amending Agreement]

1.1.126 "US Dollars" and "US $" mean lawful money of the United States of America.

1.1.127 "Vinland" means Vinland Holdings AS, a corporation constituted pursuant to the corporate laws of Norway, formerly known as Vinland Helicopters AS. [Note: Section amended by Eleventh Amending Agreement]

1.1.128 "Welfare Plan" means any medical, health, hospitalization, insurance or other employee benefit or welfare plan, agreement or arrangement applicable to employees of any Restricted Party.

1.1.129 "Year 2000 Compliance" means that all Systems (a) are designed to be used prior to, during and after the calendar year 2000 A.D. without error relating to date data, and shall operate transparently to the user during those time periods, (a) are capable of operating without error relating to the product of date data which represents or refers to different centuries or more than one century, (c) correctly recognize the year 2000 as a leap year, (d) do not use date fields as indicators or for purposes other than to store valid dates and (e) are designed so that all data fields, date-related user interfaces, and other interfaces include the indication of century, and "Year 2000 Compliant" shall have a corresponding meaning.

1.2       Amendment and Restatement

          This Agreement is and shall for all purposes be deemed to be an amendment and restatement of the provisions of the Existing Credit Agreement. This Agreement shall supersede the Existing Credit Agreement insofar as it constitutes the entire agreement between the parties concerning the subject matter of this Agreement, but does not constitute a novation of the Existing Credit Agreement.

          Except for Advances under the Existing Credit Agreement that will be repaid from the proceeds of the 2000 Notes as a condition precedent of this Agreement (being all Advances under Credits A and B and some Advances under Credit C established in the Existing Credit Agreement), all Advances pursuant to the Existing Credit Agreement shall be deemed to be Advances under this Agreement as more specifically provided in Sections 2.3, 4.3 and 5.3, and all of the Obligations (as defined in the Existing Credit Agreement) shall be deemed to be Obligations under this Agreement.

          Without in any way limiting the terms of the Existing Credit Agreement or the other Credit Documents, the Restricted Parties confirm that the existing Security shall continue to secure all of the Obligations, Intercompany Obligations and Other Secured Obligations (or such part of them as is described in any particular document forming part of the Security), including but not limited to those arising as a result of this Agreement. Any references in the Security or other Credit Documents to the Existing Credit Agreement or section numbers in the Existing Credit Agreement shall be interpreted as referring to this Agreement and the corresponding Sections of it.

                                   ARTICLE II

                                    CREDIT A

2.1       Amount and Availment Options

2.1.1 Upon and subject to the terms and conditions of this Agreement, the Credit A Lenders agree to provide a credit for the use of CHC in the amount of up to US $40,000,000 or the equivalent thereof in other relevant Approved Currencies, which is referred to collectively as Credit A and is comprised of a tranche of US $33,000,000 referred to as Credit A1 and a tranche of US $7,000,000 referred to as Credit A2. Subject to Section 8.1, Advances under Credit A1 will be made by the Credit A Lenders and Advances under Credit A2 will be made by BNS.

2.1.2 At the option of CHC, Credit A1 may be used by requesting Prime Rate Advances to be made by the Credit A Lenders, by requesting Base Rate (US) Advances to be made by the Credit A Lenders, by presenting orders to the Credit A Lenders for acceptance as Bankers' Acceptances, by requesting that LIBOR Advances in US Dollars be made by the Credit A Lenders, or by requesting that L/Cs be issued by the Issuing Bank on behalf of all Credit A Lenders. The aggregate face amount of L/Cs outstanding under Credit A at any time shall not, however, exceed US $15,000,000 or the equivalent thereof in other Approved Currencies.

2.1.3 Credit A2 may be used by incurring overdrafts in its accounts with BNS, which shall be deemed to be Prime Rate Advances in the case of Canadian Dollar overdrafts and Base Rate (US) Advances in the case of US Dollar overdrafts.

2.2       Revolving Credit

          Credit A is a revolving credit and the principal amount of any Advance under Credit A that is repaid may be reborrowed if CHC is otherwise entitled to an Advance under Credit A.

2.3       Use of Credit A

          Credit A shall be used by CHC as follows:

          (a) to continue Advances made to CHC under Credit C in the Existing Credit Agreement, to the extent of the balance remaining under that Credit after repayments made from the net proceeds of the 2000 Notes and after allocation of Advances under the Existing Credit Agreement to Credits C and D under this Agreement;

          (b) as to the balance, to assist in financing the general corporate requirements of the Restricted Parties.

2.4       Term and Repayment

          Credit A shall be repaid in full and cancelled on or before 15 July 2005.

2.5       Interest Rates and Fees

          Interest rates, Bankers' Acceptance fees and fees for L/Cs will be adjusted based on the Total Debt Ratio and will be as follows:

                                                                BA Fee
                                             Prime Rate +       LIBOR +
                                             Base Rate +        L/C Fee
                 Total Debt Ratio            (% per annum)      (% per annum)
                 ----------------            -------------      -------------
                 => 5.00:1                   2.25               3.25
                 => 4.50:1, < 5.00:1         2.00               3.00
                 => 4.00:1, < 4.50:1         1.50               2.50
                 => 3.50:1, < 4.00:1         1.00               2.00
                 => 3.00:1, < 3.50:1         0.75               1.75
                 => 2.75:1, < 3.00:1         0.50               1.50
                 => 2.50:1, < 2.75:1         0.25               1.25
                 => 2.25:1, < 2.50:1         0.125              1.125
                 < 2.25:1                      Nil              1.00

          [Note: Section amended by Ninth Amending Agreement]

          All figures (other than those under "Total Debt Ratio") represent per cent per annum. Interest on Prime Rate Advances and Base Rate Advances shall be the Prime Rate or the relevant Base Rate, respectively, plus the relevant figure shown under "Prime Rate + / Base Rate +" above. The Bankers' Acceptance Fee shall be the relevant figure shown under "BA Fee / LIBOR + / L/C Fee" above. Interest on LIBOR Advances shall be the relevant LIBO Rate plus the relevant figure shown under "BA Fee / LIBOR + / L/C Fee" above. The fee for L/Cs shall be the relevant figure shown under "BA Fee / LIBOR + / L/C Fee" above.

          Any increase or decrease in the interest rates and fees resulting from a change in the Total Debt Ratio shall be effective as of the date on which a Reporting Certificate concerning the calculation of the ratio was due, except that if a Reporting Certificate is late, any resulting decrease shall be effective only as of the date that a Reporting Certificate satisfactory to the Agent is actually received by the Agent. Fees relating to Bankers' Acceptances and L/Cs advanced before the effective date of an increase or decrease will not be adjusted. Interest rates and fees for the period from the first Advance under this Agreement until the date of receipt by the Agent of a satisfactory Reporting Certificate for the fiscal period ending 30 April 2000 shall be based on a Total Debt Ratio of greater than 4.50 to 1 and less than 5.00 to 1.

          Interest and fees for Credit A1 shall be promptly distributed by the Agent to the Credit A Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 8.2. Subject to Section 8.1, interest for Credit A2 shall paid to BNS for its own account. In addition, a fronting fee on the amount of each L/C will be payable to the Issuing Bank for its own account in accordance with the Fee Agreement or otherwise.

2.6       Standby Fees

          CHC shall pay a standby fee on the daily unadvanced portion of Credit A at a rate of 0.50% per annum. The standby fee shall be calculated daily beginning on the date of the initial Advance under this Agreement and shall be payable on the first Business Day of each of January, April, July and October in respect of the preceding calendar quarter, beginning on 1 October 2000. Upon final payment of the Obligations under Credit A, CHC shall also pay the accrued standby fee for the elapsed portion of the quarter in which final payment is made. Standby fees for Credit A1 shall be promptly distributed by the Agent to the Credit A Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 8.2. Subject to Section 8.1, standby fees for Credit A2 shall paid to BNS for its own account.

2.7       Other Fees

          CHC shall, concurrently with the execution of this Agreement, pay non-refundable upfront and other fees to the Agent in accordance with the Fee Agreement, and the Agent shall pay upfront fees to the other Lenders in accordance with agreements between the Agent and the other Lenders. Such fees shall be paid by CHC on behalf of itself, CHL and ATI.

          CHC shall also pay annual agency fees to the Agent in accordance with the Fee Agreement.

2.8       Existing L/Cs

          All letters of credit issued by BNS for the account of CHL pursuant to its credit arrangements with CHL that existed before the Existing Credit Agreement and that remain outstanding as of the date of the initial Advance under Credit A shall be deemed to have been issued by BNS for the account of CHC and to be L/Cs under this Agreement. CHC hereby confirms its assumption under the Existing Credit Agreement of all of the present and future debts, liabilities and obligations of CHL under and in connection with the letters of credit referred to above and agrees with the Credit A Lenders to pay and perform all of those debts, liabilities and obligations in accordance with this Agreement.

                                   ARTICLE III

                                    CREDIT B

3.1       Amount and Availment Options

3.1.1 Upon and subject to the terms and conditions of this Agreement, the Credit B Lenders agree to provide a credit for the use of the European Borrowers and CHC in the amount of up to (pound)6,788,866 or the equivalent thereof in other relevant Approved Currencies which is referred to collectively as Credit B and is comprised of a tranche of (pound)4,788,866 referred to as Credit B1 and a tranche of (pound)2,000,000 referred to as Credit B2. Subject to Section 8.1, Advances under Credit B1 will be made by the Credit B Lenders and Advances under Credit B2 will be made by BoS.

3.1.2 At the option of the European Borrowers, Credit B1 may be used by the European Borrowers by requesting Base Rate (UK) Advances to be made by the Credit B Lenders, by requesting Base Rate (US) Advances to be made by the Credit B Lenders, by requesting that LIBOR Advances be made by the Credit B Lenders in Approved Currencies other than Canadian Dollars, or by requesting that L/Cs be issued by the Issuing Bank on behalf of all Credit B Lenders. The aggregate face amount of L/Cs outstanding under Credit B1 at any time shall not, however, exceed (pound)3,400,000 or the equivalent thereof in other relevant Approved Currencies.

3.1.3 Credit B2 may be used by the European Borrowers incurring overdrafts in British Pounds in their respective accounts with BoS, which shall be deemed to be Base Rate (UK) Advances.

3.1.4 The aggregate principal amount of Advances of any kind to the European Borrowers under Credit B shall be limited to the amount permitted pursuant to clause 1008(b)(i) of the Sub Debt Indentures for each of the 2000 Notes (while they remain outstanding) and the 2004 Notes. [Note: Section amended by Twelfth Amending Agreement]

3.1.5 CHC may use Credit B by requesting that L/Cs be issued by the Issuing Bank on behalf of all Credit B Lenders, solely for the purpose of guaranteeing obligations of other Restricted Parties under operating credits that are otherwise unsecured. [Note: Section 3.1 amended by First, Third and Fourth Amending Agreements]

3.2       Revolving Credit

          Credit B is a revolving credit and the principal amount of any Advance under Credit B that is repaid may be reborrowed if the European Borrowers are otherwise entitled to an Advance under Credit B.

3.3       Use of Credit B

          Credit B may be used to assist in financing the general corporate requirements of the Restricted Parties.

3.4       Term and Repayment

          Credit B shall be repaid in full and cancelled on or before 15 July 2005.

3.5       Interest Rates and Fees

          Interest and fees shall be payable on Advances under Credit B at the same rates specified in Section 2.5.

          Interest and fees for Credit B1 shall be promptly distributed by the Agent to the Credit B Lenders based on their respective Proportionate Shares as adjusted in accordance with Section 8.2. Subject to Section 8.1, interest for Credit B2 shall be paid to BoS for its own account. In addition, a fronting fee on the amount of each L/C will be payable to the Issuing Bank for its own account in accordance with the Fee Agreement or otherwise. [Note: Section amended by Fourth Amending Agreement]

3.6       Standby Fees

          The European Borrowers shall pay a standby fee on the daily unadvanced portion of Credit B at a rate of 0.50% per annum. The standby fee shall be calculated daily beginning on the date of the initial Advance under this Agreement and shall be payable on the first Business Day of each of January, April, July and October in respect of the preceding calendar quarter, beginning on 1 October 2000. Upon final payment of the Obligations under Credit B, the European Borrowers shall also pay the accrued standby fee for the elapsed portion of the quarter in which final payment is made. Standby fees for Credit B1 shall be promptly distributed by the Agent to the Credit B Lenders based on their respective Proportionate Shares as adjusted in accordance with Section
8.2. Subject to Section 8.1, standby fees for Credit B2 shall be paid to BoS for its own account. [Note: Section amended by Fourth Amending Agreement]

3.7       Guarantee of CHC

          CHC hereby unconditionally guarantees all of the present and future Obligations of the European Borrowers, and each Restricted Party that has given a guarantee of the Obligations of CHC acknowledges that its guarantee extends to CHC's obligations under its guarantee. CHC shall, however, promptly deliver a separate guarantee in a form comparable to the guarantees delivered by the Restricted Parties.

                                   ARTICLE IV

                                    CREDIT C

4.1       Amount and Availment Options

          Upon and subject to the terms and conditions of this Agreement, the Credit C Lenders agree to provide a credit for the use of CHC in the amount of (pound)51,000,000 or the equivalent thereof in other relevant Approved Currencies. Credit C may be used by requesting Prime Rate Advances to be made by the Credit C Lenders, by requesting Base Rate (US) Advances to be made by the Credit C Lenders, by presenting orders to the Credit C Lenders for acceptance as Bankers' Acceptances, or by requesting that LIBOR Advances be made by the Credit C Lenders in Approved Currencies other than Canadian Dollars. [Note: Section amended by First Amending Agreement]

4.2       Non-Revolving Credit

          Credit C is a non-revolving credit and the principal amount of any Advance under Credit C that is repaid may not be reborrowed.

4.3       Use of Credit C

          Credit C shall be used by CHC to continue Advances made to CHC under Credit C in the Existing Credit Agreement to the extent of Cdn. $126,293,000 and no further funds shall be advanced thereafter.

4.4       Term and Repayment

          The principal amount of Credit C shall be repaid and permanently reduced to not greater than (pound)35,118,060 on the closing of the Canadian Sale, taking into account the scheduled payment due on 31 October 2000. Thereafter, it shall be repaid and permanently reduced by quarterly instalments on the last Business Days of each of October, January, April and July of each year, beginning in January 2001, in the following amounts:

                 Period                           Amount
                 January 2001 to July 2001        (pound)838,998 each
                 October 2001 to July 2002        (pound)1,246,511 each
                 Thereafter                       (pound)1,558,138 each

          Credit C shall, in any event, be repaid in full and cancelled on or before 15 July 2005. [Note: Section amended by First and Second Amending Agreements]

4.5       Prepayments of Credits

4.5.1     It shall be an event of failure under this Agreement if:

          (a) a Restricted Party sells or otherwise disposes of any part of its Property having a value for all Restricted Parties in excess of an aggregate of $250,000 per annum (including by way of lease with an option to purchase at less than fair market value), other than to another Restricted Party and other than if it sells inventory either in the ordinary course of its business or in sales of not greater than $2,000,000 each to dispose of inventory in excess of that required for its operating requirements, including its repair and overhaul business;

          (b) any Property of a Restricted Party is expropriated, condemned, destroyed, damaged or otherwise lost.

4.5.2 If an event of failure occurs, CHC shall offer to repay Advances under Credits C, D and E equal to: [Note: Section amended by Fourth Amending Agreement]

          (a) 100% of the proceeds of the Canadian Sale, net of all direct out of pocket fees, commissions and other costs of the sale, net of the amount that CHC is required to invest in the purchaser under the terms of the Canadian Sale and net of an allowance determined by CHC's auditors and approved by the Agent for future income tax payable by CHC as a result of the capital gain or income from the Canadian Sale; for greater certainty, the proceeds include any post-closing payments and all amounts received on account of principal under the $10,000,000 loan made by CHC to the purchaser in the Canadian Sale, whether resulting from payment by the purchaser or assignment of the loan to another lender; [Note: Section amended by Second Amending Agreement]

          (b) except for the Canadian Sale, 75% of the proceeds of all sales and other dispositions of Aircraft (including leases with an option to purchase at less than fair market value) and 75% of the proceeds reasonably attributable to Aircraft in the sale or other disposition of Capital Stock of a Restricted Party whose Property consists primarily or substantially of Aircraft, in each case net of all direct out-of-pocket costs of disposition, net of an allowance determined by CHC's auditors and approved by the Agent for future income tax payable by CHC as a result of any capital gain or income from the disposition, and net of all proceeds of dispositions used within

                 12 months of receipt thereof to purchase additional Aircraft and the value of Aircraft received in exchange for Aircraft disposed of;

          (c) any part of the remaining 25% of the proceeds of dispositions referred to in item (b) above that would have to be used to repay other Debt of the Restricted Parties under the terms of any Sub Debt Indenture if not used to repay Credits C, D and E; [Note: Section amended by Fourth Amending Agreement]

          (d) 100% of the proceeds of all sales and other dispositions of Property other than Aircraft and Capital Stock of a Restricted Party (herein, "non-fleet assets") whose Property consists primarily or substantially of Aircraft, net of all direct out of pocket costs of disposition and net of an allowance determined by CHC's auditors and approved by the Agent for future income tax payable by CHC as a result of any capital gain or income from the disposition; provided however that proceeds of disposition of non-fleet assets not in excess of $5,000,000 in each fiscal year of the Borrower may be retained by the applicable Restricted Party or Parties so long as such proceeds are re-invested in fixed assets within 12 months of the date of such receipt thereof, failing which such proceeds shall be paid to the Agent; [Note: Section amended by Ninth Amending Agreement]

          (e) 100% of the proceeds not reasonably attributable to Aircraft in the sale or other disposition of Capital Stock of a Restricted Party whose Property consists primarily or substantially of Aircraft, net of all direct out-of-pocket costs of disposition not covered above and net of an allowance determined by CHC's auditors and approved by the Agent for future income tax payable by CHC as a result of any capital gain or income from the disposition;

          (f) 100% of the proceeds of all insurance (other than liability or business interruption insurance) and other compensation for the expropriation, condemnation, destruction, damage or other loss of any Property of a Restricted Party except to the extent such proceeds are paid on account of the obligations secured by a Permitted Encumbrance having priority over the Security or are used to repair or replace the Property expropriated, condemned, destroyed, damaged or otherwise lost or, in the case of proceeds from the loss of or damage to Aircraft, used to purchase additional Aircraft, in each case within 12 months after the receipt thereof, and 100% of the proceeds of all sales or other dispositions of Aircraft that are then leased back by a Restricted Party, to the extent that the proceeds are not used to purchase additional Aircraft within 12 months after the receipt thereof. [Note: Section amended by Eleventh Amending Agreement]

The offer to repay Advances shall be made by CHC to the Agent immediately upon receipt of the proceeds, or within 12 months thereof in the case of items (b) and (f) above, and payment shall be made immediately upon acceptance of the offer. The offer shall be accepted unless the Lenders unanimously agree otherwise, in which case the proceeds may be retained by the relevant Restricted Party or shall be used in accordance with any condition agreed upon by the Lenders and CHC as a basis of the Lenders' agreement to decline repayment of Advances. The Majority Lenders may require that proceeds referred to in items
(b) and (f) above be immediately used to repay Credits C, D and E if: [Note:
Section amended by Fourth Amending Agreement]

          (g) an Event of Default or Pending Event of Default has occurred and is continuing; or

          (h) the Majority Lenders determine, acting reasonably, that the proceeds of such insurance together with other resources available and likely to become available to the Restricted Parties (the use of which would not contravene this Agreement) are not sufficient to fully repair or replace the Property in respect of which the insurance proceeds are payable within the remaining term of the then-outstanding Credits or within 365 days, whichever is less.

4.5.3 The following amounts shall be used to repay Credits A or B or both, without prejudice to the Borrowers' right to obtain further Advances under those Credits, unless otherwise specified in this Agreement:

          (a)    the allowances for future income tax contemplated in Section
                 4.5.2;

          (b) the proceeds referred to in Sections 4.5.2(b), 4.5.2(d) and 4.5.2(f), to the extent that they are not immediately used to repay Credits C and D, to repay obligations secured by a Permitted Encumbrance having priority over the Security, to purchase additional Aircraft, to re-invest in fixed assets or to repair or replace the Property expropriated, condemned, destroyed, damaged or otherwise lost; [Note: Section amended by Ninth Amending Agreement]

          (c) all proceeds of business interruption insurance held by a Restricted Party.

If nothing is outstanding under Credits A and B, any remaining amounts shall be held by the Agent as part of the Security until applied to payment of the Obligations or released to the affected Restricted Party. The Agent shall place all such funds in an interest-bearing account with the interest thereon to accrue to the benefit of the affected Restricted Party.

4.5.4 In addition to other required repayments and reductions, the aggregate amount available under Credits C, D and E shall be repaid and permanently reduced pro rata, based on the outstanding principal amount at the time of payment, from the following: [Note: Section amended by Fourth Amending Agreement]

          (a) a portion of the Excess Cash Flow for each fiscal year of CHC; the portion shall be 50% for each year at the end of which the Total Debt to EBITDA Ratio is greater than 3.50 to 1 and 25% otherwise; calculation and payment of the amount of such payments shall be made not later than the last day of the first fiscal quarter following the end of the fiscal year for which such Excess Cash Flow is calculated; [Note: By the Fourth Amending Agreement, the payment from Excess Cash Flow for CHC's fiscal year ended 30 April 2001 that was required to be made under Section 4.5.4 on or before 31 July 2001 was waived, but all future payments from Excess Cash Flow remain payable]

          (b) 100% of the proceeds of all equity issues made by CHC unless otherwise agreed to by the Majority Lenders, net of all direct out-of-pocket fees, commissions and other costs of issuance (including closing costs); and [Note: In the Sixth Amending Agreement, the Lenders agreed that notwithstanding Section 4.5.4(b) of the Existing Credit Agreement, the proceeds of issuance of shares by CHC on 25 April 2002 need not be used to repay Credits C and D].

          (c) 100% of the proceeds of all debt issues by Restricted Parties, net of all direct out-of-pocket fees, commissions and other costs of issuance (including closing costs).

[Note: In the Twelfth Amending Agreement, notwithstanding Section 4.5.4(c), the Lenders consented to the net proceeds of the issuance of the 2004 Notes being used to redeem the 2000 Notes at a price of up to 107.85%, to redeem the 1987 Debenture and to repay Encumbrances on real estate in Norway, all as more fully described in amendments to the Credit Agreement before being used to repay Credits C, D and/or E]

4.5.5 Notwithstanding the principal payments contemplated in Sections 4.5.4 and 5.4, the aggregate amount of all mandatory principal payments under Credit D within the first five years following the date of the initial Advance of Credit D (i.e. 5 July 2000) shall not exceed the lesser of US $22,500,000 (determined based on the Exchange Rate in effect on any particular date of payment) and (pound) 15,200,648.56, except for payments required as a result of an Event of Default or event of failure. If the preceding sentence would prevent a mandatory payment in respect of Credit D, CHC may make a voluntary payment in respect of Credit D, failing which the principal payment that would have been paid in respect of Credit D if not prevented by the preceding sentence shall instead be paid in respect of Credit C as long as it remains outstanding and thereafter shall be applied to repay and permanently reduce Credits A and B on a pro rata basis based on the maximum amount of those Credits at the time of payment. [Note: Section amended by First Amending Agreement. In the Twelfth Amending Agreement, CHC elected to make a voluntary payment in respect of Credit D rather than an additional payment in respect of Credit C to the extent that the first sentence in Section 4.5.5 would prevent a mandatory payment in respect of Credit D.]

4.5.6 Voluntary prepayments on Credits C, D and/or E, other than those contemplated in Section 4.5.5, shall be applied to Credits C, D and E on a pro rata basis, based on the outstanding principal amount at the time of payment, and shall be applied to reduce the scheduled instalments of Credits C, D and E, including the payment due on maturity, on a pro rata basis, except that voluntary prepayments, other than those contemplated in Section 4.5.5, may first be applied on a pro rata basis against the next quarterly instalment of each of Credits C, D and E. Mandatory prepayments and proceeds of offers to repay Advances upon an event of failure shall be applied to reduce the scheduled instalments of Credits C, D and E, including the payment due on maturity, on a pro rata basis. If any scheduled instalment of Credit D is prevented by reason of Section 4.5.5, the reduction that would otherwise have been made to that instalment shall instead be made pro rata to the corresponding scheduled instalments of Credits C and E. [Note: Section amended by Fourth and Tenth Amending Agreements. In the Eleventh Amending Agreement, the Lenders confirmed their consent to CHC making a voluntary prepayment of (pound) 334,049 on or about 31 January 2004, which was applied only against Credit C, notwithstanding
Section 4.5.6. The Lenders also confirmed their acceptance of CHC's position (more fully explained in its letter to the Lenders dated 26 January 2004) that the portion of Credit C that related to refinancing of the cost of acquisition of Brintel Holdings Limited has now been repaid, and that, accordingly, whitewash procedures that were required because a portion of Credit C related to that refinancing are no longer required. In the Twelfth Amending Agreement, notwithstanding Section 4.5.6, the Lenders agreed that only Tranche 3 of Credit E would be considered in determining the prorating of the payment over Credits C, D and E.]

4.5.7 The provisions of this Section concerning use of proceeds shall not affect any provision of this Agreement that requires the consent of the Lenders or any of them to any sale or other matter contemplated above.

4.6       Interest Rates and Fees

          Interest and fees shall be payable on Advances under Credit C at the same rates specified in Section 2.5.

          Interest and fees shall be promptly distributed by the Agent to the Credit C Lenders based on their respective Proportionate Shares.

                                    ARTICLE V

                                    CREDIT D

5.1       Amount and Availment Options

          The Credit D Lenders advanced the sum of US $90,000,000 to CHC on 5 July 2000. On 25 August 2000, CHC exercised its then-existing right to convert the Advances under Credit D to British Pounds, resulting in Advances of (pound)60,802,594.24 being outstanding under Credit D by way of LIBOR Advances. Credit D may hereafter be used by CHC requesting the Credit D Lenders to roll over and/or convert existing Advances as LIBOR Advances and/or Base Rate (UK) Advances, but no further funds shall be advanced under Credit D, nor shall there be any further conversion of Advances under Credit D to other currencies. [Note:
Section amended by First Amending Agreement]

5.2       Non-Revolving Credit

          Credit D is a non-revolving credit and the principal amount of any Advance under Credit D that is repaid may not be reborrowed.

5.3       Use of Credit D

          Credit D shall be used by CHC to continue Advances made to CHC under Credit D in the Existing Credit Agreement to the extent of US $90,000,000 and no further funds shall be advanced thereafter.

5.4       Term and Repayment

                 The principal amount of Credit D shall be repaid and permanently reduced to not greater than (pound) 42,332,719.82 on the closing of the Canadian Sale, taking into account the scheduled payment due on 31 October 2000. Thereafter, subject to Section 4.5.5, Credit D shall be repaid and permanently reduced by quarterly instalments on the last Business Days of each of October, January, April and July of each year, beginning in January 2001, in the amount of (pound) 535,853.25 each. Credit D shall, in any event, be repaid in full and cancelled on 15 July 2005. In addition to the scheduled repayments and reductions, the aggregate amount available under Credits C and D shall be repaid and permanently reduced pro rata in accordance with Section 4.5 [Note:
Section amended by First and Second Amending Agreements]

5.5       Interest Rates and Fees

          Interest and fees shall be payable on Advances under Credit D at the same rates specified in Section 2.5.

          Interest and fees shall be promptly distributed by the Agent to the Credit D Lenders based on their respective Proportionate Shares.

                                   ARTICLE V-A

                                    Credit E

5A.1      Amount and Availment Options

          Upon and subject to the terms and conditions of this Agreement, the Credit E Lenders agree to provide a credit for the use of CHC in the amount of
(euro) 93,634,192 or the equivalent amount in other Approved Currencies, which will be comprised of a tranche of (euro) 22,000,000 referred to as "Tranche 1," a tranche of (euro) 40,000,000 referred to as "Tranche 2" and a tranche of (euro) 31,634,192 referred to as "Tranche 3." Credit E may be used by requesting Prime Rate Advances to be made by the Credit E Lenders, by requesting Base Rate (US) Advances to be made by the Credit E Lenders, by presenting orders to the Credit E Lenders for acceptance as Bankers' Acceptances, or by requesting that LIBOR Advances be made by the Credit E Lenders in Approved Currencies other than Canadian Dollars. Credit E has been fully advanced and only rollovers and conversions are available. [Note: Section added by Fourth Amending Agreement and amended by Tenth and Twelfth Amending Agreements]

5A.2      Non-Revolving Credit

          Credit E is a non-revolving credit and the principal amount of any Advance under Credit E that is repaid may not be reborrowed. [Note: Section added by Fourth Amending Agreement]

5A.3      Use of Credit E

          Tranche 1 shall be used by CHC to fund, through other Restricted Parties including CHC Sweden AB, part of the purchase price for all of the issued and outstanding shares of Schreiner. Tranche 2 shall be used by CHC to fund, through other Restricted Parties, the remainder of the purchase price for all of the issued and outstanding shares of Schreiner and to finance CHC's transaction costs relating to the Schreiner Acquisition. Tranche 3 shall be used by CHC, directly or through other Restricted Parties, to refinance the existing debt of Schreiner and its Subsidiaries and to provide additional working capital for CHC and the other Restricted Parties. To the extent that the proceeds of Tranche 3 are not required by CHC on the date of the initial Advance under Credit E, they may be used to repay Advances outstanding under Credit A, without prejudice to CHC's ability to obtain further Advances under Credit A. [Note:
Section added by Fourth Amending Agreement and amended by Tenth and Twelfth Amending Agreements]

5A.4      Term and Repayment

          Credit E shall be repaid and permanently reduced by quarterly instalments on the last Business Day of each of October, January, April and July of each year, beginning in October 2004, in the amount of (euro)3,390,000 each. Credit E shall, in any event, be repaid in full and cancelled on 15 July 2005. In addition to the scheduled repayments and reductions, the aggregate amount available under Credits C, D and E shall be repaid and permanently reduced pro rata in accordance with Section 4.5. All payments in respect of Credit E that are made before the occurrence of any event by which any of the Obligations become due and payable under Section 11.2 shall be applied to Tranche 1 until it has been repaid in full and then applied to Tranche 2 until it has been repaid in full. [Note: Section added by Fourth Amending Agreement and amended by Fifth and Tenth Amending Agreements. In the Twelfth Amending Agreement, the Lenders consented to the prepayment of principal in respect of Credit E that is to be made from proceeds of issuance of the 2004 Notes being applied against Tranche 3 rather than Tranches 1 and 2.]

5A.5      Interest Rates and Fees

          Interest and fees shall be payable on Advances under Credit E at the same rates specified in Section 2.5. In addition, underwriting and other fees shall be payable to the Credit E Lenders as agreed between CHC and the Credit E Lenders. Interest and fees shall be promptly distributed by the Agent to the Credit E Lenders based on their respective Proportionate Shares. [Note:
Paragraph added by Fourth Amending Agreement and amended by Tenth Amending Agreement]

                                   ARTICLE VI

                     SECURITY AND EXCHANGE RATE FLUCTUATIONS

6.1       Security

6.1.1 The Security includes the following, all in form and substance satisfactory to the Lenders and subject only to Permitted Encumbrances:

          (a) security over all present and future Property of each Restricted Party in the form of a $750,000,000 debenture, secured by a fixed charge over all material freehold and leasehold real property (as determined by the Agent from time to time) and all aircraft and a floating charge over all other Property, and a general assignment of book debts, or equivalent instruments encumbering all present and future Property in other jurisdictions, by each Restricted Party in favour of the Agent for the benefit of the Lenders;

          (b) specific assignments of such Material Contracts as are designated by the Agent from time to time, by the relevant Restricted Parties in favour of the Agent for the benefit of the Lenders;

          (c) pledges in favour of the Agent for the benefit of the Lenders of all Capital Stock of the Restricted Parties other than CHC that is owned by the other Restricted Parties from time to time;

          (d) pledges in favour of the Agent for the benefit of the Lenders of all Capital Stock of persons other than Restricted Parties that is owned by the Restricted Parties from time to time;

          (e) specific assignments in favour of the Agent for the benefit of the Lenders of all Intercompany Obligations and any security therefor from time to time;

                 [Note: In the Eighth Amending Agreement and Consent, in connection with the transfer by CHC Scotia Limited of its overhaul services business and assets and its logistics and base maintenance business and assets to Astec Helicopter Service AS, the Lenders agreed that, notwithstanding Section 6.1.1(e), CHC Scotia Limited need not grant a specific assignment of the Intercompany Obligation arising from the promissory note to be given by Astec Helicopter Service AS to CHC Scotia Limited in connection with the transfer, provided that the promissory note is delivered to the Agent for safekeeping and is subject to the floating charge previously given by CHC Scotia Limited as part of the Security and that Astec Helicopter Service AS grants a floating charge under Scottish law in form and substance satisfactory to the Agent to further secure the currently existing Intercompany Obligations that have been assigned as part of the Security]

          (f) unconditional guarantees of the Obligations by each of the Restricted Parties (other than those Obligations in respect of which it is the Borrower), either directly or by way of guarantee of a guarantee given by another Restricted Party, which guarantees shall be unlimited except for limits imposed by applicable law.

          Except for the companies listed in items 2, 3 and 12 of Schedule K, if at any time CHC owns, establishes or acquires a Subsidiary that is wholly owned by CHC, directly or indirectly, CHC shall immediately cause that Subsidiary to become a Restricted Party, adopt this Agreement by delivering an agreement in the form of Schedule B so as to be bound by all of the terms applicable to Restricted Parties as if it had executed this Agreement as a Restricted Party, and deliver a guarantee and other security documents similar to those delivered by other Restricted Parties, which shall become part of the Security. CHC shall also deliver or cause the delivery of a pledge of all of the Capital Stock of the new Subsidiary as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require. [Note: In the Eighth Amending Agreement, in connection with the establishment of Heliworld Leasing Ltd. as a wholly owned subsidiary of Brintel Holdings Limited, the Lenders agreed that Heliworld Leasing Ltd. need not become a Restricted Party, subject to certain conditions, including that it become a Restricted Party if it was not sold to a third party with the consent of the Majority Lenders before 15 July 2003]

          If at any time any Restricted Party owns or obtains an interest in a person that is not a wholly owned Subsidiary, CHC shall cause that interest to immediately be pledged as part of the Security and cause the delivery of such legal opinions and other supporting documents as the Agent may reasonably require.

6.1.2 Notwithstanding the foregoing, if Requirements of Law or the terms of any shareholders agreement affecting entities other than Restricted Parties prevent a Restricted Party from granting Security as required above or require that the scope or obligations secured by the Security be limited, the Security required above shall be varied accordingly. In particular, the Lenders acknowledge that:

          (a) the laws of Denmark and Norway in effect prevent Restricted Parties incorporated in Denmark and Norway from guaranteeing or providing security for the Obligations as they exist at the date of this Agreement and the laws of Luxembourg in effect prevent HSG Reinsurance S.A. from becoming a Restricted Party;

          (b) although the Security given by the Danish and Norwegian Restricted Parties at the date of this Agreement refers to securing, among other things, debts, liabilities and obligations of those Restricted Parties under or in connection with this Agreement, those Restricted Parties are not currently Borrowers and will not currently be guaranteeing or providing security for the Obligations or Intercompany Obligations owed by their direct or indirect shareholders;

          (c) once the Intercompany Obligations of the Danish and Norwegian Restricted Parties that are secured by their Security have been indefeasibly paid and performed, they will, in the absence of any other obligations secured by their Security at the relevant time, be entitled to a release of their Security notwithstanding that the Intercompany Obligations have been assigned to secure all of the Obligations;

          (d) it is not possible to effectively pledge the Capital Stock of certain Scottish Restricted Parties by transfer of the Capital Stock held by other Restricted Parties since to do so might adversely affect the Permits for the operation of Aircraft held by Scottish Restricted Parties.

          (e) the laws of the Netherlands in effect prevent Schreiner and its Subsidiaries from guaranteeing or giving security for the Obligations under or in connection with Tranche 1 and Tranche
                 2. [Note: Section added by Tenth Amending Agreement]

          In addition, in connection with the Schreiner Acquisition, the Agent may excuse or permit a delay in compliance with the requirements of
          Section 6.1.1 as follows: [Note: Section added by Tenth Amending Agreement]

          (f) Schreiner and its Subsidiaries need not become Restricted Parties and grant Security, and the Capital Stock of Schreiner need not be pledged until the requirements of the Works Council Act of the Netherlands have been satisfied, but CHC shall use all reasonable efforts to arrange for that to be done within 30 days after completion of the Schreiner Acquisition; [Note: Section added by Tenth Amending Agreement]

          (g) Subsidiaries becoming Restricted Parties upon completion of the Schreiner Acquisition as noted on Schedule N may be excused from or permitted to delay delivery of security documents covering types of Property that they do not own if the security documents they deliver cover the types of Property that they are permitted to own by Schedule K; [Note: Section added by Tenth Amending Agreement]

          (h) Subsidiaries becoming Restricted Parties upon completion of the Schreiner Acquisition that are incorporated outside of the Netherlands may be excused from or permitted to delay delivery of Security in whole or in part. [Note: Section added by Tenth Amending Agreement]

6.1.3     Any Restricted Party that has not delivered Security as required by
Section 6.1.1, including but not limited to any guarantee that is limited as to amount or obligations guaranteed or any Security over Property that does not cover all of the Property referred to in that Section, shall promptly deliver amended or supplementary guarantees or other Security from time to time in response to the reasonable request of the Agent (acting on the instructions of the Majority Lenders) if it is then entitled under applicable Requirements of Law to increase the limit of its guarantee or otherwise expand the scope of the Security it has delivered.

6.2       Obligations Secured by the Security

          Unless otherwise agreed by the Lenders among themselves, and except as provided in Section 6.1.2, the Security shall secure the following obligations pari passu with each other and in priority to any other debts, liabilities and obligations secured by the Security:

          (a)    the Obligations;

          (b) the Intercompany Obligations to the extent they are assigned to the Agent for the benefit of the Lenders;

          (c) the present and future debts, liabilities and obligations of a Restricted Party to any Lender (collectively, the "Other Secured Obligations") under or in connection with (i) cash consolidation ("mirror netting") arrangements, credit cards and other transactions not made under this Agreement if it is agreed by the Restricted Parties and the Agent acting on the instructions of the Majority Lenders that such debts, liabilities and obligations shall be secured, and (ii) Swaps that:

          A. in the case of currency hedging transactions do not have a term of longer than 12 months and do not require delivery of an aggregate amount greater than US $75,000,000 or the equivalent amount in other currencies by all Restricted Parties under all such transactions that are outstanding at any time and otherwise comply with Section 10.6.1(d);

          B.     in the case of interest rate hedging transactions, comply with
                 Section 10.6.1(d); or

          C. are agreed to by the Agent acting on the instructions of the Majority Lenders. [Note: In Twelfth Amending Agreement the Agent (on the instructions of the Majority Lenders) agreed to CHC entering into a Swap with one or more Lenders. That consent was subsequently replaced by a consent of the Agent (on the instructions of the Majority Lenders) in a letter dated 27 April 2004. The Agent agreed to CHC entering into one or more Swaps with one or more Lenders, which shall constitute Other Secured Obligations, on the following terms:

          (i) the Swap(s) must be currency swaps, cross currency swaps and/or forward exchange contracts under which the Lender(s) that are counterparties would pay US Dollars and CHC would pay Canadian Dollars, British Pounds, Euros and/or Norwegian Kroner, and must be for an aggregate notional amount not exceeding US $160,000,000;

          (ii) the maturity date(s) of the Swap must be not later than the maturity date of the 2004 Notes;

          (iii) the Swap must be entered into on or before 30 June 2004, failing which the consent will terminate.]

          As of the date of this Agreement, the Other Secured Obligations are those listed in Schedule G. The Agent may from time to time prepare and provide the Lenders and CHC with a revision of Schedule G to reflect changes in the Other Secured Obligations, but the Agent's failure to do so shall not affect the security for the Other Secured Obligations if it has been agreed in accordance with this Section that they shall be secured by the Security. Other Secured Obligations listed on Schedule G from time to time shall be conclusively deemed to be secured by the Security (in the absence of manifest error) and shall not cease to be secured without the prior written consent of the respective Lenders to whom the Other Secured Obligations are owed.

          Notwithstanding the rights of Lenders to benefit from the Security in respect of the Other Secured Obligations, all decisions concerning the Security and the enforcement thereof shall be made by the Lenders or the Majority Lenders in accordance with this Agreement. No Lender holding Other Secured Obligations from time to time shall have any additional right to influence the Security or the enforcement thereof as a result of holding Other Secured Obligations as long as this Agreement remains in force. However, the Other Secured Obligations shall continue to be secured by the Security notwithstanding the termination of this Agreement by reason of payment of the Credits, or for any other reason. After the termination of this Agreement, decisions concerning the Security shall be made by the holders of Other Secured Obligations as they may determine among themselves.

          The Security shall also secure all Intercompany Obligations, not only while the Intercompany Obligations are assigned to the Agent for the benefit of the Lenders but also for the benefit of the Restricted Parties to whom they are owed if the Intercompany Obligations are no longer assigned to the Agent following repayment of the Obligations and the Other Secured Obligations and termination of this Agreement. The Restricted Parties to whom Intercompany Obligations are owed (but for their having been assigned as part of the Security) shall have no right to influence the Security or the enforcement thereof, or to receive any proceeds thereof, as a result of their interest in the Intercompany Obligations until the Obligations and the Other Secured Obligations have been paid in full and this Agreement has been terminated, and any action or omission of the Agent or the Lenders concerning the Security shall be binding on the Restricted Parties. However, following repayment of the Obligations and the Other Secured Obligations and termination of this Agreement, but subject to the Intercreditor Agreement with the trustee for the 2000 Notes, the Agent shall assign the Security securing Intercompany Obligations as CHC may direct. Any such assignment shall be without representation by or recourse to the Agent and the Lenders and shall be at the expense of CHC.

          Certain of the Security given by CHB and Scandinavian Restricted Parties shall also be held as security for the benefit of the holders of the 2000 Notes as more fully described in the Intercreditor Agreement with the trustee for the holders of the 2000 Notes.

6.3       Exchange Rate Fluctuations

          If fluctuations in rates of exchange in effect between relevant Approved Currencies cause the amount of Advances (expressed in US Dollars in the case of Credits A and B, British Pounds in the case of Credit C and Euros in the case of Credit E, in each case based on the Exchange Rate in effect from time to time) to any Borrower under Credits A, B, C or E to exceed the maximum amount of that Credit permitted herein by five percent or more at any time, the relevant Borrower or Borrowers (as determined by the Agent) shall pay the Lenders immediately on demand such amount as is necessary to repay the excess. If a Borrower is unable to immediately pay that amount because LIBOR Periods have not ended or Bankers' Acceptances have not matured, that Borrower shall, immediately on demand, post Collateral in the amount of the excess, which shall form part of the Security and be held until the amount of the excess is paid in full or is less than five percent. If, on the date of any Advance under Credits A, B, C or E

(whether by rollover, conversion or otherwise), the amount of Advances (expressed in US Dollars in the case of Credits A and B, British Pounds in the case of Credit C and Euros in the case of Credit E, in each case based on the Exchange Rate in effect from time to time) under that Credit exceeds the maximum amount of that Credit permitted herein because of fluctuations in rates of exchange, the relevant Borrower or Borrowers (as determined by the Agent) shall immediately pay the Lenders the excess and shall not be entitled to any Advance that would result in the amount of that Credit being exceeded. [Note: Section amended by First and Tenth Amending Agreements]

6.4       Borrowing Base

          [Note: Section 6.4 added by Eleventh Amending Agreement]

6.4.1 CHC shall ensure that the Borrowing Base is at all times equal to at least 1.20 times the aggregate of the principal amount of all Advances outstanding and the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Restricted Parties' perspective after offsetting the Market Value of Swaps with the same Lender that are Other Secured Obligations and that have a positive Market Value. For greater certainty, the Borrowers shall not be entitled to receive Advances that would result in the Borrowing Base being less than 1.20 times the aggregate of those amounts, but CHC may submit a new calculation of its Borrowing Base from time to time between submissions of its Reporting Certificates. [Note: Section added by Eleventh Amending Agreement]

6.4.2 Notwithstanding Sections 4.5.2 and 6.1 and Schedule M, if no Event of Default or Pending Event of Default has occurred and is continuing, CHC shall not be required to offer to repay Advances in the circumstances described in
Section 4.5.2 nor shall a Restricted Party be required to give Security over part or all of its Property if the failure to do so does not result in a breach of Section 6.4.1. Nothing in this Section 6.4.2 shall, however, excuse CHC from causing a Subsidiary to become a Restricted Party and deliver a guarantee and from delivering or causing the delivery of a pledge of all of the Capital Stock of the Subsidiary if otherwise required by Section 6.1. For greater certainty, although the first sentence of this Section 6.4.2 may excuse CHC from offering to repay Advances with the proceeds of disposition of certain Property, under
Section 10.6.1(b) CHC is not permitted to make principal payments in respect of the Sub Debt and must therefore offer to repay Advances with the proceeds of disposition of Property to the extent that the Sub Debt Indentures would otherwise require CHC to repay the Sub Debt. [Note: Section added by Eleventh Amending Agreement]

                                   ARTICLE VII

                             DISBURSEMENT CONDITIONS

7.1       Conditions Precedent to Initial Advance

          The following conditions precedent must be satisfied at or before the time of the first Advance under this Agreement, unless waived in accordance with
Section 12.7.2. Where delivery of documents is referred to, the documents shall be delivered to the Agent, for and on behalf of the Lenders, and shall be in full force and effect and in form and substance satisfactory to the Lenders. Documents delivered in connection with the Existing Credit Agreement need not be delivered again in connection with this Agreement if they have not been amended since then and do not require confirmation.

7.1.1     High Yield Notes

          The following matters shall have occurred:

          (a) the Agent shall have received a certificate of CHC with copies of all documents necessary to fully and fairly disclose all material terms of the 2000 Notes;

          (b) the Agent shall have entered into an Intercreditor Agreement with the trustee for the 2000 Notes;

          (c) CHC shall have paid all of the net proceeds received from the 2000 Notes to fully repay all amounts outstanding under Credits A and B under the Existing Credit Agreement and to reduce the amounts outstanding under Credit C under the Existing Credit Agreement.

7.1.2     Other Debt and Encumbrances - The Agent shall have received:

          (a) evidence that all Debt of the Restricted Parties not forming part of Permitted Obligations has been or will be paid and performed in full concurrently with the first Advance and that all security held in connection therewith has been or will be promptly released;

          (b) releases, discharges and postponements (in registrable form where appropriate) covering all Encumbrances affecting the collateral Encumbered by the Security which are not Permitted Encumbrances, and all statements and acknowledgments that are required in respect of other security interests affecting the Property of the Restricted Parties or other parties delivering Security to confirm that the collateral Encumbered by those Encumbrances does not include the collateral Encumbered by the Security or is a Permitted Encumbrance.

          (c) a certified copy of the Discovery Note and an Intercreditor Agreement with the holder of the Discovery Note, providing for its subordination on terms satisfactory to the Lenders.

7.1.3     Financial Information - The Agent shall have received:

          (a) a certificate of CHC containing its audited consolidated financial statements for its fiscal periods ended on 30 April in each of 1997,

                 1998 and 1999 (and the Lenders must be satisfied with the matters disclosed by those statements);

          (b)    a Reporting Certificate for the fiscal period ended 31 January
                 2000;

          (c) the audited consolidated financial statements of HSG for its fiscal periods ended on 31 December in each of 1996, 1997 and 1998 (and the Lenders must be satisfied with the matters disclosed by those statements);

          (d) a pro forma consolidated balance sheet for CHC, giving effect to the 2000 Notes and the Advances contemplated by this Agreement.

7.1.4     Security and Other Documents - The Agent shall have received:

          (a) duly executed copies of this Agreement and the Security, duly registered as required;

          (b) certificates representing the Pledged Shares (unless certificates have not been and are not customarily issued for any particular Pledged Shares), and executed stock powers of attorney relating to those certificates;

          (c) certificates of insurance or other evidence that the covenants and conditions of the Credit Documents concerning insurance coverage are being complied with;

          (d)    the Fee Agreement;

          (e) consents in respect of the Security from landlords of leasehold real property in which any Restricted Party carries on business, as designated by the Agent;

          (f) agreements from other parties to contracts that have been specifically assigned as part of the Security;

          (g) a direction by CHC to the trustee for the holders of the 1987 Debentures, directing the trustee to deliver all shares of CHC Helicopter Holdings Limited to the Agent when they are no longer required as security for the 1987 Debentures, acknowledged by the trustee.

7.1.5     Corporate and Other Information - The Agent shall have received:

          (a) a certificate of each Restricted Party with copies of its Constating Documents, a list of its officers and directors with specimens of their signatures and copies of the corporate proceedings taken to authorize it to execute, deliver and perform its obligations under the Credit Documents;

          (b) evidence that the delivery of Credit Documents will not contravene laws governing financial assistance or other similar laws which affect the Credit Documents;

          (c) consents that are required from the directors, shareholders or partners of the Restricted Parties, either in connection with the pledges of Pledged Shares or in connection with any disposition of the Pledged Shares pursuant to the Security;

          (d) a certificate of CHC attaching copies of all documents relating to the 1987 Debentures;

          (e) certified copies of all documents necessary to disclose all material terms of and arrangements relating to Intercompany Loan Obligations contemplated at the date of this Agreement, including but not limited to loan agreements, and original promissory notes and similar instruments evidencing Intercompany Loan Obligations, endorsed for payment to the Agent on behalf of the Lenders.

7.1.6     Opinions - The Agent shall have received:

          (a) the opinion of Ernst & Young and other information concerning tax issues relating to the funding of the requirements of Restricted Parties that are not Borrowers;

          (b) the opinion of Borden Ladner Gervais LLP, counsel to the Lenders, addressed to the Agent and the Lenders;

          (c) the opinion of Poole, Althouse, Thompson and Thomas, counsel to the Restricted Parties, addressed to the Agent and the Lenders;

          (d) the opinion of Ontario counsel to the Restricted Parties, addressed to the Agent and the Lenders;

          (e) the opinion of Paull & Williamsons, Scottish counsel to the Restricted Parties, addressed to the Agent and the Lenders;

          (f) the opinion of Thomessen Krefting Greve Lund and Advokatfirmaet Wiersholm, Mellbye & Bech ANS, Norwegian counsel to the Lenders and the Restricted Parties, respectively, addressed to the Agent and Lenders;

          (g) the opinions of local counsel in other provinces and territories of Canada, in Barbados, Australia, South Africa and in other jurisdictions as required by the Lenders, addressed to the Agent and Lenders.

7.1.7     Other Matters - The following conditions must also be satisfied:

          (a) The Agent must have received and be satisfied with a proposal from CHC for steps to be taken so that its Permits for the operation of Aircraft in the United Kingdom, Norway, Denmark and other relevant jurisdictions are not dependent on the citizenship of Mr. Craig L. Dobbin. The proposal must be capable of being implemented within six months after request by the Lenders.

          (b) The Agent must be satisfied that there has not occurred or does not exist a circumstance or event which would or does have a material adverse effect on the financial condition, Property or prospects of the Restricted Parties.

          (c) The Agent shall have received payment of all fees and expenses then owing to it by the Borrowers.

          (d) The Agent shall have received such other documents as the Lenders may reasonably require.

7.1.8     Deadline for Advance

          The initial Advance under Credits A, C and D must be made on or before 31 July 2000, failing which the Credits may be terminated at the option of any of the Lenders unless, before that date, other persons identified by CHC and satisfactory to the remaining Lenders have agreed to become Lenders in place of those Lenders who are unwilling to continue beyond that date.

7.1.9     Conditions Precedent to all Advances

          The obligation of the Lenders to make any Advance is subject to the conditions precedent that:

          (a) no Event of Default or Pending Event of Default has occurred and is continuing on the Drawdown Date, or would result from making the Advance;

          (b)    the Agent has received timely notice as required under Section
                 8.6;

          (c) the Advance is in compliance with the Sub Debt Indentures (including but not limited to any limitation on additional indebtedness contained in the Sub Debt Indentures) and will not contravene or cause a default under any Sub Debt Indenture;

          (d) all other terms and conditions of this Agreement upon which an Advance may be obtained are fulfilled.

                                  ARTICLE VIII

                                    ADVANCES

8.1       Lenders' Obligations Relating to L/Cs and Credits A and B

[Note: Section amended by Fourth Amending Agreement]

          Notwithstanding that L/Cs under Credits A and B are issued by an Issuing Bank, it is the intention of the parties that the ultimate credit risk and exposure of any Lender be in accordance with its overall Proportionate Share of Credits A and B, respectively. Each Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) indemnify the Issuing Bank for that Lender's Proportionate Share under the applicable Credit of any payment made by the Issuing Bank in respect of an L/C for which the Issuing Bank is not immediately reimbursed by the relevant Borrower, and shall do all such things, including delivery of indemnity agreements and assignments to other Lenders of Advances made by the Issuing Bank, as shall be required to ensure that result. Any such action on the part of the Lenders shall be binding on that Borrower. If the rating of the non-credit-enhanced senior debt of any Lender by Standard & Poor's Corporation or Moody's Investors Services Inc. is at any time less than "A" or "A2" respectively, that Lender shall, if requested by an Issuing Bank, provide Collateral (in a form satisfactory to the Issuing Bank acting reasonably) to secure that Lender's obligations under this clause.

          Similarly, notwithstanding that Advances under Credit A2 are for the time being made by BNS and its participation in Advances under Credit A1 is reduced, and the participation of the other Credit A Lenders is increased, in accordance with Section 8.2, it is the intention of the parties that the ultimate credit risk and exposure of any Credit A Lender in respect of Credit A be in accordance with its Proportionate Share of the entire amount of Credit A. Accordingly, upon the Obligations becoming due and payable under Section 11.2, each Credit A Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Credit A Lenders of Advances made by BNS under Credit A2 or assignments to BNS of Advances made by other Credit A Lenders under Credit A1 as shall be required to ensure that result. Any such action on the part of the Credit A Lenders shall be binding on CHC.

          Similarly, notwithstanding that Advances under Credit B2 are for the time being made by BoS and its participation in Advances under Credit B1 is reduced, and the participation of the other Credit B Lenders is increased, in accordance with Section 8.2, it is the intention of the parties that the ultimate credit risk and exposure of any Credit B Lender in respect of Credit B be in accordance with its Proportionate Share of the entire amount of Credit B. Accordingly, upon the Obligations becoming due and payable under Section 11.2, each Credit B Lender shall (and hereby absolutely, unconditionally and irrevocably agrees to) do all such things, including delivery of indemnity agreements and assignments to other Credit B Lenders of Advances made by BoS under Credit B2 or assignments to BoS of Advances made by other Credit B Lenders under Credit B1 as shall be required to ensure that result. Any such action on the part of the Credit B Lenders shall be binding on the European Borrowers and CHC.

          If any Lender fails to take the actions required under this Section, the Agent may, without prejudice to the other rights of the Lenders, make such adjustments to the payments to the defaulting Lender under this Agreement as are necessary to compensate the other Lenders for the defaulting Lender's failure.

8.2       Adjustment of Proportionate Shares for Specific Credits

[Note: Section amended by Fourth Amending Agreement]

          While BNS is the sole Lender making Advances under Credit A2, its participation in Advances and payments (including standby fees) under Credit A1 shall be reduced and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of Credits A1 and A2 and the overall Commitment of BNS to Credit A, so that BNS's separate Proportionate Shares of Credits A1 and A2 reflect its overall Proportionate Share of Credit A. The Agent shall amend Schedule E to this Agreement and distribute it to all parties from time to time to reflect such adjustments.

          While BoS is the sole Lender making Advances under Credit B2, its participation in Advances and payments (including standby fees) under Credit B1 shall be reduced and shall be adjusted by the Agent from time to time, having regard to the maximum principal amounts of Credits B1 and B2 and the overall Commitment of BoS to Credit B, so that BoS's separate Proportionate Shares of Credits B1 and B2 reflect its overall Proportionate Share of Credit B. The Agent shall amend Schedule E to this Agreement and distribute it to all parties from time to time to reflect such adjustments.

8.3       Exceptions Regarding Particular Credits

[Note: Section amended by Fourth Amending Agreement]

          Subject to the provisions of Section 8.1 regarding the assignment of interests under Credit A2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit A2 to the extent that the provisions contemplate the participation in Advances and payments under Credit A2 by any Lender other than BNS. All Advances under Credit A2 shall be made solely by BNS and records concerning Advances shall be maintained solely by BNS. All payments of principal, interest, fees and other amounts relating to Credit A2 shall be made solely to BNS. Any notices by CHC in connection with Credit A2 shall be made to BNS. Notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit A2. In connection with Advances by way of overdraft, BNS shall ascertain the positions or net positions of CHC's Canadian Dollar and US Dollar accounts daily and, if the positions or net positions are debits in favour of BNS, the debits will (if CHC is entitled to an Advance) be deemed to be Prime Rate Advances (in the case of

Canadian Dollars) or Base Rate (US) Advances (in the case of US Dollars) under Credit A2 in the respective amounts of the debits. If the positions or net positions are credits in favour of CHC, the credits will be deemed to be repayments of Prime Rate Advances (in the case of Canadian Dollars) or Base Rate
(US) Advances (in the case of US Dollars) under Credit A2 in the respective amounts of the credits.

          Subject to the provisions of Section 8.1 regarding the assignment of interests under Credit B2 in the event of acceleration of payment of the Obligations, the provisions of this Agreement do not apply to Credit B2 to the extent that the provisions contemplate the participation in Advances and payments under Credit B2 by any Lender other than BoS. All Advances under Credit B2 shall be made solely by BoS and records concerning Advances shall be maintained solely by BoS. All payments of principal, interest, fees and other amounts relating to Credit B2 shall be made solely to BoS. Any notices by the European Borrowers in connection with Credit B2 shall be made to BoS. Notice and minimum amount requirements for Advances shall not apply to Advances by way of overdraft under Credit B2. In connection with Advances by way of overdraft, BoS shall ascertain the positions or net positions of the respective European Borrowers' British Pound accounts daily and, if the positions or net positions are debits in favour of BoS, the debits will (if the European Borrowers are entitled to an Advance) be deemed to be Base Rate (UK) Advances in the respective amounts of the debits. If the positions or net positions are credits in favour of the respective European Borrowers, the credits will be deemed to be repayments of Base Rate (UK) Advances under Credit B2 in the respective amounts of the credits.

          Similarly, references in this Agreement to the Lenders generally shall, in the context of a particular Credit, be interpreted as referring only to the Lenders who have Commitments relating to that Credit. For example, no Lender other than a Credit C Lender shall have any right to receive payments in respect of Credit C or any obligation to make Advances under Credit C.

8.4       Evidence of Indebtedness

          The Obligations resulting from Prime Rate Advances, Base Rate Advances, and LIBOR Advances made by the Lenders shall be evidenced by records maintained by the Agent, and by each Lender concerning those Advances it has made. The Agent shall also maintain records of the Obligations resulting from Advances by way of Bankers' Acceptances and L/Cs, and each Lender shall also maintain records relating to Bankers' Acceptances that it has accepted and any L/Cs that it has issued. The records maintained by the Agent shall constitute, in the absence of manifest error, prima facie evidence of the Obligations and all details relating thereto. The failure of the Agent or any Lender to correctly record any such amount or date shall not, however, adversely affect the obligation of the Borrowers to pay the Obligations in accordance with this Agreement.

8.5       Conversions

                 Subject to the other terms of this Agreement, the Borrowers may from time to time convert all or any part of the outstanding amount of any Advance into another form of Advance permitted by this Agreement. A conversion does not, however, constitute a new advance of funds by any Lender, but only an adjustment of the basis on which interest payable to the Lenders will be calculated.

8.6       Notice of Advances and Payments

          A Borrower shall give the Agent irrevocable written notice, in the form attached as Schedule A to this Agreement, of any request for any Advance to it under the Credits. A Borrower shall also give the Agent irrevocable written notice in the same form of any payment (whether resulting from repayment or prepayment), rollover or conversion by it of any Advance under the Credits.

          Notice shall be given on the third Business Day prior to the date of any Advance, payment, rollover or conversion, except that notice shall be given in respect of an Advance by way of L/C at such earlier time as the Issuing Bank may reasonably require so that it has sufficient time to review the proposed form of L/C, and except that notice in respect of a Prime Rate Advance, Base Rate (US) Advance or payment thereof may be given on the Business Day before any such Advance or payment. Any permanent reduction of any Credit shall only be effective on three Business Days' notice as required by Section 8.7.

          Notices shall be given not later than 1:00 p.m. (local time in the relevant office of the Agent) on the date for notice. Payments must be made prior to 1:00 p.m. (local time in the relevant office of the Agent) on the date for payment. If a notice or payment is not given or made by those times, it shall be deemed to have been given or made on the next Business Day, unless all Lenders affected by the late notice or payment agree, in their sole discretion, to accept a notice or payment at a later time as being effective on the date it is given or made.

8.7       Prepayments and Reductions

          Subject to giving notice required by Section 8.6, the Borrowers may from time to time repay Advances outstanding under any Credit without penalty, except that (i) LIBOR Advances may not be paid prior to the end of the applicable LIBOR Periods unless the relevant Borrower indemnifies the Lenders for any loss or expense that the Lenders incur as a result, including any breakage costs, and (ii) Bankers' Acceptances may not be paid prior to their respective maturity dates.

          CHC may from time to time, by giving not less than three Business Days' express written notice to the Agent and paying all accrued and unpaid standby fees to the effective date of cancellation or reduction, irrevocably notify the Agent of the cancellation of any Credit or of the permanent reduction of the committed amount of any Credit by an amount which shall be a minimum of US $1,000,000 and a whole multiple

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                                      -56-

of US $100,000. The Borrowers shall have no right to any increase in the committed amount of that Credit thereafter.

8.8       Prime Rate, Base Rate and LIBOR Advances

          Upon timely fulfilment of all applicable conditions as set forth in this Agreement, the Agent, in accordance with the procedures set forth in
Section 8.11, will make the requested amount of a Prime Rate Advance, Base Rate Advance or LIBOR Advance available to the relevant Borrower on the Drawdown Date requested by the Borrower by crediting the Designated Account with such amount. Each Prime Rate Advance or Base Rate (US) Advance shall be in an aggregate minimum amount of $1,000,000 or US $1,000,000, respectively and in a whole multiple of $100,000 or US $100,000, respectively or in a similar amount for other Approved Currencies that is established by the Agent. Each LIBOR Advance shall be in minimum amount of US $5,000,000 or (pound) 5,000,000 and a whole multiple of US $1,000,000 or (pound) 1,000,000 or in a similar amount for other Approved Currencies that is established by the Agent. Each Borrower shall pay interest to the Agent for the account of the Lenders at the Branch of Account on any such Advances outstanding to it from time to time hereunder at the applicable rate of interest specified in Sections 2.5, 3.5, 4.6 and 5.5.

          Interest on Prime Rate Advances and Base Rate Advances shall be payable monthly on each Interest Payment Date. Interest on LIBOR Advances shall be payable on the last day of the applicable LIBOR Period and, if the LIBOR Period is longer than three months, every three months after the date of the relevant LIBOR Advance. All interest shall accrue from day to day and shall be payable in arrears for the actual number of days elapsed from and including the date of Advance or the previous date on which interest was payable, as the case may be, to but excluding the date on which interest is payable, both before and after maturity, default and judgment, with interest on overdue interest at the same rate payable on demand. Overdue interest with respect to a LIBOR Advance shall, upon the expiry of the LIBOR Period applicable to such LIBOR Advance, bear interest, payable on demand, calculated at the rates applicable to Base Rate (US) Advances in the case of LIBOR Advances in US Dollars and Base Rate
(UK) Advances in the case of LIBOR Advances in British Pounds.

          Interest calculated with reference to the Prime Rate shall be calculated monthly on the basis of a calendar year. Interest on Base Rate Advances shall be calculated monthly on the basis of a year of 360 days. Interest calculated with reference to the LIBO Rate shall be calculated on the basis of a year of 360 days for a term equal to the applicable LIBOR Period or, if a LIBOR Period is longer than three months, every three months. Each rate of interest which is calculated with reference to a period (the "deemed interest period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the deemed interest period.

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                                      -57-

8.9       LIBOR Periods

          The Borrowers may select, by irrevocable notice to the Agent, LIBOR Periods of one, two, three or six months to apply to any particular LIBOR Advance. LIBOR Periods of other lengths shall be permitted if the relevant Lenders, acting reasonably, determine that deposits for such terms are readily available. No LIBOR Period may end on a date which is not a Business Day, or after the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrowers' ability to cause the reduction of the Credit in question. The Borrowers shall from time to time select and give notice to the Agent of the LIBOR Period for a LIBOR Advance which shall commence upon the making of the LIBOR Advance or at the expiry of any outstanding LIBOR Period applicable to a LIBOR Advance that is being rolled over. If a Borrower fails to select and give the Agent notice of a LIBOR Period for a LIBOR Advance in accordance with Section 8.6, the LIBOR Advance for which the LIBOR Period has ended shall be deemed to be converted to a Base Rate (US) Advance, in the case of a LIBOR Advance in US Dollars, and a Base Rate (UK) Advance in the case of a LIBOR Advance in British Pounds, and the Borrower shall be deemed to have selected a LIBOR Period of one month in the case of a LIBOR Advance in any other Approved Currency. A rollover of a LIBOR Advance does not constitute a new advance of funds by the Lenders, but rather an adjustment of the basis on which interest is charged. [Note: Section amended by Third Amending Agreement]

8.10      Termination of LIBOR Advances

          If at any time a Lender determines in good faith and on reasonable grounds (which determination shall be conclusive and binding on the Borrowers) that:

          (a) adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to a LIBOR Advance;

          (b) the LIBO Rate does not adequately reflect the effective cost to the Lender of making or maintaining a LIBOR Advance, except as a result of the Lender failing to obtain a deposit in the amount and for the term of the LIBOR Advance; or

          (c) it cannot readily obtain or retain funds in the London interbank market in order to fund or maintain any LIBOR Advance or cannot otherwise perform its obligations hereunder with respect to any LIBOR Advance, then upon at least four Business Days' written notice by the Agent to CHC,

          (d) the right of the Borrowers to request LIBOR Advances from that Lender shall be and remain suspended until the Agent notifies CHC that any condition causing such determination no longer exists, and

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                                      -58-

          (e) if the Lender is prevented from maintaining a LIBOR Advance, each Borrower shall, at its option, either repay the LIBOR Advances owing by it to that Lender or convert the LIBOR Advances into other forms of Advance which are permitted by this Agreement, but the Borrower shall be responsible for any loss or expense that the Lender incurs as a result, including breakage costs.

8.11      Co-ordination of Prime Rate, Base Rate (US) and LIBOR Advances

          Each Lender shall advance its Proportionate Share of each Prime Rate, Base Rate (US) and LIBOR Advance under a Credit in accordance with the following provisions:

          (a) the Agent shall advise each Lender of its receipt of a notice from a Borrower pursuant to Section 8.6 on the day such notice is received and shall, as soon as possible, advise each Lender of such Lender's Proportionate Share of any Advance requested by the notice;

          (b) each Lender shall deliver its Proportionate Share of the Advance to the Agent not later than 11:00 a.m. (local time in the relevant office of the Agent) on the Drawdown Date;

          (c) if the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the relevant Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (local time in the relevant office of the Agent) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (local time in the relevant office of the Agent) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made; and

          (d) if the Agent determines that a Lender's Proportionate Share of an Advance would not be a whole multiple of $100,000 or US $100,000 (or a similar amount in other Approved Currencies that is established by the Agent), as the case may be, the amount to be advanced by that Lender may be increased or reduced by the Agent in its sole discretion to the extent necessary to reflect the requirements of this sub-clause.

8.12      Execution of Bankers' Acceptances

          To facilitate the acceptance of Bankers' Acceptances hereunder, each Borrower hereby appoints each Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Lender, an appropriate number of orders in the form prescribed by that Lender.

          Each Lender may, at its option, execute any order in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Lenders are hereby authorized to accept or pay, as the case may be, any order of a Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Lender. Any such order or Bankers' Acceptance shall be as valid as if he or she were an authorized officer at the date of issue of the order or Bankers' Acceptance.

          Any order or Bankers' Acceptance signed by a Lender as attorney for a Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Lender may be dealt with by the Agent or any Lender to all intents and purposes and shall bind that Borrower as if duly signed and issued by the Borrower.

          The receipt by the Agent of a request for an Advance by way of Bankers' Acceptances shall be each Lender's sufficient authority to execute, and each Lender shall, subject to the terms and conditions of this Agreement, execute orders in accordance with such request and the advice of the Agent given pursuant to Section 8.16, and the orders so executed shall thereupon be deemed to have been presented for acceptance.

8.13      Reference Lenders

          If more than three Lenders are banks named on Schedule I of the Bank Act (Canada), the Agent shall be a Schedule I Reference Lender and each of the Agent and CHC shall designate a different Lender named on Schedule I to be a
Schedule I Reference Lender for the purpose of quoting rates to be used in determining the Prime Rate, Base Rate (US), LIBOR Rate and BA Discount Rate. If more than two Lenders are banks named on Schedule II of the Bank Act (Canada), the Agent and CHC shall each designate a different Lender named on Schedule II to be a Schedule II Reference Lender for the purpose of quoting rates to be used in determining the BA Discount Rate.

          If any Schedule I Reference Lender or Schedule II Reference Lender ceases to be a Lender or ceases to accept Bankers' Acceptances, the person that originally designated that Reference Lender shall have the right to designate in a timely manner another Lender that is a bank chartered under and referred to in
Schedule I or Schedule II, as applicable, of the Bank Act (Canada) as a replacement Reference Lender, failing which the applicable Prime Rate, Base Rate
(US), LIBOR Rate and BA Discount Rate hereunder shall be determined on the basis of the rates provided by the notice from the relevant remaining Reference Lender(s).

          If three or fewer Lenders are banks named on Schedule I of the Bank Act (Canada), all such Lenders shall be deemed to be the Schedule I Reference Lender and any applicable Prime Rate, Base Rate (US), LIBOR Rate and BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by those

Lenders. If two or fewer Lenders are banks named on Schedule II of the Bank Act (Canada), all such Lenders shall be deemed to be the Schedule II Reference Lender and any applicable BA Discount Rate hereunder shall be determined on the basis of the discount rate provided by those Lenders. If no Lender is a bank named on Schedule I, or Schedule II as the case may be, of the Bank Act (Canada), any applicable BA Discount Rate hereunder shall be determined on the basis of the average rate for bankers acceptances of the relevant term that appears on the Reuters Screen CDOR Page at 10:00 a.m. Toronto time on the Drawdown Date plus 0.10% per annum.

8.14      Sale of Bankers' Acceptances

          It shall be the responsibility of each Lender to arrange, in accordance with normal market practice, for the sale on each Drawdown Date of the Bankers' Acceptances issued by any Borrower and to be accepted by that Lender, failing which the Lender shall purchase its Bankers' Acceptances.

          In accordance with the procedures set forth in Section 8.16, the Agent will make the net proceeds of the requested Advance by way of Bankers' Acceptances received by it from the Lenders available to the relevant Borrower on the Drawdown Date by crediting the Designated Account with such amount.

          Notwithstanding the foregoing, if in the determination of the Majority Lenders acting reasonably a market for Bankers' Acceptances does not exist at any time, or the Lenders cannot for other reasons, after reasonable efforts, readily sell Bankers' Acceptances or perform their other obligations under this Agreement with respect to Bankers' Acceptances, then upon at least four days' written notice by the Agent to CHC, the Borrowers' right to request Advances by way of Bankers' Acceptances shall be and remain suspended until the Agent notifies CHC that any condition causing such determination no longer exists.

8.15      Size and Maturity of Bankers' Acceptances and Rollovers

          Each Advance of Bankers' Acceptances shall be in a minimum amount of $5,000,000 and each Bankers' Acceptance shall be in the amount of $1,000 or whole multiples thereof. Each Bankers' Acceptance shall have a term of 30 to 180 days after the date of acceptance of the order by a Lender, but no Bankers' Acceptance may mature on a date which is not a Business Day or on a date which is later than the date on which the principal amount of any Credit is required to be reduced (in whole or in part) if that would adversely affect the Borrowers' ability to cause the reduction of the Credit in question. The face amount at maturity of a Bankers' Acceptance may be renewed as a Bankers' Acceptance or converted into another form of Advance permitted by this Agreement.

8.16      Co-ordination of BA Advances

          Each Lender shall advance its Proportionate Share of each Advance under a Credit by way of Bankers' Acceptances in accordance with the provisions set forth below.

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                                      -61-

8.16.1 The Agent, promptly following receipt of a notice from a Borrower pursuant to Section 8.6 requesting an Advance by way of Bankers' Acceptances, shall advise each Lender of the aggregate face amount and term(s) of the Bankers' Acceptances to be accepted by it, which term(s) shall be identical for all Lenders. The aggregate face amount of Bankers' Acceptances to be accepted by a Lender shall be determined by the Agent by reference to the respective Commitments of the Lenders, except that, if the face amount of a Bankers' Acceptance would not be Cdn. $1,000 or a whole multiple thereof, the face amount shall be increased or reduced by the Agent in its sole discretion to the nearest whole multiple of Cdn. $1,000.

8.16.2 Each Lender shall transfer to the Agent at the Branch of Account for value on each Drawdown Date immediately available Cdn. Dollars in an aggregate amount equal to the BA Discount Proceeds of all Bankers' Acceptances accepted and sold or purchased by the Lender on such Drawdown Date net of the applicable Bankers' Acceptance Fee and net of the amount required to pay any of its previously accepted Bankers' Acceptances that are maturing on the Drawdown Date or any of its other Advances that are being converted to Bankers' Acceptances on the Drawdown Date.

8.16.3 If the Agent determines that all the conditions precedent to an Advance specified in this Agreement have been met, it shall advance to the relevant Borrower the amount delivered by each Lender by crediting the Designated Account prior to 3:00 p.m. (Toronto time) on the Drawdown Date, but if the conditions precedent to the Advance are not met by 3:00 p.m. (Toronto time) on the Drawdown Date, the Agent shall return the funds to the Lenders or invest them in an overnight investment as orally instructed by each Lender until such time as the Advance is made.

8.16.4 Notwithstanding any other provision hereof, for the purpose of determining the amount to be transferred by a Lender to the Agent for the account of the relevant Borrower in respect of the sale of any Bankers' Acceptance issued by that Borrower and accepted by such Lender, the proceeds of sale thereof shall be deemed to be an amount equal to the BA Discount Proceeds calculated with respect thereto. Accordingly, in respect of any particular Bankers' Acceptance accepted by it, a Lender in addition to its entitlement to retain the applicable Bankers' Acceptance Fee for its own account (i) shall be entitled to retain for its own account the amount, if any, by which the actual proceeds of sale thereof exceed the BA Discount Proceeds calculated with respect thereto, and (ii) shall be required to pay out of its own funds the amount, if any, by which the actual proceeds of sale thereof are less than the BA Discount Proceeds calculated with respect thereto.

8.16.5 Whenever a Borrower requests an Advance that includes Bankers' Acceptances, each Lender that is not permitted by applicable law or by customary market practice to accept a Bankers' Acceptance (a "Non BA Lender") shall, in lieu of accepting its pro rata amount of such Bankers' Acceptances, make available to that Borrower on the Drawdown Date a loan (a "BA Equivalent Loan") in Canadian Dollars and in an amount equal to the BA Discount Proceeds of the Bankers' Acceptances that the Non BA Lender would have been required to accept on the Drawdown Date if it were able to accept Bankers' Acceptances. The BA Discount Proceeds shall be calculated based on the BA Discount Rate provided by the Schedule II Reference Lenders. Each Non BA Lender shall also be entitled to deduct from the BA Equivalent Loan an amount equal to the Bankers Acceptance Fee that would have been applicable had it been able to accept Bankers' Acceptances. The BA Equivalent Loan shall have a term equal to the term of the Bankers' Acceptances that the Non BA Lender would otherwise have accepted and the relevant Borrower shall, at the end of that term, be obligated to pay the Non BA Lender an amount equal to the aggregate face amount of the Bankers' Acceptances that it would otherwise have accepted. All provisions of this Agreement applicable to Bankers' Acceptances and Lenders that accept Bankers' Acceptances shall apply mutatis mutandis to BA Equivalent Loans and Non BA Lenders and, without limiting the foregoing, Advances shall include BA Equivalent Loans.

8.17      Payment of Bankers' Acceptances

          Each Borrower shall provide for the payment to the Agent at the Branch of Account for the account of the applicable Lenders of the full face amount of each Bankers' Acceptance accepted for its account on the earlier of (i) the date of maturity of a Bankers' Acceptance and (ii) the date on which any Obligations become due and payable pursuant to Section 11.2. The Lenders shall be entitled to recover interest from the relevant Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances under the Credit under which the Bankers' Acceptance was issued, compounded monthly, upon any amount payment of which has not been provided for by that Borrower in accordance with this Section. Interest shall be calculated from and including the date of maturity of each Bankers' Acceptance up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

          If a Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 14.15 as long as the cash is held as Collateral.

8.18      Deemed Advance - Bankers' Acceptances

          Except for amounts which are paid from the proceeds of a rollover of a Bankers' Acceptance or for which payment has otherwise been funded by a Borrower, any amount which a Lender pays to any third party on or after the date of maturity of a Bankers' Acceptance in satisfaction thereof or which is owing to the Lender in respect of such a Bankers' Acceptance on or after the date of maturity of such a Bankers' Acceptance, shall be deemed to be a Prime Rate Advance to that Borrower under this Agreement. Each Lender shall forthwith give notice of the making of such a Prime Rate Advance to the relevant Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Prime Rate Advances in accordance with the terms applicable to Prime Rate Advances.

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                                      -63-

8.19      Waiver

          The Borrowers shall not claim from a Lender any days of grace for the payment at maturity of any Bankers' Acceptances presented and accepted by the Lender pursuant to this Agreement. Each Borrower waives any defence to payment which might otherwise exist if for any reason a Bankers' Acceptance shall be held by a Lender in its own right at the maturity thereof, and the doctrine of merger shall not apply to any Bankers' Acceptance that is at any time held by a Lender in its own right.

8.20      Degree of Care

          Any executed orders to be used as Bankers' Acceptances shall be held in safekeeping with the same degree of care as if they were the Lender's own property, and shall be kept at the place at which such orders are ordinarily held by such Lender.

8.21      Indemnity

          Each Borrower shall indemnify and hold the Lenders, and each of them, harmless from any loss, cost, damage or expense with respect to any Bankers' Acceptance dealt with by the Lenders for the Borrower's account, or any of them, but shall not be obliged to indemnify a Lender for any loss, cost, damage or expense caused by the gross negligence or wilful misconduct of that Lender.

8.22      Obligations Absolute

          The obligations of each Borrower with respect to Bankers' Acceptances under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                 (i) any lack of validity or enforceability of any order accepted by a Lender as a Bankers' Acceptance; or

                 (ii) the existence of any claim, set-off, defence or other right which a Borrower may have at any time against the holder of a Bankers' Acceptance, a Lender or any other person or entity, whether in connection with this Agreement or otherwise.

8.23      Shortfall on Drawdowns, Rollovers and Conversions

          Each Borrower agrees that:

          (a) the difference between the amount of an Advance requested by the Borrower by way of Bankers' Acceptances and the actual proceeds of the Bankers' Acceptances;

          (b) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to pay a maturing Bankers' Acceptance, if a Bankers' Acceptance is being rolled over; and

          (c) the difference between the actual proceeds of a Bankers' Acceptance and the amount required to repay any Advance which is being converted to a Bankers' Acceptance;

shall be funded and paid by the Borrower from its own resources, by 11:00 a.m. on the day of the Advance or may be advanced as a Prime Rate Advance under a Credit if the Borrower is otherwise entitled to an Advance under the Credit.

8.24      Prohibited Use of Bankers' Acceptances and L/Cs

          No Borrower shall enter into any agreement or arrangement of any kind with any person to whom Bankers' Acceptances have been delivered whereby the Borrower undertakes to replace such Bankers' Acceptances on a continuing basis with other Bankers' Acceptances, nor shall any Borrower directly or indirectly take, use or provide Bankers' Acceptances or L/Cs as security for loans or advances from any other person except as expressly contemplated by this Agreement.

8.25      Issuance and Maturity of L/Cs

          A request for an Advance by way of L/C shall be made by a Borrower in accordance with Section 8.6. The Agent shall promptly notify the Lenders of the receipt of the request, but L/Cs shall only be issued by the Issuing Bank as fronting bank for all Lenders. A request shall include the details of the L/C to be issued. The Issuing Bank shall promptly notify the relevant Borrower of any comment concerning the form of the L/C requested by the Borrower and shall, if the Borrower is otherwise entitled to an Advance, issue the L/C to the Borrower at the branch where its account is maintained on the Drawdown Date or as soon thereafter as the Issuing Bank is satisfied with the form of L/C to be issued.

          Each L/C issued under this Agreement shall have a term which is not more than one year after its issuance date or renewal date unless the relevant Borrower agrees to provide Collateral equal to the full face amount of any L/C having a longer term. Collateral shall be provided for the benefit of the Lenders promptly upon demand by the Agent. An L/C may be renewed by the relevant Borrower subject to complying with the terms of this Agreement applicable to an Advance by way of L/C.

8.26      Payment of L/C Fees

          Payment of L/C fees shall be made to the Agent for the account of the Lenders (other than the fronting fee under Credits A and B which shall be solely for the Issuing Bank's account) at the Branch of Account, and shall be made at the time of issuance or renewal of an L/C. L/C fees shall be calculated at the rate specified in Sections 2.5 and 3.5 on the face amount of each L/C for the duration of its term on the basis of the actual number of days to elapse from and including the date of issuance or renewal by the Issuing Bank to but not including the expiry date of the L/C. L/C fees shall be calculated on the basis of a 365 day year. The relevant Borrower shall be entitled to a pro rata refund of fees paid in connection with any L/C that is terminated as a result of payment or otherwise before its expiry date.

8.27      Payment of L/Cs

          The Borrower for whose account an L/C was issued shall provide for the payment to the Issuing Bank at the branch where the L/C was issued (for the account of the Lenders) of the full face amount of each L/C (or the amount actually paid in the case of a partial payment) on the earlier of (i) the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, and (ii) the date on which any Obligations become due and payable pursuant to Section
11.2. The Lenders shall be entitled to recover interest from the relevant Borrower at a rate of interest per annum equal to the rate applicable to Prime Rate Advances (in the case of Canadian Dollar L/Cs), Base Rate (US) Advances (in the case of US Dollar L/Cs) and Base Rate (UK) Advances (in the case of British Pound L/Cs) compounded monthly, upon any amount payment of which has not been provided for by the Borrower in accordance with this Section. Interest shall be calculated from and including the date on which the Issuing Bank makes a payment to the beneficiary of an L/C, up to but excluding the date such payment, and all interest thereon, both before and after demand, default and judgment, is provided for by the Borrower.

          The obligation of the relevant Borrower to reimburse the Lenders for a payment to a beneficiary of an L/C shall be absolute and unconditional, except for matters arising from a Lender's wilful misconduct or gross negligence, and shall not be reduced by any demand or other request for payment of an L/C (a "Demand") paid or acted upon in good faith and in conformity with laws, regulations or customs applicable thereto being invalid, insufficient, fraudulent or forged, nor shall the Borrower's obligation be subject to any defence or be affected by any right of set-off, counter-claim or recoupment which the Borrower may now or hereafter have against the beneficiary, the Lender or any other person for any reason whatsoever, including the fact that the Issuing Bank paid a Demand or Demands (if applicable) aggregating up to the amount of the L/C notwithstanding any contrary instructions from the Borrower to the Issuing Bank or the occurrence of any event including, but not limited to, the commencement of legal proceedings to prohibit payment by the Issuing Bank of a Demand. Any action, inaction or omission taken or suffered by the Issuing Bank under or in connection with an L/C or any Demand, if in good faith and in conformity with laws, regulations or customs applicable thereto shall be binding on the Borrower and shall not place any Lender under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank may receive, accept, or pay as complying with the terms of the L/C, any Demand otherwise in order which may be signed by, or issued to, any administrator, executor, trustee in bankruptcy, receiver or other person or entity acting as the representative or in place of, the beneficiary.

          If a Borrower provides cash in response to any Obligations becoming due and payable under Section 11.2, it shall be entitled to receive interest on the cash provided in accordance with Section 14.15 as long as the cash is held as Collateral.

8.28      Deemed Advance - L/Cs

          Except for amounts which have been funded by the relevant Borrower, any amount which the Issuing Bank pays to any third party in respect of an L/C in satisfaction or partial satisfaction hereof shall also be deemed to be a Prime Rate Advance in the case of Canadian Dollar L/Cs, a Base Rate Advance in the case of US Dollar L/Cs and a Base Rate (UK) Advance (in the case of British Pound L/Cs), in each case under the Credit under which the L/C was issued. The Issuing Bank shall forthwith give notice of the making of such an Advance to the relevant Borrower and the Agent (which shall promptly give similar notice to the other Lenders). Interest shall be payable on such Advances in accordance with the terms applicable to such Advances.

8.29      Prohibited Rates of Interest

          Notwithstanding any other provisions of this Agreement or any other Credit Document, the Borrowers shall not be obliged to make any payment of interest or other amounts payable to the Lenders or the Agent under this Agreement or under any other Credit Document in an amount or at a rate that would be prohibited by law or would result in the receipt by the Lenders or the Agent of interest at a criminal rate, as the terms "interest" and "criminal rate" are defined under the Criminal Code (Canada), or that would contravene any local usury laws which may be applicable to any obligations of the Borrowers to the Lenders or the Agent under or in connection with this Agreement. In any such case, any payment, collection or demand for interest in excess of the maximum permitted rate shall be deemed to have been made by mutual mistake of the relevant Borrower, Agent and Lenders, any excess payment shall be refunded to that Borrower and the amount or rate otherwise payable under the terms of any Credit Document shall be reduced to the maximum amount or rate payable in accordance with applicable law. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles and in the event of any dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Agent shall be conclusive for the purpose of such determination.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES

9.1       Representations and Warranties

          Each Restricted Party represents and warrants to the Lenders as specified below.

9.1.1     Corporate Matters

          (a) It is a duly incorporated and validly existing corporation, is in compliance with the requirements for carrying on business in all jurisdictions in which it carries on business, and has the power and authority, and all material Permits required as of the date hereof, to enter into and perform its obligations under any Credit Documents to which it is or will be a party, to own its Property and to carry on the business in which it is engaged.

          (b) The entering into and the performance by it of the Credit Documents to which it is or will be a party (i) have been duly authorized by all necessary corporate action on its part, (ii) do not and will not violate its Constating Documents, any Requirement of Law, any Permit or any Contract to which it is a party, and (iii) will not result in the creation of any Encumbrance on any of its Property, other than the Security, will not require it to create any Encumbrance on any of its Property and will not result in the forfeiture of any of its Property.

          (c) Its Constating Documents do not restrict the power of its directors to borrow money, to give financial assistance by way of loan, guarantee or otherwise, or to encumber any or all of its present and future Property to secure the Obligations, except for restrictions under any Constating Document which have been complied with in connection with the Credit Documents and the Permitted Obligations.

          (d) It is not in violation of any term of its Constating Documents and is not in violation of any Requirement of Law, Permit or Contract, the violation of which would materially and adversely affect its ability to own its Property and conduct its business, nor will its execution, delivery and performance of any Credit Documents to which it is a party result in any such violation.

9.1.2     Credit Documents

          (a) The Credit Documents to which it is or will be a party have been or will be duly executed and delivered by it and constitute legal, valid and binding obligations enforceable against it in accordance with their respective terms, subject to the availability of equitable remedies and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

          (b) No Event of Default or Pending Event of Default has occurred and is continuing.

          (c) From and after the date on which the relevant Security is delivered and registered if required, the Lenders will have legal, valid and enforceable security upon all of its present and future Property which is or is intended to be Encumbered thereby (as to which it has, or will when acquired have, a good and marketable title as owner or lessee), subject only to Permitted Encumbrances, the availability of equitable remedies, and the effect of bankruptcy, insolvency and similar laws affecting the rights of creditors generally.

9.1.3     Litigation, Financial Statements Etc.

          (a) As of the date of execution of this Agreement, there are no litigation, arbitration or administrative proceedings or industrial or labour disputes outstanding and, to its knowledge after having made reasonable inquiry, there are no proceedings or disputes pending or threatened, against it which, in either case, could materially and adversely affect its ability to perform its obligations under the Credit Documents, except as disclosed on Schedule H.

          (b) All of the historical financial statements which have been furnished to the Lenders, or any of them, in connection with this Agreement are complete and, to its knowledge after reasonable inquiry, fairly present its financial position as of the dates referred to therein and have been prepared in accordance with GAAP except, in the case of quarterly financial statements, notes to the statements and audit adjustments required by GAAP are not included.

          (c) As of 13 February 2004, all projections, including forecasts, budgets, pro formas and business plans provided to the Lenders, or any of them, were prepared in good faith based on reasonable assumptions which were adequately disclosed in the respective documents and are reasonable estimates of the prospects of the businesses referred to therein. [Note: Section amended by Tenth Amending Agreement]

          (d) As of 13 February 2004, it has no liabilities (contingent or other) or other obligations of the type required to be disclosed in accordance with GAAP which are not fully disclosed on its audited financial statements provided to the Lenders for its fiscal year ended 30 April 2003, or its interim financial statements for its fiscal period ended 31 October 2003, other than liabilities and obligations incurred thereafter in the ordinary course of its business. [Note: Section amended by Tenth Amending Agreement]

          (e)    It is not in default under any of the Permitted Encumbrances.

          (f) There is no fact that it has not disclosed to the Agent and the Lenders in writing that materially adversely affects its ability to perform its obligations under the Credit Documents to which it is or will be a party.

          (g) To the best of its knowledge, after all reasonable and prudent testing, its Systems are Year 2000 Compliant.

9.1.4     Sub Debt

          (a) This Agreement does not contravene or conflict with the Sub Debt Indentures and the incurrence of the Obligations is in compliance with the Sub Debt Indentures and will not contravene or cause a default under any Sub Debt Indenture.

          (b) All Obligations are "Senior Indebtedness" and "Designated Senior Indebtedness" as defined in the Sub Debt Indentures relating to the 2000 Notes and the 2004 Notes and are entitled to the benefit of all subordination provisions of the Sub Debt Indentures. [Note: Section amended by Twelfth Amending Agreement]

          (c) This Agreement constitutes the "Senior Credit Facility" as defined in the Sub Debt Indentures relating to the 2000 Notes and the 2004 Notes. [Note: Section amended by Twelfth Amending Agreement]

          (d) CHC has complied in all respects with the Sub Debt Indenture relating to the 2000 Notes in connection with the Schreiner Acquisition, including but not limited to compliance concerning the Debt incurred in connection with the Schreiner Acquisition and the Subsidiaries acquired through the Schreiner Acquisition. [Note: Section added by Tenth Amending Agreement]

9.1.5     Property and Capital Stock

          (a) Schedule F fully and fairly describes as of the date of this Agreement, the ownership of all of its issued and outstanding Capital Stock, the Capital Stock in Restricted Parties and other persons that it owns, the nature of the business that it carries on, the location of its head office (and chief executive office, if different), and the jurisdictions in which its Property is located.

          (b) As of the date of this Agreement, the Aircraft in which it has any interest (including leased Aircraft) are located in the respective jurisdictions specified on Schedule I.

          (c) The Pledged Shares are validly issued as fully paid and non-assessable Capital Stock of the respective Restricted Parties.

          (d) The consents of the shareholders or directors of the respective Restricted Parties that will be delivered at or prior to the time that the Pledged Shares become part of the Security are the only consents that are necessary or desirable in connection with the pledges of the Pledged Shares as part of the Security (including the enforcement of the pledges), except for consents of regulatory authorities that may be required in connection with transfers of Pledged Shares issued by Restricted Parties that directly or indirectly hold Permits for operation of aircraft. The consents of the shareholders or directors will be kept in full force and effect as long as they remain necessary or desirable.

          (e) It owns or is licensed or otherwise has the right to use all Intellectual Property that is necessary for the operation of its business, without conflict with the rights of any other person. All Intellectual Property in which it owns an interest registered in a public office is listed on Schedule J.

9.1.6     Environmental Matters

          (a) To its knowledge having made all due inquiry, (i) there are no active or abandoned underground storage tanks located on any land which it occupies or controls, except those that comply with applicable Requirements of Law, (ii) there are no Hazardous Materials located on, above or below the surface of any land which it occupies or controls (except those being stored in compliance with applicable Requirements of Law) or contained in the soil or water constituting such land, (iii) no release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials has occurred on or from such land and (iv) no land that it occupies or controls has been used as a landfill or waste disposal site.

          (b) Its business and Property have been and are being owned, occupied and operated in substantial compliance with applicable Requirements of Law intended to protect the environment (including, without limitation, laws respecting the disposal or emission of Hazardous Materials), to the best of its knowledge after reasonable inquiry there are no breaches thereof and no enforcement actions in respect thereof are threatened or pending which, in any such case, could materially and adversely affect its ability to perform its obligations under the Credit Documents to which it is or will be a party.

9.1.7     Taxes and Withholdings

          (a) It has (i) duly filed on a timely basis all material tax returns, elections and reports required to be filed by it and has paid, collected and remitted all material Taxes due and payable, collectible or remittable by it, and (ii) made adequate provision for material Taxes payable by it for the current period and any previous period for which tax returns are not yet required to be filed and, except as disclosed in writing to the Agent from time to time, there are no actions, proceedings or claims pending or, to its knowledge, threatened, against it in respect of material Taxes (it being agreed that, for purposes of this clause, the amount of a Tax is material if it equals or exceeds Cdn. $500,000 or the equivalent thereof in another currency).

          (b) It has (i) withheld from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all material Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other receiving officers within the time required under any applicable legislation, and (ii) collected and remitted to the appropriate tax authority when required by law to do so all material amounts collectible and remittable in respect of goods and services tax and similar provincial or state Taxes, and has paid all such material amounts payable by it on account of sales Taxes including goods and services and value-added taxes (it being agreed that, for purposes of this clause, the amount of a Tax is material if it equals or exceeds Cdn. $500,000 or the equivalent thereof in another currency).

9.1.8     Pension Plans

          (a) During the period of twelve consecutive months before the date of the execution and delivery of this Agreement and before the date of any Advance hereunder, (i) no steps have been taken to terminate any Pension Plan (wholly or in part), which could result in a Restricted Party be required to make an additional contribution to the Pension Plan in excess of $100,000, (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction,
                 (iii) no condition exists and no event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Restricted Party of any liability, fine or penalty in excess of $100,000, and (iv) except as disclosed in the financial statements required to be provided pursuant to this Agreement or as otherwise disclosed in writing from time to time to the Agent, no Restricted Party has any contingent liability with respect to any post-retirement benefit under a Welfare Plan.

          (b) Each Pension Plan is in compliance in all material respects with all applicable pension benefits and tax laws, (i) all contributions (including employee contributions made by authorized payroll deductions or other withholdings) required to be made to the appropriate funding agency in accordance with all applicable laws and the terms of each Pension Plan have been made in accordance with all applicable laws and the terms of each Pension Plan, (ii) all liabilities under each Pension Plan are fully funded, on a going concern and solvency basis, in accordance with the terms of the respective Pension Plans, the requirements of applicable pension benefits laws and of applicable regulatory authorities and the most recent actuarial report filed with respect to the Pension Plan, and (iii) no event has occurred and no conditions exist with respect to any Pension Plan that has resulted or could reasonably be expected to result in any Pension Plan having its registration revoked or refused for the purposes of any applicable pension benefits or tax laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under any applicable pension benefits or tax laws, except for any exceptions to clauses (ii) through (iv) above that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on any Restricted Party.

9.1.9     Survival of Representations and Warranties

          Unless expressly stated to be made as of a specific date, the representations and warranties made in this Agreement shall survive the execution of this Agreement and all other Credit Documents, and shall be deemed to be repeated as of the date of each Advance (including any deemed Advance) and as of the date of delivery of each Reporting Certificate, subject to modifications made by CHC to the Lenders in writing and accepted by the Majority Lenders. The Lenders shall be deemed to have relied upon such representations and warranties at each such time as a condition of making an Advance hereunder or continuing to extend the Credits hereunder.

                                    ARTICLE X

                            COVENANTS AND CONDITIONS

10.1      Intercompany Obligations

10.1.1 Each Restricted Party acknowledges that, under the terms of the Security it has given, all Intercompany Obligations owing to it are assigned as security to the Agent. The assignment as security shall not prevent a Restricted Party from receiving payment of Intercompany Obligations unless an Event of Default or Pending Event of Default has occurred and is continuing. Notwithstanding the foregoing, (a) the principal amount of Intercompany Loan Obligations owing by Vinland, HSG and HSAS shall not be repaid, converted, forgiven or otherwise reduced or eliminated without the prior written consent of the Majority Lenders and (b) the principal amount of Intercompany Loan Obligations owing to Restricted Parties incorporated in Denmark or Norway by other Restricted Parties shall not be repaid without the prior written consent of the Majority Lenders, except to the extent that the principal amount is being reduced pursuant to a scheduled reduction specified in the documentation relating to the Intercompany Loan Obligation that has been provided to the Agent.

10.1.2 Intercompany Obligations are assigned to the Agent under the Security, and shall be paid free of any set-off, counterclaim, defence or other right that the Restricted Parties, or any of them, owing Intercompany Obligations may have against Restricted Parties, or any of them, to whom Intercompany Obligations are owed.

10.2      Financial Covenants

[Note: In the Sixth Amending Agreement, the Lenders agreed that for the purposes of determining the Total Debt Ratio, the Senior Debt Ratio and the Adjusted Total Debt Ratio during the period from 30 April 2002 to 29 June 2002, Total Debt may be calculated by deducting all cash, certificates of deposit or similar securities issued by any of the Lenders, debt obligations of the federal government of Canada, debt securities of publicly traded issuers that are rated as investment grade by nationally recognized rating agencies and have a term to maturity of not more than 40 days, or other securities acceptable to the Majority Lenders as being equivalent to cash that are held by CHC on a consolidated basis.]

10.2.1 During the term of this Agreement, CHC shall at all times maintain a Total Debt Ratio of not greater than the following:

                 Period                                        Ratio
                 ------                                        -----
                 to 29 April 2001                              5.40 to 1
                 30 April 2001 to 29 April 2002                4.75 to 1
                 30 April 2002 to 29 April 2003                4.00 to 1
                 Thereafter                                    3.50 to 1

10.2.2 During the term of this Agreement, CHC shall at all times maintain a Senior Debt Ratio of not greater than the following:

                 Period                                        Ratio
                 ------                                        -----
                 to 29 April 2001                              3.50 to 1
                 30 April 2001 to 29 April 2002                3.25 to 1
                 Thereafter                                    2.50 to 1

10.2.3 During the term of this Agreement, CHC shall at all times maintain an Adjusted Total Debt Ratio of not greater than the following:

                 Period                                        Ratio
                 ------                                        -----
                 to 29 April 2001                              6.25 to 1
                 30 April 2001 to 29 April 2002                5.75 to 1
                 30 April 2002 to 29 April 2003                5.00 to 1
                 Thereafter                                    4.50 to 1

10.2.4 During the term of this Agreement, CHC shall at all times maintain an Interest Coverage Ratio of not less than the following:

                 Period                                        Ratio
                 ------                                        -----
                 to 29 April 2001                              1.75 to 1
                 30 April 2001 to 29 April 2002                2.00 to 1
                 30 April 2001 to 29 April 2003                2.25 to 1
                 Thereafter                                    2.50 to 1

10.2.5 During the term of this Agreement, CHC shall at all times maintain a Fixed Charge Coverage Ratio of not less than the following:

                 Period                                        Ratio
                 ------                                        -----
                 to 29 April 2001                              1.00 to 1
                 Thereafter                                    1.10 to 1

10.3      Positive Covenants

          During the term of this Agreement, each Restricted Party shall perform the covenants specified below.

10.3.1    Payment; Operation of Business

          (a) It shall duly and punctually pay the Obligations, either as Borrower or in accordance with any guarantee it has given, at the times and places and in the manner required by the terms thereof.

          (b) It shall operate its business in accordance with sound business practice and in compliance in all material respects with all applicable Requirements of Law (including but not limited to those regarding ownership of persons carrying on the type of business that it carries on) and Material Contracts and Material Permits.

          (c) It shall obtain, as and when required, all Permits and Contracts which may be material to permit it to acquire, own, operate and maintain its business and Property and perform its obligations under the Credit Documents to which it is or will be a party, and preserve and maintain those Permits and Contracts and all such Permits and Contracts now held by it in good standing.

10.3.2    Inspection

          It shall at all reasonable times and from time to time upon reasonable advance notice (unless an Event of Default or Pending Event of Default has occurred and is continuing, in which case notice shall not be required), permit representatives of the Lenders to inspect any of its Property and to examine and take extracts from its financial books, accounts and records, including but not limited to accounts and records stored in computer data banks and computer software systems, and to discuss its financial condition with its senior officers and (in the presence of such of its representatives as it may designate) its auditors, the reasonable expense of all of which shall be paid by CHC, provided that:

          (a) the Lenders' exercise of their rights under this clause does not unreasonably interfere with the operations of the Restricted Parties;

          (b) the Lenders maintain the confidentiality of all information they receive in accordance with usual requirements of banker / customer confidentiality, and do not disclose or use it except for the purposes of this Agreement;

          (c) any representative of a Lender who is not an employee of that Lender has executed and delivered an agreement in favour of the Restricted Parties and the Lenders to use any information obtained as a result of any inspection or examination on behalf of a Lender only for the purposes of this Agreement, and has established to the reasonable satisfaction of CHC and the Lenders that there is no inherent conflict of interest between the business and clientele of the Restricted Parties and the business and clientele (other than the Lenders) of that representative;

          (d) unless an Event of Default or Pending Event of Default has occurred and is continuing, CHC shall only be required to pay the expense of one inspection in any fiscal year of CHC for any particular Aircraft or premises;

          (e) unless an Event of Default or Pending Event of Default has occurred and is continuing, any inspection shall be undertaken by qualified representatives of the Lenders (as determined by the Agent) who are most closely located to the Aircraft or premises to be inspected so as to minimize the expense to CHC.

10.3.3    Insurance

          (a) It shall maintain insurance on all its Property with financially sound and reputable insurance companies or associations including all-risk property insurance, comprehensive general liability insurance and business interruption insurance, in amounts and against risks that are reasonably required by the Lenders, and shall furnish to the Agent, on written request, satisfactory evidence of the insurance carried.

          (b) It shall cause policies of insurance referred to above to contain a standard mortgage clause and other customary endorsements for the benefit of lenders, all in a form acceptable to the Lenders acting reasonably, and a provision that such policies will not be amended in any manner which is prejudicial to the Lenders or be cancelled without 30 days' prior written notice being given to the Agent by the issuers thereof. It shall also cause the Agent to be named as an additional insured with respect to public liability and, subject to Section 10.9, cause all of the proceeds of insurance under such policies to be made payable and to be paid to the Agent for and on behalf of the Lenders as their interests may appear to the extent of the Obligations.

          (c) Whenever reasonably requested in writing by the Agent, it shall cause certified copies of the policies of insurance carried pursuant to this Section to be delivered to the Agent, but the Lenders shall maintain the confidentiality of all information they receive in accordance with usual requirements of banker / customer confidentiality, and shall not disclose or use it except for the purposes of this Agreement.

          (d) It shall provide the Agent promptly with such other evidence of the insurance as the Lenders may from time to time reasonably require.

10.3.4    Taxes and Withholdings

          (a)    It shall pay all Taxes as they become due and payable unless
                 (i) they are being contested in good faith by appropriate proceedings and it has made arrangements satisfactory to the Majority Lenders acting reasonably in respect of payment of the contested amount or (ii) the amount of unpaid Taxes cannot be reliably determined and is less than an aggregate of $100,000 for all such Taxes that are outstanding at any time.

          (b) It shall withhold from each payment made to any of its past or present employees, officers or directors, and to any non-resident of the country in which it is resident, the amount of all Taxes and other deductions required to be withheld therefrom and pay the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law.

          (c) It shall collect from all Persons the amount of all Taxes required to be collected from them and remit the same to the proper tax or other receiving officers within the time required under any applicable Requirement of Law.

10.3.5    Other Matters

          (a) It shall, immediately upon receipt, deliver to the Agent on behalf of the Lenders, certificates representing all Capital Stock of other Restricted Parties or of other persons in which it owns Capital Stock that it acquires after the date that Capital Stock of the Restricted Parties or other persons is first delivered as part of the Security, together with executed stock powers of attorney relating to those certificates (or if certificates in respect of such Capital Stock are not available, take such other steps to perfect the Security relating to such Capital Stock as the Agent requires), and shall also deliver to the Agent originals of all promissory notes and similar instruments evidencing Intercompany Loan Obligations, endorsed for payment to the Agent on behalf of the Lenders.

          (b) It shall provide such evidence of on-going compliance with Requirements of Law relating to Hazardous Materials as the Majority Lenders may reasonably require from time to time including, without limitation, if so requested by the Majority Lenders, acting reasonably upon reasonable cause, having conducted one or more environmental site assessment and/or compliance audits (each consisting of a non-intrusive phase I audit and recommendations with respect to the findings described therein and such other audits or investigations recommended in each such phase I audit, including, without limitation, an intrusive phase II audit) and reports thereon by an independent consultant engaged by the Restricted Parties and acceptable to the Majority Lenders, acting reasonably. It shall also remove, clean up or otherwise remedy the matters referred to in Section 10.4.2(c).

          (c) To the extent it has any interest in Aircraft, it shall comply with the requirements of Schedule M for owned and leased Aircraft, as applicable.

          (d) If requested by the Agent, it shall diligently pursue consents in respect of the Security from landlords of leasehold real property in which any Restricted Party carries on business and an agreement of

                 Vector Aerospace Corporation concerning continued supply of management information services to the Restricted Parties.

          (e) In the case of CHC, it shall diligently pursue the voluntary dissolution or winding up, or sale to a third party on terms approved by the Lenders, of each of Pacific Aerospace Services Inc., Pacific Northwest Helicopters Inc., Okanagan Helicopters Limited, Helimatic AS, Clyde Helicopters Ltd., Bond Rotary Wing Limited, Bond Helicopters BV, Court Republic Helicopters (Proprietary) Ltd., Cape Aero Services (Pty.) Ltd., Rotorwing (Pty.) Ltd. and Marine Aviation Services (Africa) Ltd. in order to complete the dissolution, winding up or sale as soon as possible and in any event not later than 30 April 2001. In the interim, it shall ensure that none of those corporations carries on any business or owns any Property unless it has first become a Restricted Party in accordance with Section 6.1.

          (f) In the case of CHC, it shall enter into Swaps for the purpose of fixing interest rates and hedging currency risk in amounts and on terms satisfactory to the Agent not later than 30 September 2000, and shall maintain those Swaps thereafter.

          (g) Within six months after request by the Majority Lenders, it shall implement the proposal approved by the Lenders for steps to be taken so that its Permits for the operation of Aircraft in the United Kingdom, Norway, Denmark and other relevant jurisdictions are not dependent on the citizenship of Mr. Craig
                 L. Dobbin.

10.4      Reporting and Notice Requirements

          During the term of this Agreement, CHC shall deliver or cause the delivery of the periodic reports specified below and shall give notices in the circumstances specified below, or cause notices to be given. All financial statements and other reports shall be in a form satisfactory to the Lenders and all financial statements shall be prepared in accordance with GAAP.

10.4.1    Periodic Reports

          (a) CHC shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters, cause to be prepared and delivered to the Lenders, a statement of its inventory and an aged listing of its accounts receivable, each on a consolidated basis and with such unconsolidated information in respect of individual Restricted Parties as the Lenders may specify. [Note: Section amended by Ninth Amending Agreement]

          (b) CHC shall, as soon as practicable and in any event within 45 days of the end of each of its fiscal quarters (including the fourth quarter, except that 60 days shall be allowed for the fourth quarter), cause to be prepared and delivered to the Lenders, its interim unaudited consolidated financial statements as at the end of such quarter and interim unaudited unconsolidated financial statements of such Restricted Parties as the Lenders may specify from time to time as at the end of such quarter, in each case including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position.

          (c) CHC shall, as soon as practicable and in any event within 90 days after the end of each of its fiscal years, cause its consolidated annual financial statements to be prepared and delivered to the Lenders including, without limitation, balance sheet, statement of income and retained earnings and statement of changes in financial position for such fiscal year, which shall be audited by an internationally recognized accounting firm.

          (d) CHC shall, concurrently with the delivery of its quarterly financial statements, provide the Lenders with a Reporting Certificate.

          (e) CHC shall, as soon as practicable and in any event not later than 45 days after the beginning of each of its fiscal years, cause to be prepared and delivered to the Lenders, a budget with projections for the current and the following four fiscal years. The budget shall cover CHC on a consolidated basis and other Restricted Parties designated by the Agent on an unconsolidated basis and shall include, without limitation, a projected income statement, a projected statement of changes in funds, estimates of capital expenditures and tax losses and deferrals, and a list of all Material Contracts expiring in all relevant periods, all broken down quarterly for the current fiscal year only and annually thereafter, and otherwise in detail acceptable to the Agent and the Majority Lenders.

          (f) CHC shall, as soon as practicable and in any event not later than 45 days after the beginning of each of its fiscal years, cause to be prepared and delivered to the Lenders, a current appraisal by an independent appraiser satisfactory to the Agent of all of the Aircraft owned by Restricted Parties. The appraisal may be a "desk-top" appraisal based on information provided to the appraiser concerning the specifications and hours of service of the Aircraft rather than physical inspection of the Aircraft.

          (g) CHC shall promptly provide each of the Lenders with copies of all information concerning its financial condition and Property that is provided to the trustees or noteholders under the Sub Debt

                 Indentures and not otherwise provided to the Lenders, copies of all notices received from the trustees or noteholders under the Sub Debt Indentures, and all other information reasonably requested by the Lenders from time to time concerning the business, financial condition and Property of the Restricted Parties.

          (h) CHC shall, as soon as practicable and in any event within 25 days of the end of each month, cause to be prepared and delivered to the Lenders, an unconsolidated statement of accounts receivable of each Restricted Party incorporated under the laws of the Netherlands which has given a pledge of its accounts receivable as part of the Security in the form of "borderel" attached to the relevant pledge. [Note: Section added by Tenth Amending Agreement]

          If there is any change in a subsequent period from the accounting policies, practices and calculation methods used by CHC in preparing its financial statements for its fiscal year ended 30 April 1999, or components thereof, CHC shall provide the Lenders with all information that the Lenders require to ensure that reports provided to the Lenders after any change are comparable to previous reports. In addition, all calculations made for the purposes of this Agreement shall continue to be made based on the accounting policies, practices and calculation methods that were used in preparing CHC's financial statements for its fiscal year ended 30 April 1999 if the changed policies, practices and methods would materially affect the results of those calculations.

10.4.2    Requirements for Notice

          (a) CHC shall immediately notify the Lenders of any Event of Default or Pending Event of Default, or of any material default (either by a Restricted Party or by any other party) under any Material Contract or Material Permit, or of any event which, with or without the giving of notice, lapse of time or any other condition subsequent, would be a material default or would otherwise allow the termination of any Material Contract or Material Permit or the imposition of any material sanction on any party to a Material Contract or Material Permit, and shall from time to time provide the Lenders with all information reasonably requested by any of the Lenders concerning the status thereof.

          (b) CHC shall immediately notify the Lenders on becoming aware of the occurrence of any litigation, dispute, arbitration, proceeding, labour or industrial dispute or other circumstance affecting it, the result of which if determined adversely would have a material and adverse effect on the ability of any Restricted Party to perform its obligations under this Agreement, or the Credit Documents to which it is or will be a party, and shall from time to time provide the Lenders with all reasonable information requested by any of the Lenders concerning the status thereof.

          (c) CHC shall immediately notify the Agent upon (i) learning of the existence of Hazardous Materials located on, above or below the surface of any land which any Restricted Party owns, leases, occupies or controls (except those being stored, used or otherwise handled in substantial compliance with applicable Requirements of Law), or contained in the soil or water constituting such land (in excess of levels prescribed under applicable Requirements of Law, guidelines or policies of applicable regulatory authorities or which would constitute an actual or potential breach of or non-compliance with any Requirements of Law) and (ii) the occurrence of any reportable release, spill, leak, emission, discharge, leaching, dumping or disposal of Hazardous Materials that has occurred on or from such land which, as to either (i) or (ii), would materially and adversely affect the ability of any Restricted Party to perform its obligations under the Credit Documents to which it is or will be a party, and shall provide the Agent with details (including cost) of the work required to remove, clean up or otherwise remedy the matters referred to in the notice.

          (d) CHC shall provide notice to the Agent and copies of all relevant documentation immediately upon becoming aware of (i) the institution of any steps by any Restricted Party or any applicable regulatory authority to terminate any Pension Plan (wholly or in part) which could result in any Restricted Party being required to make an additional contribution to the Pension Plan in excess of $100,000, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien or charge under any applicable pension benefits laws of any other jurisdiction,
                 (iii) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Restricted Party furnish a bond or other security to such Pension Plan or any applicable regulatory authority, or
                 (iv) the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Restricted Party of any material liability, fine or penalty, or any increase in the contingent liability of any Restricted Party in excess of $100,000 with respect to any post-retirement Welfare Plan benefit.

          (e) CHC shall immediately notify the Agent if either the Aircraft model Sikorsky S61N, registration no. C-GSAB, serial no. 61823 or the Aircraft model Sikorsky S61N, registration no. C-GSBL, serial no. 61754 is moved outside Nova Scotia.

10.5      Ownership of the Restricted Parties

          During the term of this Agreement, there shall not, without the prior written consent of the Majority Lenders (which shall not be unreasonably withheld), be any change in the ownership or control of the Restricted Parties other than CHC from that described on Schedule F. In addition, there shall be no change in the ownership of CHC that would result in Mr. C.L. Dobbin ceasing to control CHC, except that his shares may be transferred within his immediate family upon his death (as long as steps are immediately taken to preserve all Permits for the operation of Aircraft by the Restricted Parties and no such Permits are adversely affected) or for succession planning purposes (as long as steps approved by the Majority Lenders are taken before any such transfer to ensure that no such Permits are adversely affected).

10.6      Negative Covenants

          During the term of this Agreement, the Restricted Parties shall not do any of the things specified in this Section without the prior written consent of the Majority Lenders, which shall not be unreasonably withheld.

10.6.1    Financial Transactions and Encumbrances

          No Restricted Party shall:

          (a) create, incur, assume or permit any debts, liabilities or obligations of any kind (including contingent liabilities and Leases) to remain outstanding, other than Permitted Obligations; [Note: Section amended by Eleventh Amending Agreement]

          (b) prepay, redeem, defease, repurchase or make other payments in respect of any of its Debt for borrowed money, other than:

                 (i)     the Obligations;

                 (ii) scheduled payments under the 1987 Debentures and payments required to redeem the 1987 Debentures in their entirety, which CHC agrees to do on or before 30 June 2004 (in each case as long as no Event of Default or Pending Event of Default has occurred and is continuing or would result from payment being made); [Note: Section amended by Twelfth Amending Agreement]

                 (iii) scheduled payments of interest under the 2004 Notes, which may be made if no payment blockage period or other suspension of the rights of the holders of 2004 Notes to receive payment contemplated in the subordination provisions of the relevant Sub Debt Indenture is in effect and no Event of Default or Pending Event of Default has occurred and is continuing or would occur as a result, payments necessary to purchase all 2000 Notes that are tendered for purchase on or before 5 May 2004 in response to CHC's tender offer at a price of up to 107.85% and payments necessary to redeem all 2000 Notes that are not tendered for purchase, which CHC agrees to do on 15 July 2004, in each case as long as no Event of Default or Pending Event of Default has occurred and is continuing or would result from payment being made; [Note: Section Amended by Twelfth Amending Agreement. In the Sixth Amending Agreement, the Lenders agreed that notwithstanding Section 10.6.1(b), CHC may use a portion of the proceeds of shares issued on 25 April 2002 to prepay up to 35% of the principal amount of the 2000 Notes at 111.75% of the principal amount thereof, together with accrued and unpaid interest.]

                 (iv) payments in respect of the purchase money and other obligations contemplated in item (k) of the definition of "Permitted Encumbrances," and payments required to discharge the Encumbrances on real estate in Norway contemplated in item (o) of the definition of "Permitted Encumbrances," which CHC agrees to make on or before 30 June 2004; [Note: Section amended by Twelfth Amending Agreement]

                 (v) payments in respect of Intercompany Loan Obligations that are not prohibited by Section 10.1.1;

                 (vi) payments in respect of the Discovery Note as permitted by Section 10.7;

          (c) make loans to any other person, guarantee, endorse or otherwise become liable for any debts, liabilities or obligations of any other person, or give other financial assistance of any kind to any other person, except for:

                 (i) the guarantees given as part of the Security or in connection with the 2000 Notes and the 2004 Notes; [Note: Section amended by Twelfth Amending Agreement]

                 (ii) loans and advances resulting in Intercompany Loan Obligations, provided that it promptly complies with
                         Section 10.3.5(a) and promptly delivers any additional documents reasonably required by the Agent to ensure that the Intercompany Loan Obligation is secured, guaranteed and assigned to the Agent for the benefit of the Lenders in the same manner as similar Intercompany Loan Obligations existing at the date of this Agreement;

                 (iii) guarantees that are Permitted Obligations or that are in respect of debts, liabilities and obligations of other Restricted Parties that are Permitted Obligations;

          (d) enter into any Swap except for (i) Swaps secured by the Security as Other Secured Obligations and (ii) other Swaps that are not entered into for speculative purposes, nor enter into any Swap if the notional amount or the term of the proposed transaction would adversely affect the Borrowers' ability to make principal payments required under the terms of this Agreement or, in the case of interest rate swaps and similar transactions, the aggregate notional amount swapped by all Restricted Parties at any time (net of offsetting transactions) exceeds the outstanding amount of the Credits and the 2004 Notes at that time; [Note: Section amended by Twelfth Amending Agreement]

          (e) create, incur or assume or suffer to exist or cause or permit any Encumbrance upon or in respect of any of its Property, except for Permitted Encumbrances; or

          (f) do or permit anything to adversely affect the ranking or validity of the Security except by incurring a Permitted Encumbrance.

10.6.2    Business and Property

          No Restricted Party shall:

          (a) effect any material change in its business as it exists at the date of this Agreement;

          (b)    acquire any material Property of any person, except for:

                 (i) acquisitions of inventory and Parts in the ordinary course of business for the purpose of carrying on its business;

                 (ii) acquisitions of Capital Stock of operating companies and acquisitions of Property in connection with the acquisition of an operating business where the aggregate cost of all such acquisitions for all Restricted Parties does not exceed $35,000,000 or the equivalent in other currencies in any fiscal year of CHC [Note: Section amended by Seventh Amending Agreement]

                 (iii) acquisitions of Aircraft and other Property through Capital Expenditures permitted by this Agreement or otherwise consented to by the Majority Lenders;

                 [Note: In the Tenth Amending Agreement, notwithstanding Section 10.6.2(b), the Lenders consented to the Schreiner Acquisition]

          (c) incur Net Capital Expenditures in excess of an aggregate of $15,000,000 for CHC on a consolidated basis in any fiscal year, plus an amount equal to 50% of Excess Cash Flow in any fiscal year, to the extent such Excess Cash Flow has not been used to make Restricted Payments; the unused amount of Excess Cash Flow may be carried forward from year to year and used to make Net Capital Expenditures in a subsequent year in addition to funds otherwise available for that purpose;

          (d) have any Subsidiaries or hold or acquire Capital Stock or other securities of, or make investments in, any other person except:

                 (i)     other Restricted Parties as specified on Schedule F;

                 (ii) investments in other corporations as specified on Schedule F;

                 (iii)   others as permitted in item (b) above;

          (e) permit any sale, lease or other disposition of the whole or any material part of its Property, including any disposition as part of which Lease obligations are assumed directly or by guarantee by any Restricted Party, except for: [Note: Section amended by Eleventh Amending Agreement]

                 (i) sales of inventory in the ordinary course of business and sales of not greater than $2,000,000 each to dispose of inventory in excess of that required for its operating requirements, including its repair and overhaul business;

                 (ii) (A) sales of Aircraft that are no longer required in the Restricted Parties' fleet, in the normal course of business for cash at fair market value, up to aggregate proceeds of sale of $60,000,000 or the equivalent in other currencies for all Restricted Parties in any fiscal year of CHC and (B) sales or other dispositions of Aircraft that are then Leased back, for cash at fair market value, up to aggregate proceeds of sale of $60,000,000 or the equivalent in other currencies for all Restricted Parties in any fiscal year of CHC; the dispositions and Lease backs of Super Puma L Aircraft bearing serial numbers 2102 and 2106, AS365N2

                         Aircraft bearing serial numbers 6392 and 6409, an AS365N Aircraft bearing serial number 6088 and S76C Aircraft bearing serial numbers 760408, 760415 and 760417 shall be included in calculating the limit for CHC's fiscal year ending 30 April 2004; [Note: Section amended by Eleventh Amending Agreement]

                 [Note: In the Eleventh Amending Agreement, the Lenders agreed that the sale of the Super Puma L Aircraft bearing serial number 2102 referred to above, together with the concurrent amendment to Schedule K shall be considered as satisfying the conditions regarding Heliworld Leasing Ltd. contained in sections 2(e) and (f) of the Eighth Amending Agreement. The Lenders also confirmed their consent, which was previously communicated to CHC, to the dispositions and Lease backs of Super Puma L Aircraft bearing serial numbers 2179, 2069, 2038 and 2075 that were completed on or about 30 April 2003 and waived any conditions to that consent relating to the use of the proceeds thereof, provided that CHC is in compliance with
                 Section 6.4.1.]

                         (iii) transactions that involve Aircraft that are purchased and sold and leased back within 180 days after purchase under operating leases that comply with Section 1.1.96(q)(iv);

                         (iv) dispositions (including leases) of Aircraft and Parts that are permitted by Schedule M;

                         [Note: In the Eighth Amending Agreement, the Lenders consented to the transfer by CHC Scotia Limited of its overhaul services business and assets and its logistics and base maintenance business and assets to Astec Helicopter Service AS]

                 (f) enter into any transaction of any kind with any affiliate or associate (as those terms are defined in the Canada Business Corporations Act as of the date of this Agreement), or person of which it is an associate except on a commercially reasonable basis as if it were dealing with such person on an arm's length basis, and on other terms satisfactory to the Majority Lenders.

10.6.3    Corporate Matters

          No Restricted Party shall:

          (a) consolidate, amalgamate or merge with any other person, enter into any corporate reorganization or other transaction intended to effect or otherwise permit a change in its existing Constating Documents, liquidate, wind-up or dissolve itself, or permit any liquidation, winding-up or dissolution;

          (b) change its name without providing the Lenders with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Agent to perfect the Security with respect to the change in name;

          (c) permit its chief executive office to be located out of the respective jurisdictions specified on Schedule F without providing the Agent with prior written notice thereof and promptly taking other steps, if any, as the Lenders reasonably request to permit the Agent to perfect the Security with respect to the change in location;

          (d) change its fiscal year end (being 30 April for CHC), except that HSG and its Subsidiaries may change their fiscal year end to 30 April and Bond Helicopter Services Limited and its Subsidiaries may change their fiscal year ends to either 30 April or 30 June;

          (e)    change its auditors;

          (f) be a party to any amendment or waiver of the terms of the 1987 Debentures, the Discovery Note or any Intercompany Loan Obligation;

          (g) be a party to any amendment or waiver to the terms of the 2000 Notes or 2004 Notes or any documents relating to any of them, other than amendments that do not in any way affect the subordination provisions of the 2000 Notes or 2004 Notes and that are for the sole purpose of curing any immaterial ambiguity, defect or inconsistency in other provisions of the 2000 Notes or 2004 Notes, or be a party to any amendment of any kind without immediately providing the Agent with copies of all documents and other information relating to the amendment; [Note: Section amended by Twelfth Amending Agreement]

          (h) give any notice, make any statement or otherwise claim that a "Payment Default" or "Non-Payment Default" (each as defined in the Sub Debt Indentures) has been cured or waived or has ceased to exist without the prior written consent of the Agent acting on the instructions of the Lenders or Majority Lenders as required by Sections 12.7.2 and 12.7.3.

[Note: In the Tenth Amending Agreement, notwithstanding Section 10.6, the Lenders consented to the following arrangement with Fortis Bank to be implemented after completion of the Schreiner Acquisition, repayment of all other obligations of Schreiner and its Subsidiaries to Fortis Bank and release of all other Encumbrances held by Fortis Bank:

          (A) Schreiner Airways BV will continue to be liable to Fortis Bank for reimbursement of any payments made by Fortis Bank under a letter of credit in the amount of US $15,900,000 issued to Veba Oil BV to secure prepayment of the purchase price of a Bombardier Dash 8 Q-300 aircraft which has been purchased by Schreiner Airways BV and modified for resale to Veba Oil BV;

          (B) Fortis Bank will hold a mortgage on that aircraft and CHC will guarantee the reimbursement obligations of Schreiner Airways BV;

          (C) the mortgage held by Fortis Bank and CHC's guarantee will be released upon sale of the aircraft to Veba Oil BV, which is expected to occur by 1 March 2004.]

10.7      Payments by CHC

          CHC shall not make any Restricted Payment, except that, if no Event of Default or Pending Event of Default has occurred or would result from payment:

          (a) CHC may pay interest on the Discovery Note monthly at a rate of 12% per annum;

          (b) after it has made all other payments required to be made to the Lenders from Excess Cash Flow, CHC may pay dividends to its shareholders which shall not in any fiscal year exceed 25% of its Excess Cash Flow for the preceding fiscal year if the Total Debt Ratio is less than 3.50 to 1 at the time of payment and the lesser of 25% of its Excess Cash Flow for the preceding fiscal year and $1,750,000 if the Total Debt Ratio is greater than or equal to 3.50 to 1 at the time of payment;

          (c) CHC may repurchase its Capital Stock in accordance with a normal course issuer bid approved by the Toronto Stock Exchange over the 12 month period ending 31 March 2004 for an aggregate amount not in excess of $25,000,000. [Note: Section added by Ninth Amending Agreement]

10.8      Limits on Certain Restricted Parties

          Each Restricted Party listed on Schedule K shall comply with the limits on its Property, business activities and other matters described on that Schedule and each Restricted Party which owns Capital Stock of any other person listed on Schedule K shall cause that person to comply with the limits on its Property, business activities and other matters described on that Schedule.

10.9      Use of Insurance Proceeds

10.9.1 Unless otherwise specified in this Section or Section 4.5, all proceeds of insurance required to be maintained by the Restricted Parties under the terms of this Agreement shall be paid to the Agent and be applied by it to repay the Obligations and permanently reduce the amount of one or more Credits, either directly or through repayment of Intercompany Loan Obligations.

10.9.2 Proceeds of liability insurance shall be paid to the person to whom the affected Restricted Party is liable.

10.9.3 Proceeds of insurance covering loss of or damage to Property that is the subject of a Permitted Encumbrance having priority over the Security may be paid to the holder of the Permitted Encumbrance. Other proceeds of insurance covering loss of or damage to Property and proceeds of business interruption insurance in an amount of less than $2,500,000 per claim may be paid by the insurer directly to the affected Restricted Party unless, if an Event of Default or Pending Event of Default has occurred and is continuing, the Agent requires that payment be made to the Agent. Any such proceeds in an amount greater than $2,500,000 per claim shall be paid by the insurer to the Agent. Proceeds of such insurance (including those received by the Agent) shall, in any event, be used in accordance with Section 4.5. Where proceeds are greater than $2,500,000 and are used to repay Credits A and/or B, the Majority Lenders may impose conditions on re-advancing those proceeds under Credits A and/or B with a view to ensuring that proceeds relating to loss of or damage to Property are used to fully repair or replace the Property in respect of which the insurance proceeds are payable or, in the case of loss of Aircraft, to obtain alternate or additional Aircraft selected by CHC or the affected Restricted Party in its best judgment, or to repay the Obligations as they fall due from time to time (including as a result of any demand for payment of the Obligations).

                                   ARTICLE XI

                                     DEFAULT

11.1      Events of Default

          Each of the following events shall constitute an Event of Default under this Agreement:

          (a) a Borrower fails to pay any amount of principal or interest (including any amount relating to a Bankers' Acceptance or L/C) when due or, to pay fees or other Obligations (apart from principal and interest) within three days of when due; or

          (b) a Restricted Party makes any representation or warranty under any of the Credit Documents which is incorrect or incomplete in any material respect when made or deemed to be made, it being agreed that an incorrect representation that there is no Pending Event of Default shall not result in the Restricted Parties being disentitled to any cure period otherwise associated with the Pending Event of Default; or

          (c) a Restricted Party ceases or threatens to cease to carry on its business, or admits its inability or fails to pay its debts generally; or

          (d) a Restricted Party permits any default under one or more agreements or instruments relating to its Debt other than the Obligations (including but not limited to the Sub Debt or the Discovery Note) or permits any other event to occur and to continue after any applicable grace period specified in such agreements or instruments, if the effect of one or more of such events is to accelerate, or to permit (in accordance with any applicable inter-creditor and subordination arrangements) the acceleration of, the date on which Debt in an aggregate amount of US $1,000,000 or more becomes due (whether or not acceleration actually occurs); or

          (e) a Restricted Party becomes a bankrupt (voluntarily or involuntarily); or

          (f) a Restricted Party becomes subject to any proceeding or other action for liquidation, arrangement, winding up, relief of creditors or the appointment of a receiver, trustee or administrator over, or becomes subject to a judgment or order which has or might have a material and adverse effect on, any material part of its Property, and such proceeding, if instituted against the Restricted Party, or such judgment or order, is not contested diligently, in good faith and on a timely basis and dismissed or stayed within 45 days of its commencement or issuance; or

          (g) a Restricted Party denies, to any material extent, its obligations under the Credit Documents or claims any of the Credit Documents to be invalid or withdrawn in whole or in part (including but not limited to any purported termination of any guarantee); or any of the Credit Documents is invalidated by any act, regulation or governmental action or is determined to be invalid by a court or other judicial entity and such determination has not been stayed pending appeal; or

          (h) a final judgment, writ of execution, garnishment or attachment or similar process is issued or levied against any of the Property of a Restricted Party and such judgment, writ, execution, garnishment, attachment or similar process is not released, bonded, satisfied, discharged, vacated or stayed within 10 days after its entry, commencement or levy; or

          (i) an Encumbrancer takes possession of all or a substantial portion of the Property of a Restricted Party by appointment of a receiver, receiver and manager, or otherwise; or

          (j) there is a breach of Section 10.2 or 10.5, or CHC fails to make an offer to repay Advances upon an event of failure as required by Section 4.5.2; or

          (k) there is a breach of any other provision of any of the Credit Documents and such breach (if it is capable of being corrected or otherwise satisfied) is not corrected or otherwise satisfied within 30 days after the Agent, for and on behalf of the Lenders, gives written notice thereof; or

          (l) any Material Permit expires or is withdrawn, cancelled, terminated, or modified to the material detriment of a Restricted Party or its Property or business, and is not reinstated or replaced within five days thereafter without material impairment to its Property or business; or

          (m) a default by a Restricted Party or any other party to any Material Contract occurs, or any other event occurs under any Material Contract, and continues without being waived after any applicable grace period specified in the Material Contract, if the effect of the default or other event (if not waived) is to terminate the Material Contract or if the default or other event results in a declaration of non-performance being issued or similar step being taken with respect to a Restricted Party.

11.2      Acceleration and Termination of Rights

          If any Event of Default occurs, no Lender shall be under any further obligation to make Advances or to accept orders as Bankers' Acceptance and the Majority Lenders may instruct the Agent to give notice to the Borrowers (i) declaring the Lenders' obligations to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declaring the Obligations or any of them to be forthwith due and payable, whereupon they shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and/or
(iii) demanding that each Borrower deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

          Notwithstanding the preceding clause, if a Restricted Party becomes a bankrupt (voluntarily or involuntarily), or institutes any proceeding seeking liquidation, rearrangement, relief of debtors or creditor or the appointment of a receiver or trustee over any material part of its Property, then without prejudice to the other rights of the Lenders as a result of any such event, without any notice or action of any kind by the

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                                      -92-

Agent or the Lenders, and without presentment, demand or protest, the Lenders' obligation to make Advances shall immediately terminate, the Obligations shall immediately become due and payable and each Borrower shall be obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account.

11.3      Payment of Bankers' Acceptances and L/Cs

          Immediately upon any Obligations becoming due and payable under
Section 11.2, each Borrower shall, without necessity of further act or evidence, be and become thereby unconditionally obligated to deposit forthwith with the Agent for the Lenders' benefit Collateral equal to the full principal amount at maturity of all Bankers' Acceptances and L/Cs then outstanding for its account and each Borrower hereby unconditionally promises and agrees to deposit with the Agent immediately upon such demand Collateral in the amount so demanded. Each Borrower authorizes the Lenders, or any of them, to debit its accounts with the amount required to pay such L/Cs, and to pay such Bankers' Acceptances, notwithstanding that such Bankers' Acceptances may be held by the Lenders, or any of them, in their own right at maturity. Amounts paid to the Agent pursuant to such a demand in respect of Bankers' Acceptances and L/Cs shall be applied against, and shall reduce, pro rata among the Lenders, to the extent of the amounts paid to the Agent in respect of Bankers' Acceptances and L/Cs, respectively, the obligations of the relevant Borrower to pay amounts then or thereafter payable under Bankers' Acceptances and L/Cs, respectively, at the times amounts become payable thereunder.

          A Borrower shall be entitled to receive interest on cash held as Collateral in accordance with Section 14.15.

11.4      Remedies

          Upon the occurrence of any event by which any of the Obligations become due and payable under Section 11.2, the Security shall become immediately enforceable and the Majority Lenders may instruct the Agent to take such action or proceedings on behalf of the Lenders as the Majority Lenders in their sole discretion deem expedient to enforce the same, all without any additional notice, presentment, demand, protest or other formality, all of which are hereby expressly waived by the Restricted Parties.

11.5      Saving

          The Lenders shall not be under any obligation to the Restricted Parties or any other person to realize any collateral or enforce the Security or any part thereof or to allow any of the collateral to be sold, dealt with or otherwise disposed of. The Lenders shall not be responsible or liable to the Restricted Parties or any other person for any loss or damage upon the realization or enforcement of, the failure to realize or enforce the collateral or any part thereof or the failure to allow any of the collateral to be sold, dealt with or otherwise disposed of or for any act or omission on their respective parts or on the part of any director, officer, agent, servant or adviser in connection with any of the

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                                      -92-

foregoing, except that a Lender may be responsible or liable for any loss or damage arising from the wilful misconduct or gross negligence of that Lender.

11.6      Perform Obligations

          If an Event of Default has occurred and is continuing and if any Restricted Party has failed to perform any of its covenants or agreements in the Credit Documents, the Majority Lenders, may, but shall be under no obligation to, instruct the Agent on behalf of the Lenders to perform any such covenants or agreements in any manner deemed fit by the Majority Lenders without thereby waiving any rights to enforce the Credit Documents. The reasonable expenses (including any legal costs) paid by the Agent and/or the Lenders in respect of the foregoing shall be secured by the Security.

11.7      Third Parties

          No person dealing with the Lenders or any agent of the Lenders shall be concerned to inquire whether the Security has become enforceable, or whether the powers which the Lenders are purporting to exercise have become exercisable, or whether any Obligations remain outstanding upon the security thereof, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or other disposition or any other dealing with the collateral charged by such Security or any part thereof.

11.8      Power of Attorney

          Effective upon occurrence of an Event of Default, each Restricted Party hereby irrevocably constitutes and appoints any Managing Director, Vice-President or more senior officer of the Agent its due and lawful attorney with full power of substitution in its name and on its behalf, during the continuance of an Event of Default, to enforce any right, title or interest of the Lenders in, to or under the Security or any part thereof or any obligation to that Restricted Party or remedy available to that Restricted Party. This appointment is effective and irrevocable to the maximum extent permitted by applicable law.

11.9      Remedies Cumulative

          The rights and remedies of the Lenders under the Credit Documents are cumulative and are in addition to and not in substitution for any rights or remedies provided by law. Any single or partial exercise by the Lenders of any right or remedy for a default or breach of any term, covenant, condition or agreement herein contained shall not be deemed to be a waiver of or to alter, affect, or prejudice any other right or remedy or other rights or remedies to which the Lenders may be lawfully entitled for the same default or breach. Any waiver by the Lenders of the strict observance, performance or compliance with any term, covenant, condition or agreement herein contained, and any indulgence granted by the Lenders shall be deemed not to be a waiver of any subsequent default.

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                                      -94-

11.10     Set-Off or Compensation

          In addition to and not in limitation of any rights now or hereafter granted under applicable law, if the Obligations become due and payable pursuant to Section 11.2, the Lenders, or any of them, may at any time and from time to time without notice to the Restricted Parties or any other person, any notice being expressly waived by the Restricted Parties, set-off and compensate and apply any and all deposits, general or special, time or demand, provisional or final, matured or unmatured, and any other indebtedness at any time owing by the Lenders, or any of them, to or for the credit of or the account of any Restricted Party against and on account of the Obligations notwithstanding that any of them are contingent or unmatured.

                                   ARTICLE XII

                            THE AGENT AND THE LENDERS

12.1      Authorization of Agent and Relationship

          Each Lender hereby appoints BNS as Agent and BNS hereby accepts its appointment. The appointment may only be terminated as expressly provided in this Agreement. Each Lender hereby authorizes the Agent to take all action on its behalf and to exercise such powers and perform such duties under this Agreement as are expressly delegated to the Agent by its terms, together with all powers reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are of a solely mechanical and administrative nature and which are expressly specified in this Agreement, and may perform such duties by or through its agents or employees, but shall not by reason of this Agreement have a fiduciary duty in respect of any Lender. As to any matters not expressly provided for by this Agreement, the Agent is not required to exercise any discretion or to take any action, but are required to act or to refrain from acting (and is fully protected in so acting or refraining from acting) upon the instructions of the Lenders or the Majority Lenders, as the case may be. Those instructions shall be binding upon all Lenders, but the Agent is not required to take any action which exposes it to personal liability or which is contrary to this Agreement or applicable law.

          Without limiting the foregoing, each of the Lenders hereby appoints the Agent as security trustee for the purposes of Scottish and other relevant law, and grants to the Agent a power of attorney, for the purposes of laws applicable to the Security from time to time, to sign documents comprising the Security from time to time (as the party accepting the grant of the security), and also grants to the Agent the right to delegate its authority as attorney to any other person, whether or not an officer or employee of the Agent.

12.2      Disclaimer of Agent

          The Agent makes no representation or warranty, and assumes no responsibility with respect to the due execution, legality, validity, sufficiency, enforceability or collectability of this Agreement or any other Credit Document. The Agent assumes no responsibility for the financial condition of the Restricted Parties, or

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                                      -95-

for the performance of the obligations of the Restricted Parties under this Agreement or any other Credit Document. The Agent assumes no responsibility with respect to the accuracy, authenticity, legality, validity, sufficiency or enforceability of any documents, papers, materials or other information furnished by the Restricted Parties to the Agent on behalf of the Lenders. The Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or as to the use of the proceeds of the Credits or (unless the officers or employees of the Lenders acting as Agent active in their capacity as officers or employees on the Restricted Parties' accounts have actual knowledge thereof, or have been notified thereof in writing by a Restricted Party or a Lender) of the existence or possible existence of any Event of Default or Pending Event of Default. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with the Agreement except for its or their own gross negligence or wilful misconduct. With respect to their Commitments, the Lender acting as Agent shall have the same rights and powers hereunder as any other Lender, and may exercise the same as though they were not performing the duties and functions delegated to it as Agent hereunder.

12.3      Failure of Lender to Fund

12.3.1 Unless the Agent has actual knowledge that a Lender has not made or will not make available to the Agent for value on a Drawdown Date the applicable amount required from such Lender pursuant to Sections 8.11 or 8.16, the Agent shall be entitled to assume that such amount has been or will be received from such Lender when so due and the Agent may (but shall not be obliged to), in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not in fact received by the Agent from such Lender on such Drawdown Date and the Agent has made available a corresponding amount to a Borrower on such Drawdown Date as aforesaid, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the amount that should have been paid to the Agent by such Lender on such Drawdown Date and was not, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including such Drawdown Date to but excluding the date on which the amount is received by the Agent from such Lender and the denominator of which is 365. A certificate of the Agent containing details of the amount owing by a Lender under this Section shall be binding and conclusive in the absence of manifest error. If any such amount is not in fact received by the Agent from such Lender on such Drawdown Date, the Agent shall be entitled to recover from the relevant Borrower, on demand, the related amount made available by the Agent to the Borrower as aforesaid together with interest thereon at the applicable rate per annum payable by the Borrower hereunder.

12.3.2 Notwithstanding the provisions of Section 12.3.1, if any Lender fails to make available to the Agent its Proportionate Share of any Advance (such Lender being herein called the "Defaulting Lender"), the Agent shall forthwith give notice of such failure by the Defaulting Lender to the relevant Borrower and the other Lenders. The Agent shall then forthwith give notice to the other Lenders that any Lender may make available to the Agent all or any portion of the Defaulting Lender's Proportionate Share of such Advance (but in no way shall any other Lender or the Agent be obliged to do so) in the place of the Defaulting Lender. If more than one Lender gives notice that it is prepared to make funds available in the place of a Defaulting Lender in such circumstances and the aggregate of the funds which such Lenders (herein collectively called the "Contributing Lenders" and individually called the "Contributing Lender") are prepared to make available exceeds the amount of the Advance which the Defaulting Lender failed to make, then each Contributing Lender shall be deemed to have given notice that it is prepared to make available its Proportionate Share of such Advance based on the Contributing Lenders' relative commitments to advance in such circumstances. If any Contributing Lender makes funds available in the place of a Defaulting Lender in such circumstances, then the Defaulting Lender shall pay to any Contributing Lender making the funds available in its place, forthwith on demand, any amount advanced on its behalf together with interest thereon at the rate applicable to such Advance from the date of advance to the date of payment, against payment by the Contributing Lender making the funds available of all interest received in respect of the Advance from the relevant Borrower. The failure of any Lender to make available to the Agent its Proportionate Share of any Advance as required herein shall not relieve any other Lender of its obligations to make available to the Agent its Proportionate Share of any Advance as required herein.

12.4      Payments by the Borrowers

          All payments made by or on behalf of the Borrowers pursuant to this Agreement shall be made to and received by the Agent and shall be distributed by the Agent to the Lenders as soon as possible upon receipt by the Agent. Except as required to make payments in respect of the Other Secured Obligations or as otherwise provided in this Agreement (including but not limited to Sections 8.1 and 12.5), the Agent shall distribute:

          (a) payments of interest in accordance with each Lender's Proportionate Share of the relevant Credit;

          (b) repayments of principal in accordance with each Lender's Proportionate Share of the relevant Credit; or

          (c) all other payments received by the Agent including, without limitation, amounts received upon the realization of Security, in accordance with each Lender's Proportionate Share of the relevant Credit provided, however, that with respect to proceeds of realization, no Lender shall receive an amount in excess of the amounts owing to it in respect of the Obligations.

          [Note: Section amended by Fourth Amending Agreement]

          If the Agent does not distribute a Lender's share of a payment made by a Borrower to that Lender for value on the day that payment is made or deemed to have been made to the Agent, the Agent shall pay to the Lender on demand an amount equal to

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                                      -97-

the product of (i) the Interbank Reference Rate per annum multiplied by (ii) the Lender's share of the amount received by the Agent from the Borrower and not so distributed, multiplied by (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date of receipt of the payment by the Agent to but excluding the date on which the payment is made by the Agent to such Lender and the denominator of which is 365. The Agent shall be entitled to withhold any Tax applicable to any such payment as required by law.

12.5      Payments by Agent

12.5.1 For greater certainty, the following provisions shall apply to any and all payments made by the Agent to the Lenders hereunder:

          (a) the Agent shall be under no obligation to make any payment (whether in respect of principal, interest, fees or otherwise) to any Lender until an amount in respect of such payment has been received by the Agent from the relevant Borrower;

          (b) if the Agent receives less than the full amount of any payment of principal, interest, fees or other amount owing by a Borrower under this Agreement, the Agent shall have no obligation to remit to each Lender any amount other than such Lender's Proportionate Share of that amount which is the amount actually received by the Agent;

          (c) if any Lender advances more or less than its Proportionate Share of a Credit, such Lender's entitlement to such payment shall be increased or reduced, as the case may be, in proportion to the amount actually advanced by such Lender;

          (d) if a Lender's Proportionate Share of an Advance has been advanced, or a Lender's Commitment has been outstanding, for less than the full period to which any payment (other than a payment of principal) by a Borrower relates, such Lender's entitlement to such payment shall be reduced in proportion to the length of time such Lender's Proportionate Share of the relevant Credit or such Lender's Commitment, as the case may be, has actually been outstanding;

          (e) the Agent acting reasonably and in good faith shall, after consultation with the Lenders in the case of any dispute, determine in all cases the amount of all payments to which each Lender is entitled and such determination shall, in the absence of manifest error, be binding and conclusive; and

          (f) upon request, the Agent shall deliver a statement detailing any of the payments to the Lenders referred to herein.

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                                      -98-

12.5.2 Unless the Agent has actual knowledge that a Borrower has not made or will not make a payment to the Agent for value on the date in respect of which the Borrower has notified the Agent that the payment will be made, the Agent shall be entitled to assume that such payment has been or will be received from the Borrower when due and the Agent may (but shall not be obliged to), in reliance upon such assumption, pay the Lenders corresponding amounts. If the payment by the Borrower is in fact not received by the Agent on the required date and the Agent has made available corresponding amounts to the Lenders, the Borrower shall, without limiting its other obligations under this Agreement, indemnify the Agent against any and all liabilities, obligations, losses, damages, penalties, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on or incurred by the Agent as a result, except for those arising from the Agent's gross negligence or wilful misconduct. A certificate of the Agent with respect to any amount owing by the relevant Borrower under this Section shall be prima facie evidence of the amount owing in the absence of manifest error. If the payment is not received by the Agent from the Borrower within a reasonable time following the disbursement to the Lenders by the Agent, the Lenders shall return the amounts received by them to the Agent with interest at the Interbank Reference Rate.

12.6      Direct Payments

          The Lenders agree among themselves that, except as otherwise provided for in this Agreement (including but not limited to Sections 14.13 and 14.14), except as necessary to adjust for Advances that are not in each Lender's Proportionate Share under any Credit, and except for receipts relating to the Other Secured Obligations, all sums received by a Lender relating to this Agreement after any Obligations become due and payable under Section 11.2 or by virtue of the Security, whether received by voluntary payment, by the exercise of the right of set-off or compensation or by counterclaim, cross-action or as proceeds of realization of any Security or otherwise, shall be shared by each Lender in accordance with its Proportionate Share, taking into account all Credits, and each Lender undertakes to do all such things as may be reasonably required to give full effect to this Section, including without limitation, the purchase from other Lenders of such notes or a portion thereof by the Lender who has received an amount in excess of its Proportionate Share as shall be necessary to cause such purchasing Lender to share the excess amount rateably with the other Lenders. If any sum which is so shared is later recovered from the Lenders who originally received it, the Lender shall restore its Proportionate Share under the Credits of such sum to such Lenders, without interest. If any Lender shall obtain any payment of moneys due under this Agreement as referred to above, it shall forthwith remit such payment to the Agent and, upon receipt, the Agent shall distribute such payment in accordance with the provisions of Section 12.5.

12.7      Administration of the Credits

12.7.1 Unless otherwise specified herein, the Agent shall perform the following duties under this Agreement:

          (a) prior to an Advance, ensure that all conditions precedent have been fulfilled in accordance with the terms of this Agreement, subject to Section 12.8.2 and any other applicable terms of this Agreement;

          (b) take delivery of each Lender's Proportionate Share of an Advance and make all Advances hereunder in accordance with the procedures set forth in Sections 8.11 and 8.16;

          (c) use reasonable efforts to collect promptly all sums due and payable by the Borrowers pursuant to this Agreement;

          (d) make all payments to the Lenders in accordance with the provisions hereof;

          (e) hold the Security on behalf of the Lenders and take all necessary steps to comply with registration requirements so that the Security remains perfected under applicable laws, but each Lender shall notify the Agent of any circumstance that might affect the perfection of the Security of which the Lender becomes aware;

          (f) hold all legal documents relating to the Credits, maintain complete and accurate records showing all Advances made by the Lenders, all remittances and payments made by the Borrowers to the Agent, all remittances and payments made by the Agent to the Lenders and all fees or any other sums received by the Agent and, except for accounts, records and documents relating to the fees payable under the Fee Agreement, allow each Lender and their respective advisors to examine such accounts, records and documents at their own expense, and provide any Lender, upon reasonable notice, with such copies thereof as such Lender may reasonably require from time to time at the Lender's expense;

          (g) except as otherwise specifically provided for in this Agreement, promptly advise each Lender upon receipt of each notice and deliver to each Lender, promptly upon receipt, all other written communications furnished by the Restricted Parties to the Agent on behalf of the Lenders pursuant to this Agreement, including without limitation copies of financial reports and certificates which are to be furnished to the Agent;

          (h) forward to each of the Lenders, upon request and at the expense of the Lender so requesting (other than customary record books which shall be provided at the expense of the Borrowers), copies of this Agreement, the Security and other Credit Documents (other than the Fee Agreement);

          (i) promptly forward to each Lender, upon request, an up-to-date loan status report; and

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                                      -100-

          (j) upon learning of same, promptly advise each Lender in writing of the occurrence of an Event of Default or Pending Event of Default or the occurrence of any event, condition or circumstance which would have a material adverse effect on the Restricted Parties' ability to comply with this Agreement or the Security or of any material adverse information coming to the attention of the Agent (using reasonable efforts) relative to the Security or of the occurrence of any material adverse change in the financial condition or property of the Restricted Parties, provided that, except as aforesaid, the Agent shall be under no duty or obligation whatsoever to provide any notice to the Lenders and further provided that each Lender hereby agrees to notify the Agent of any Event of Default or Pending Event of Default of which it may reasonably become aware.

12.7.2 The Agent may take the following actions only with the prior consent of the Majority Lenders, unless otherwise specified in this Agreement:

          (a) subject to Section 12.7.3, exercise any and all rights of approval conferred upon the Lenders by this Agreement;

          (b) give written notice to the Restricted Parties in respect of any matter in respect of which notice may be required, permitted, necessary or desirable in accordance with or pursuant to this Agreement, promptly after receiving the consent of the Majority Lenders, except that the Agent shall, without direction from the Lenders, immediately give the relevant Borrower notice of any payment that is due or overdue under the terms of this Agreement unless the Agent considers that it should request the direction of the Majority Lenders, in which case the Agent shall promptly request that direction;

          (c) amend, modify or waive any of the terms of this Agreement, including waiver of an Event of Default or Pending Event of Default, if such action is not otherwise provided for in
                 Section 12.7.3;

          (d) declare an Event of Default or take action to enforce performance of the Obligations and to realize upon the Security including the appointment of a receiver, the exercise of powers of distress, lease or sale given by the Security or by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

          (e)    decide to accelerate the amounts outstanding under the Credits;

          (f) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders; and

          (g) enter into or amend, modify or waive any term of any Intercreditor Agreement.

12.7.3 The Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

          (a) amend, modify, discharge, terminate or waive any of the terms of the Security;

          (b) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of any Credit, amend the purpose of any Credit, reduce the interest rates and similar charges applicable to any Credit, reduce the fees payable with respect to any Credit, extend any date fixed for payment of principal, interest or any other amount relating to any Credit or extend the term of any Credit;

          (c)    amend the definition of "Majority Lenders" or this Section
                 12.7.3.

          For greater certainty, no Lender's Commitment or Proportionate Share may be amended without the consent of that Lender.

12.7.4 Notwithstanding Sections 12.7.2 and 12.7.3, the Agent may, without the consent of the Lenders, make amendments to the Credit Documents that are for the sole purpose of curing any immaterial or administrative ambiguity, defect or inconsistency, but shall immediately notify the Lenders of any such action. The Agent may also discharge any Security to the extent necessary to allow any Restricted Party to complete any sale or other disposition of Property or other action (such as the transfer of Aircraft from one jurisdiction to another) that is permitted by this Agreement to be made without the consent of the Lenders or Majority Lenders. [Note: Section amended by Fourth Amending Agreement]

12.7.5 As between the Restricted Parties, on the one hand, and the Agent and the Lenders, on the other hand:

          (a) all statements, certificates, consents and other documents which the Agent purports to deliver on behalf of the Lenders or the Majority Lenders shall be binding on each of the Lenders, and the Restricted Parties shall not be required to ascertain or confirm the authority of the Agent in delivering such documents;

          (b) all certificates, statements, notices and other documents which are delivered by the Restricted Parties to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

          (c) all payments which are delivered by the Borrowers to the Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders;

          (d) unless an Event of Default or Pending Event of Default has occurred and is continuing, CHC's consent to the appointment of any Successor Agent must be obtained, but CHC's consent shall not be unreasonably withheld.

12.8      Rights of Agent

12.8.1 In administering the Credits, the Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrowers, such solicitors, counsel, auditors and other experts and agents as the Agent may select, in its sole discretion, acting reasonably and in good faith after consultation with the Lenders.

12.8.2 The Agent shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed by the proper individual or individuals, and shall be entitled to rely and shall be protected in relying as to legal matters upon opinions of independent legal advisors selected by it. The Agent may also assume that any representation made by a Restricted Party is true and that no Event of Default or Pending Event of Default has occurred unless the officers or employees of a Lender acting as Agent, active in their capacity as officers or employees responsible for the Restricted Parties' account, have actual knowledge to the contrary or have received notice to the contrary from any other party to this Agreement.

12.8.3 The Agent may, without any liability to account, accept deposits from and lend money to and generally engage in any kind of banking, or other business with the Restricted Parties, as if it were not the Agent.

12.8.4 Except in its own right as a Lender, the Agent shall not be required to advance its own funds for any purpose, and in particular, shall not be required to pay with its own funds insurance premiums, taxes or public utility charges or the cost of repairs or maintenance with respect to the assets which are the subject matter of the Security, nor shall it be required to pay with its own funds the fees of solicitors, counsel, auditors, experts or agents engaged by it as permitted hereby.

12.8.5 The Agent shall be entitled to receive a fee for acting as Agent as agreed in the Fee Agreement or as otherwise agreed between the Agent and CHC from time to time.

12.9      Acknowledgements, Representations and Covenants of Lenders

12.9.1 It is acknowledged and agreed by each Lender that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, property, affairs, status and nature of the Restricted Parties. Accordingly, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent (a) to check or inquire on its

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                                      -103-

behalf into the adequacy or completeness of any information provided by the Restricted Parties under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent) or (b) to assess or keep under review on its behalf the financial condition, creditworthiness, property, affairs, status or nature of the Restricted Parties.

12.9.2 Each Lender represents and warrants that it has the legal capacity to enter into this Agreement pursuant to its charter and any applicable legislation and has not violated its charter, constating documents or any applicable legislation by so doing.

12.9.3 Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrowers), rateably according to its Proportionate Share, taking into account all Credits, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or the transactions therein contemplated, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Agent for its Proportionate Share, taking into account all Credits, of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers. The obligation of the Lenders to indemnify the Agent shall survive the termination of this Agreement and shall be performed by the Lenders promptly upon demand by the Agent.

12.9.4 Each of the Lenders acknowledges and confirms that in the event that the Agent does not receive payment in accordance with this Agreement, it shall not be the obligation of the Agent to maintain the Credits in good standing nor shall any Lender have recourse to the Agent in respect of any amounts owing to such Lender under this Agreement.

12.9.5 Each Lender acknowledges and agrees that its obligation to advance its Proportionate Share of Advances in accordance with the terms of this Agreement is independent and in no way related to the obligation of any other Lender hereunder.

12.9.6 Each Lender hereby acknowledges receipt of a copy of this Agreement and the Security (to the extent that the Security has been delivered) and acknowledges that it is satisfied with the form and content of such documents.

12.10     Collective Action of the Lenders

          Each of the Lenders hereby acknowledges that to the extent permitted by applicable law, the Security and the remedies provided under the Credit Documents to the

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                                      -104-

Lenders are for the benefit of the Lenders collectively and acting together and not severally and further acknowledges that its rights hereunder and under the Security are to be exercised not severally, but by the Agent upon the decision of the Majority Lenders or Lenders as required by this Agreement. Accordingly, notwithstanding any of the provisions contained herein or in the Security each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any declaration of default hereunder or thereunder but that any such action shall be taken only by the Agent with the prior written agreement of the Majority Lenders. Each of the Lenders hereby further covenants and agrees that upon any such written agreement being given by the Majority Lenders, it shall co-operate fully with the Agent to the extent requested by the Agent. Notwithstanding the foregoing, in the absence of instructions from the Lenders and where in the sole opinion of the Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, the Agent may without notice to or consent of the Lenders take such action on behalf of the Lenders as it deems appropriate or desirable in the interest of the Lenders.

12.11     Successor Agent

          Subject to the appointment and acceptance of a Successor Agent as provided in this Section, and subject to Section 12.7.5(d), the Agent may resign at any time by giving 30 days' written notice thereof to the Lenders and CHC. Upon receipt of notice by the Lenders of the resignation of the Agent, the Majority Lenders may, within 21 days, appoint a successor from among the Lenders or, if no Lender is willing to accept such an appointment, from among other banks to which the Bank Act (Canada) applies, which each have combined capital and reserves in excess of $250,000,000, and which have offices in Halifax and Toronto (the "Successor Agent"). If no Successor Agent has been so appointed and has accepted such appointment within 21 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a Successor Agent. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, the retiring Agent shall pay the Successor Agent any unearned portion of any fee paid to the Agent for acting as such, and the Successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall continue to enure to its benefit and be binding upon it as to any actions taken or omitted to be taken by it while it was Agent hereunder.

12.12     Provisions Operative Between Lenders and Agent Only

          Except for the provisions of Sections 12.7.5, 12.9.2, 12.9.5, 12.10,
12.11 and 12.12, the provisions of this Article relating to the rights and obligations of the Lenders and the Agent inter se shall be operative as between the Lenders and the Agent only, and the Restricted Parties shall not have any rights or obligations under or be entitled to rely for any purpose upon such provisions.

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                                      -105-

                                  ARTICLE XIII

                               ADDITIONAL LENDERS,
                             SUCCESSORS AND ASSIGNS

13.1      Successors and Assigns

13.1.1 The Credit Documents shall be binding upon and enure to the benefit of the Agent, each Lender, the Restricted Parties and their respective successors and permitted assigns, except that the Restricted Parties shall not assign any rights or obligations with respect to this Agreement or any of the other Credit Documents without the prior written consent of each Lender.

          The collective rights and obligations of the Lenders under this Agreement are assignable in whole or in part (pro rata) and any Lender shall be entitled to assign in whole or in part its individual rights and obligations hereunder or to permit other financial institutions to participate in the Credits, all in accordance with the provisions of Section 13.2 and the other terms of this Agreement. The Restricted Parties hereby consent to the disclosure of any information relating to the Restricted Parties to any potential Lender or participant provided that the potential Lender or participant agrees in writing to keep the information confidential.

          CHC shall assist the Agent with syndication of the Credits and the Agent shall consult with CHC concerning the syndication of the Credits. CHC's assistance shall include (i) provision of all information reasonably deemed necessary by the Agent to successfully complete syndication efforts, including but not limited to, information and projections prepared by CHC or its financial advisors relating to the Restricted Parties, (ii) assistance upon the Agent's request in the preparation of a syndication memorandum and all other marketing materials to be used in connection with the syndication, (iii) ensuring that the management of the Restricted Parties make themselves available to participate in syndication presentations and meetings, and (iv) best efforts to use CHC's other lending relationships to benefit syndication efforts.

          No assignment may result in the Commitment of any Lender, determined as of the effective date of the Assignment Agreement with respect to such assignment, being less than $10,000,000.

          Notwithstanding any other provisions of this Agreement, each Lender agrees that it shall not offer to assign or assign or offer to sell or sell participations in any portion of its rights and obligations under this Agreement including, without limitation, any portion of its Commitment without the prior written consent of the Agent, which shall not be unreasonably withheld. The Lenders agree that the Agent's consent shall not be considered to be unreasonably withheld if the proposed assignment or participation would result in any material additional cost being incurred by the Borrowers, including but not limited to any gross-up for withholding tax under Section 14.13, but excluding any increase in the discount rate applicable to Bankers' Acceptances of the proposed assignee compared to the assignor, or if the creditworthiness of a proposed assignee is materially lower than the assignor's.

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                                      -106-

13.1.2 A participation by a Lender of its interest (or a part thereof) hereunder or a payment by a participant to a Lender as a result of the participation will not constitute a payment hereunder to the Lender or an Advance to any Borrower. A payment (other than any premium or discount) made by an assignee to an assigning Lender in order for the assignee to assume its Proportionate Share of Advances made by the assigning Lender will reduce the Advances owing by the Borrowers to the assigning Lender by the amount of the payment and will be result in Advances in the amount of the payment becoming owed to the assignee by the Borrowers as of the date that the payment is made. However, no such payment shall, as between the Borrowers and the Lenders, be or be deemed to be a repayment by the Borrowers or a new Advance by the Lenders.

13.2      Assignments

13.2.1 Subject to Section 13.1 and the other terms of this Agreement, the Lenders collectively or individually may assign to one or more assignees all or a portion of their respective rights and obligations under this Agreement (including, without limitation, all or a portion of their respective Commitments). The parties to each such assignment shall execute and deliver an Assignment Agreement to the Agent, for its consent and recording in the Register and, except in the case of an assignment by the Lenders collectively or an assignment by a Lender to an affiliate of that Lender, shall pay a processing and recording fee of $3000 to the Agent. After such execution, delivery, consent and recording (i) the assignee thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it, have the rights and obligations of a Lender hereunder and (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights and be released from its obligations under this Agreement, other than obligations in respect of which it is then in default and liabilities arising from its actions prior to the assignment. In the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto.

13.2.2 The agreements of an assignee contained in an Assignment Agreement shall benefit the assigning Lender thereunder, the other Lenders and the Agent in accordance with the terms of the Assignment Agreement.

13.2.3 The Agent shall maintain at its address referred to herein a copy of each Assignment Agreement delivered to and acknowledged by it and a register for recording the names and addresses of the Lenders and the Commitment under each Credit of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error. The Borrowers, the Agent and each of the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, and need not recognize any person as a Lender unless it is recorded in the Register as a Lender. The Register shall be available for inspection by CHC or any Lender at any reasonable time and from time to time upon reasonable prior notice.

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                                      -107-

13.2.4 Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee and approved by the Agent, the Agent shall, if the Assignment Agreement has been completed and is in the required form with such immaterial changes as are acceptable to the Agent:

          (a)    record the information contained therein in the Register; and

          (b) give prompt notice thereof to CHC and the other Lenders, and provide them with an updated version of Schedule E.

13.3      Participations

          Each Lender may (subject to the provisions of Section 11.1) sell participations to one or more financial institutions or other persons in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments), but the participant shall not become a Lender and:

          (a) the Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged;

          (b) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (c) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement;

          (d) no participant shall have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any person therefrom.

          Notwithstanding the foregoing, each participant shall have the same benefit, as if it was a Lender, with respect to the rights provided to the Lenders in Section 14.14. Each participant shall also have the right to be provided by the Lender from whom it has obtained its participation with all information relating to the Restricted Parties which is provided to any Lender. Without limiting the foregoing, no participant shall have the benefit of Section
14.13 except to the extent that the Lender from whom it has obtained its participation is itself entitled to compensation under that Section.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

14.1      Headings and Table of Contents

          The headings of the Articles and Sections and the Table of Contents are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

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                                      -108-

14.2      Accounting Terms

          Each accounting term used in this Agreement, unless otherwise defined herein, has the meaning assigned to it under GAAP.

14.3      Capitalized Terms

          All capitalized terms used in any of the Credit Documents (other than this Agreement) which are defined in this Agreement shall have the meaning defined herein unless otherwise defined in the other document.

14.4      Severability

          Any provision of this Agreement which is or becomes prohibited or unenforceable in any relevant jurisdiction shall not invalidate or impair the remaining provisions hereof which shall be deemed severable from such prohibited or unenforceable provision and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Should this Agreement fail to provide for any relevant matter, the validity, legality or enforceability of this Agreement shall not thereby be affected.

14.5      Number and Gender

          Unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender include all genders and references to agreements and other contractual instruments shall be deemed to include all present or future amendments, supplements, restatements or replacements thereof or thereto.

14.6      Amendment, Supplement or Waiver

          No amendment, supplement or waiver of any provision of the Credit Documents, nor any consent to any departure by a Restricted Party therefrom, shall in any event be effective unless it is in writing, makes express reference to the provision affected thereby and is signed by the Agent for and on behalf of the Lenders or the Majority Lenders, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver or act or omission of the Agent, the Lenders, or any of them, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or breach by a Restricted Party of any provision of the Credit Documents or the rights resulting therefrom.

14.7      Governing Law

          Each of the Credit Documents, except for those which expressly provide otherwise, shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable in Ontario. Each party to this Agreement

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                                      -109-

hereby irrevocably and unconditionally attorns to the non-exclusive jurisdiction of the courts of Ontario and all courts competent to hear appeals therefrom.

          Each of the Restricted Parties hereby nominates, constitutes and appoints Messrs. Ogilvy Renault of Suite 2100, P.O. Box 141, Royal Trust Tower, Toronto Dominion Centre, Toronto, Ontario, M5K 1H1, as its agent for service, to act as such and as such to sue and be sued, plead and be impleaded in any court in Ontario, and generally on its behalf to accept service of process and to receive all notices and to do all acts and to execute all deeds and other instruments relating to proceedings in any court in Ontario. This appointment shall be irrevocable without the prior consent of the Majority Lenders upon the appointment of a substitute agent acceptable to the Majority Lenders acting reasonably and, until that time, service of process or of papers and notices relating to proceedings in any court in Ontario upon Messrs. Ogilvy Renault shall be sufficient service on the Restricted Parties.

14.8      This Agreement to Govern

          In the event of any conflict between the terms of this Agreement and the terms of any other Credit Document (other than the Fee Agreement and any Intercreditor Agreement, which shall prevail as against this Agreement), the provisions of this Agreement shall govern to the extent necessary to remove the conflict.

14.9      Permitted Encumbrances

          The designation of an Encumbrance as a Permitted Encumbrance is not, and shall not be deemed to be, an acknowledgment by the Lenders that the Encumbrance shall have priority over the Security.

14.10     Currency

          All payments made hereunder shall be made in the currency in respect of which the obligation requiring such payment arose. Unless the context otherwise requires, all amounts expressed in this Agreement in terms of money shall refer to Canadian Dollars.

          Except as otherwise expressly provided in this Agreement, wherever this Agreement contemplates or requires the calculation of the equivalent in one Approved Currency of an amount expressed in another Approved Currency, the calculation shall be made on the basis of the Exchange Rate at the effective date of the calculation.

14.11     Liability of Lenders

          The liability of the Lenders in respect of all matters relating to this Agreement and the other Credit Documents is several and not joint or joint and several. Without limiting that statement, the obligations of the Lenders to make Advances is limited to their respective Proportionate Shares of any Advance that is requested, and, in the aggregate, to their respective Proportionate Shares of the total amounts of the Credits for which they have made Commitments.

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                                      -110-

14.12     Expenses and Indemnity

          All statements, reports, certificates, opinions, appraisals and other documents or information required to be furnished to the Lenders, the Agent, or any of them, by the Restricted Parties under this Agreement shall be supplied without cost to the Lenders, the Agent, or any of them. The Borrowers shall pay on demand all reasonable third party costs and expenses of the Lenders, or any of them (including, without limitation, the reasonable fees and expenses of counsel for the Lenders and the Agent collectively, but not separately for individual Lenders and the Agent, on a solicitor and own client basis), incurred in connection with (i) the preparation, execution, delivery, administration, periodic review and enforcement of the Credit Documents; (ii) obtaining advice as to their rights and responsibilities in connection with the Credits and the Credit Documents; (iii) reviewing, inspecting and appraising the collateral that is the subject of the Security at reasonable intervals; and (iv) other matters relating to the Credits, excluding any assignment or participation of an interest in the Credits following the initial Advance under this Agreement. Such costs and expenses shall be payable whether or not an Advance is made under this Agreement.

          The Borrowers shall indemnify the Lenders, the Agent, and each of them, against any liability, obligation, loss or expense which any of them may sustain or incur as a consequence of (i) any representation or warranty made herein by a Restricted Party which was incorrect at the time it was made or deemed to have been made, (ii) a default by any Borrower in the payment of any sum due from it under or in connection with the Credit Documents (irrespective of whether an Advance is deemed to be made to pay the amount that has not been paid), including, but not limited to, all sums (whether in respect of principal, interest or any other amount) paid or payable to lenders of funds borrowed by the Lenders, the Agent, or any of them, in order to fund the amount of any such unpaid amount to the extent the Lenders, the Agent, or any of them, are not reimbursed pursuant to any other provisions of this Agreement, (iii) the failure of a Borrower to complete any Advance or make any payment after notice therefor has been given under this Agreement, (iv) the failure of a purchaser of Bankers' Acceptances (other than one of the Lenders) to pay for and take delivery of them in any arrangement for sale made by a Borrower and communicated to the Agent,
(v) any breach by a Restricted Party of its representations and covenants in this Agreement relating to Hazardous Materials and other environmental matters,
(vi) any other default by a Restricted Party hereunder, (vii) any liability incurred as a result of being the pledgee of Pledged Shares, including but not limited to Pledged Shares issued by Flight Handling Limited, and (viii) generally, the Lenders and the Agent having entered into this Agreement and the other Credit Documents and made Advances to the Borrowers. A certificate of a Lender or the Agent as to the amount of any such loss or expense shall be prima facie evidence as to the amount thereof, in the absence of manifest error provided that the Lender determines the amount owing to it in good faith using any reasonable method and provides a detailed description of its calculation of the amount owing to it.

          In no event shall any party to this Agreement be liable for consequential damages suffered by any other party.

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                                      -111-

          The agreements in this Section shall survive the termination of this Agreement and repayment of the Obligations.

14.13     Manner of Payment and Taxes

          All payments to be made by or on behalf of the Restricted Parties (or in the case of upfront fees and indemnity fees, by the Agent or Lender to another Lender or to an assignee of an interest in the Credits) in connection with the Credit Documents are to be made without set-off, compensation or counterclaim, free and clear of and without deduction for or on account of any Tax, including but not limited to withholding taxes, other than Excluded Taxes, except if such deduction is required by law or the administration thereof. If any Tax, other than Excluded Taxes, is deducted or withheld from any payments under the Credit Documents (including the remittance provided for in this Section), the Restricted Party making payment shall promptly remit to the Agent for the Lenders' benefit in the currency in which such payment was made, the equivalent of the amount of Tax so deducted or withheld together with the relevant receipt issued by the taxing or other receiving authority. If any Borrower is prevented by operation of law or otherwise from paying, causing to be paid or remitting such Tax, the interest or other amount payable under the Credit Documents will be increased to such rates as are necessary to yield and remit to the Lenders the principal sum advanced or made available together with interest at the rates specified in the Credit Documents after provision for payment of such Tax.

          If any Lender or the Agent becomes liable for any Tax (other than an Excluded Tax) in the jurisdiction in which the person making a payment under the Credit Documents is located as a result of a payment being made without the required Tax in that jurisdiction having been deducted or withheld, the payer shall indemnify the Lender or the Agent, as the case may be, for such Tax and any interest and penalties thereon, and the indemnity payment shall be increased as necessary so that after the imposition of any Tax in that jurisdiction on the indemnity payment (including Tax in respect of any such increase in the indemnity payment), the Lender or the Agent shall receive the full amount of Taxes, interest and penalties for which it is liable in that jurisdiction.

14.14     Increased Costs etc.

          If the introduction of or any change in or in the interpretation of, or any change in the application to any Restricted Party or any Lender of, any law or any regulation or guideline from any central bank or other governmental authority that is binding on any Restricted Party or any Lender (whether or not having the force of law), including but not limited to any reserve or special deposit requirement or any Tax (other than Excluded Taxes) or any capital requirement, has due to the Lenders' compliance therewith the effect, directly or indirectly, of (i) increasing the cost to the Lenders, or any of them, of performing their respective obligations hereunder; (ii) reducing any amount received or receivable by the Lenders, or any of them, hereunder or its effective return hereunder or on its capital; or (iii) causing the Lenders, or any of them, to make any payment or to forego any return based on any amount received or receivable by the Lenders, or any of them, hereunder, then upon demand from time to time the affected

Restricted Party shall pay such amount as shall compensate the Lenders for any such cost, reduction, payment or foregone return that is not fully offset by an increase in the applicable interest rate or rates or fees hereunder. Any certificate of a Lender in respect of the foregoing will be prima facie evidence of the foregoing, except for manifest error, provided that the Lender determines the amounts owing to it in good faith using any reasonable averaging and attribution methods and provides a detailed description of its calculation of the amounts owing to it.

14.15     Interest on Miscellaneous Amounts

          If a Restricted Party fails to pay any amount payable hereunder (other than principal, interest thereon or interest upon interest which is payable as otherwise provided in this Agreement) on the due date, that Restricted Party shall, on demand, pay interest on such overdue amount to the Agent from and including such due date up to but excluding the date of actual payment, both before and after demand, default or judgment, at a rate of interest per annum equal to the sum of the Prime Rate plus 3.0% per annum, compounded monthly.

          If a Borrower deposits cash as Collateral pursuant to a requirement under this Agreement, the Lender or Lenders holding the cash shall pay the Borrower interest on the cash while it continues to be held as Collateral at the rate offered by the relevant Lenders from time to time for deposits in the relevant currency of comparable size and term. The Lenders shall be entitled to withhold any Tax applicable to any such payment as required by law.

14.16     Currency Indemnity

          In the event of a judgment or order being rendered by any court or tribunal for the payment of any amounts owing to the Lenders or any of them under this Agreement or for the payment of damages in respect of any breach of this Agreement or under or in respect of a judgment or order of another court or tribunal for the payment of such amounts or damages, such judgment or order being expressed in a currency ("the Judgment Currency") other than the currency payable hereunder or thereunder ("the Agreed Currency"), the party against whom the judgment or order is made shall indemnify and hold the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Lenders arising or resulting from any variation as between (i) the Exchange Rate at which the Agreed Currency is converted into the Judgment Currency for the purposes of such judgment or order, and (ii) the Exchange Rate at which each Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Lender on the date of such receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Restricted Parties hereunder, shall apply irrespective of any indulgence granted by the Lenders, and shall be secured by the Security.

14.17     Address for Notice

          Notice to be given under the Credit Documents shall, except as otherwise specifically provided, be in writing addressed to the party for whom it is intended and, unless the law or a specific provision in another Credit Document deems a particular notice to be received earlier, a notice shall not be deemed received until actual receipt thereof by the other party. The addresses of the parties hereto for the purposes hereof shall be the addresses specified beside their respective signatures to this Agreement or on any Assignment Agreement, or such other mailing or telecopier addresses as each party from time to time may notify the other as aforesaid. Notice to the other Restricted Parties shall be sent in care of CHC.

14.18     Time of the Essence

          Time shall be of the essence in this Agreement.

14.19     Further Assurances

          The Restricted Parties shall, at the request of the Agent acting on the instructions of the Majority Lenders, do all such further acts and execute and deliver all such further documents as may, in the reasonable opinion of the Majority Lenders, be necessary or desirable in order to fully perform and carry out the purpose and intent of the Credit Documents.

14.20     Term of Agreement

          Except as otherwise provided herein, this Agreement shall remain in full force and effect until the payment and performance in full of all of the Obligations.

14.21     Payments on Business Day

          Whenever any payment or performance under the Credit Documents would otherwise be due on a day other than a Business Day, such payment shall be made on the following Business Day, unless the following Business Day is in a different calendar month, in which case the payment shall be made on the preceding Business Day.

14.22     Counterparts and Facsimile

          This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement. For the purposes of this Section, the delivery of a facsimile copy of an executed counterpart of this Agreement shall be deemed to be valid execution and delivery of this Agreement, but the party delivering a facsimile copy shall deliver an original copy of this Agreement as soon as possible after delivering the facsimile copy.

14.23     Waiver of Jury Trial, Consequential Damages Etc.

          Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

          No party shall assert, and each party hereby waives (to the fullest extent permitted by applicable law), any claim against any other party on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Credit Documents, the transactions contemplated thereby or any course of conduct, course of dealing, statements (whether oral or written) or actions of any party (whether based on contract, tort or any other theory).

          The Restricted Parties acknowledge and agree that none of the Agent or the Lenders shall have any liability to them in relation to any due diligence investigations conducted by any of them in connection with the transactions contemplated hereby or be under any obligation whatsoever to disclose to them any information received or facts disclosed by any such investigations. The Restricted Parties further acknowledge and agree that they are not relying, will not rely, and will not be deemed, in any respect whatsoever, to have relied upon the facts received by and information disclosed to any of the Agent or the Lenders under or in connection with such due diligence investigations.

          Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing provisions and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the waivers, acknowledgments and certifications in this Section.

14.24     Entire Agreement

          This Agreement and the Fee Agreement constitute the entire agreement between the parties hereto concerning the matters addressed in this Agreement, and cancel and supersede any prior agreements, undertakings, declarations or representations, written or verbal, in respect thereof. Without limiting the foregoing, the commitment letter and term sheet from BNS to CHC dated 29 June 2000 are cancelled and superseded, except to the extent that the letter constitutes the Fee Agreement.

14.25     Date of Agreement

          This Agreement may be referred to as being dated 5 July 2000 or as of 5 July 2000, notwithstanding the actual date of execution

          [The balance of this page has been intentionally left blank]

          IN WITNESS OF WHICH, the parties have executed this Agreement on ______________ July 2000.

Address For Notice

The Bank of Nova Scotia                           THE BANK OF NOVA SCOTIA
Bank Finance, Atlantic
4th Floor, 1709 Hollis Street
Halifax, Nova Scotia
B3J 1W1

                                                  By:
Attention: Managing Director                          --------------------------
Fax No.:   (902) 422-0664                               R.S. Hartlen
                                                        Managing Director


                                                  By:
                                                      --------------------------
                                                        D.R. Loewen
                                                        Director


[signature page for Amended and Restated Credit Agreement dated as of 5 July 2000 relating to CHC Helicopter Corporation et al]

Address For Notice

The Bank of Nova Scotia                           THE BANK OF NOVA SCOTIA
IBD Loan Administration                           as agent
  and Agency Services
44 King Street West, 14th Floor
Toronto, Ontario
M5H 1H1                                           By:
                                                      --------------------------
Attention: Senior Manager                             Name:
Fax No.:   (416) 866-5991                             Title:


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


[signature page for Amended and Restated Credit Agreement dated as of 5 July 2000 relating to CHC Helicopter Corporation et al]

-----------------------                           ------------------------------
Sylvain Allard                                    Jo Mark Zurel

each signing in his capacity as an authorized officer or director or holder of a subsisting power of attorney of, or being otherwise authorized to sign on behalf of, each of the Restricted Parties other than Canadian Helicopters (Barbados) Limited, CHL Leasing (Barbados) Limited, Vinland Denmark A/S, Danish International Helicopters ApS and Brintel ApS, and not in his personal capacity.

Address For Notice

CHC Helicopter Corporation
Hangar No. 1
St. John's Airport
P.O. Box 5188
St. John's, Newfoundland
A1C 5V5

[signature page for Amended and Restated Credit Agreement dated as of 5 July 2000 relating to CHC Helicopter Corporation et al]

                                                  VINLAND DENMARK A/S

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  DANISH INTERNATIONAL
                                                     HELICOPTER ApS

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  BRINTEL ApS

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

[signature page for Amended and Restated Credit Agreement dated as of 5 July 2000 relating to CHC Helicopter Corporation et al]

                                                  CANADIAN HELICOPTERS
                                                  (BARBADOS) LIMITED

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                   CHL LEASING
                                                  (BARBADOS) LIMITED

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

[signature page for Amended and Restated Credit Agreement dated as of 5 July 2000 relating to CHC Helicopter Corporation et al]

                                   SCHEDULE A
               NOTICE OF ADVANCE, PAYMENT, ROLLOVER OR CONVERSION

[Note: Schedule amended by Tenth Amending Agreement]

                         [see reference in Section 8.6]

TO:       THE BANK OF NOVA SCOTIA
          Wholesale Banking Operations
          Loan Operations
          720 King Street West
          4th Floor
          Toronto, Ontario
          M5V 2T3

          Attention: Senior Manager
          Fax No.:   416-866-5991

          We refer to the amended and restated credit agreement dated as of 5 July 2000 between CHC Helicopter Corporation and others as Restricted Parties, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

          Request for Advance

          Notice is hereby given pursuant to Section 8.6 of the Credit Agreement that the undersigned hereby irrevocably requests as follows:

          (A)    that an Advance be made under the following Credit [check one]:
                                                              Credit A       / /
                                                              Credit B       / /
                                                              Credit C       / /
                                                              Credit D       / /
                                                              Credit E       / /

          (B) the requested Advance represents the following [check one or more]:

                 initial Advance under the Credit                            / /
                 increase in Advances under the Credit                       / /
                 rollover of existing Advances under the Credit              / /
                 conversion of existing Advances to another type of Advance  / /

          (C)    the Drawdown Date shall be____________________

          (D) the Advance shall be in the form of [check one or more and complete details]:

                 Prime Rate                                                  / /
                      Amount                $_____________

                 Bankers' Acceptances                                        / /
                      Face Amount:           _____________

                      Term:                  _____________

                 Base Rate Advance                                           / /
                      Amount:             US$_____________

                      Amount:         (pound)_____________

                 LIBOR Advance                                               / /
                      Currency:              _____________

                      Amount:                _____________

                      End of LIBOR Period:   _____________

                     L/C                                                     / /

                                  Nominal Amount:____________

                                  Expiry Date:_______________

                                  [Note: attach proposed form or details]

          (E) the proceeds of the Advance shall be deposited in [specify Designated Account]

The undersigned hereby confirms as follows:

(a) the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

(b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof or will result from the Advance(s) requested herein;

(c) after reasonable inquiry, the undersigned has no reason to believe that CHC will not be in compliance with all covenants contained in
          Section 10.2 of the Credit Agreement at the end of CHC's current fiscal quarter and was not in compliance with those covenants at the end of its immediately preceding fiscal quarter if it has not yet delivered its Reporting Certificate for that quarter;

(d) the undersigned will immediately notify you if it becomes aware of the occurrence of any event which would mean that the statements in the immediately preceding clauses (a), (b) and (c) would not be true if made on the Drawdown Date;

(e) all other conditions precedent set out in Section 7.2 [and Section 7.1 as applicable] of the Credit Agreement have been fulfilled. Without limiting the foregoing, in the case of an Advance under Credit B to a European Borrower, the amount of debt permitted to be incurred pursuant to clause 1008(b)(i) of the Sub Debt Indentures for each of the 2000 Notes (while they remain outstanding) and the 2004 Notes is not less than US$o [Note: Section amended by Third and Twelfth Amending Agreements]

          Notice of Payment, Rollover or Conversion

          Pursuant to Section 8.6 of the Credit Agreement, the undersigned hereby irrevocably notifies you of the following:

          (a) that a payment, rollover or conversion will be made under the following Credit [check one]:
                                                               Credit A      / /
                                                               Credit B      / /
                                                               Credit C      / /
                                                               Credit D      / /
                                                               Credit E      / /

          (b) the payment, rollover or conversion represents the following [check one or more]:

                 reduction in Advances under Credit                          / /
                 rollover of existing Advances as the same                   / /
                      type of Advance under Credit
          (c)    conversion of existing Advances to another                  / /
                      type of Advance under Credit

                 the payment, rollover or conversion date shall be
                 _____________________

          (d) the Advance to be paid, rolled over or converted shall be in the form of [check one or more and complete details]:

                 Prime Rate                                                  / /
                      Amount      $______________

                 Bankers' Acceptances                                        / /
                      Face Amount: ______________

                      Maturity Date: ____________

                 Base Rate Advance                                           / /
                      Amount:     US$____________

                      Amount:     (pound)________

                 LIBOR Advance                                               / /
                      Currency: ____________

                      Amount:   ____________

                      Start of current LIBOR Period:____________

          DATED
               ---------------------------

                                                  [BORROWER]

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

cc.       The Bank of Nova Scotia
          Corporate Banking, Atlantic
          4th Floor, 1709 Hollis Street
          Halifax, Nova Scotia
          B3J 1W1

          Attention:  Managing Director
          Fax No.:    (902) 422-0664

          The Bank of Nova Scotia
          Corporate Banking, Loan Syndications
          40 King Street West
          Scotia Plaza, 62nd Floor
          Toronto, Ontario
          M5W 2X6

          Attention:  Managing Director
          Fax No.:    (416)866-3329

                                   SCHEDULE B
                     AGREEMENT OF NEW RESTRICTED SUBSIDIARY

                         SUPPLEMENT TO CREDIT AGREEMENT

                        [see reference in Section 6.1.1]

          THIS AGREEMENT supplements the amended and restated credit agreement dated as of 5 July 2000 between CHC Helicopter Corporation and others as Restricted Parties, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement").

RECITALS

A. Capitalized terms used and not defined in this Agreement have the meanings defined in the Credit Agreement.

B. The Credit Agreement contemplates that further Subsidiaries of CHC shall become Restricted Parties in certain circumstances.

C. O      (the "New Subsidiary") is required by the Credit Agreement to become a
Restricted Party.

D. The New Subsidiary has delivered the documents listed on Appendix A to this agreement, which form part of the Security, an opinion of its counsel and other resolutions and ancillary documents required by the Agent, and a pledge of all shares of the New Subsidiary owned by the other Restricted Parties has also been delivered as part of the Security.

          THEREFORE, for value received, and intending to be legally bound by this Agreement, the parties agree as follows:

1. The New Subsidiary hereby acknowledges and agrees to the terms of the Credit Agreement and agrees to be bound by all obligations of a Restricted Party under the Credit Agreement as if it had been an original signatory thereto.

2. The Agent, on behalf of the Lenders, acknowledges that the New Subsidiary shall be a Restricted Party as of the date of this Agreement.

          IN WITNESS OF WHICH, the undersigned have executed this Agreement as of O.

                                                  THE BANK OF NOVA SCOTIA
                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                      [New Subsidiary]

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

[Note: Appendix A to be attached to list Security]

                                   SCHEDULE C
                              REPORTING CERTIFICATE

            [Note: Schedule C amended by Eleventh Amending Agreement]

                       [see reference in Section 1.1.105]

TO:       THE LENDERS (as defined in the Credit Agreement referred to below)

AND TO:   THE BANK OF NOVA SCOTIA, as Agent

-------------------------------------------------------------------------------

          We refer to Section 10.4.1(d) of the amended and restated credit agreement dated as of 5 July 2000 between CHC Helicopter Corporation and others as Restricted Parties, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this certificate and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

1. CHC hereby certifies that:

          (a) the representations and warranties made in Section 9.1 of the Credit Agreement, other than those expressly stated to be made as of a specific date, are true on and as of the date hereof with the same effect as if such representations and warranties had been made on and as of the date hereof;

          (b) no Pending Event of Default or Event of Default has occurred and is continuing on the date hereof [or as the case may be].

2. CHC hereby certifies that, as of [specify fiscal quarter end that is subject of certificate]:

          (a)    the Total Debt Ratio was __________________ to 1;


          (b)    the Senior Debt Ratio was __________________ to 1;

          (c)    the Adjusted Total Debt Ratio was _________________ to 1;

          (d)    the Interest Coverage Ratio was _________________ to 1;

          (e)    the Fixed Charge Coverage Ratio was ________________ to 1.

3. Appendix A attached is a report concerning the current location of all Aircraft of the Restricted Parties. [Note: a report concerning the specific location of each Aircraft (e.g. municipality) within a particular jurisdiction (e.g. province or country) is only required annually, but the jurisdiction must be reported quarterly. Identify each Aircraft that is considered eligible to be included in the Borrowing Base]

4. Appendix B attached contains a report of the amount of all Intercompany Obligations as of the end of CHC's most-recently completed fiscal quarter.

5. Appendix C attached contains details of all Other Secured Obligations as of the end of CHC's most-recently completed fiscal quarter that have not previously been listed on Schedule G to the Credit Agreement.

6. Appendix D attached is an up to date version of Schedule F to the Credit Agreement. [or There has been no change to the information contained in the version of Schedule F to the Credit Agreement dated O] [Note: a complete update of Schedule F is only required annually; information on shareholders of and shareholdings by each Restricted Party must be updated quarterly]

7. Appendix E attached sets out the calculations of the Total Debt Ratio, Senior Debt Ratio, Adjusted Total Debt Ratio, Interest Coverage Ratio and Fixed Charge Coverage Ratio referred to above.

8. Appendix F attached sets out details of the sales of Aircraft that have been made pursuant to Section 10.6.2(e)(ii)(A) of the Credit Agreement during CHC's fiscal year ending on [specify fiscal year of which quarter to which certificate relates is part].

9. Appendix G attached sets out details of the sales and other dispositions with Lease backs of Aircraft that have been made pursuant to Section 10.6.2(e)(ii)(B) of the Credit Agreement during CHC's fiscal year ending on [specify fiscal year of which quarter to which certificate relates is part].

10. Appendix H attached contains a calculation of the Borrowing Base as of [specify fiscal quarter end that is subject of certificate].

          DATED
                ----------------------

                                                  CHC HELICOPTER CORPORATION
                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                   APPENDIX H

                           BORROWING BASE CALCULATION

          As of ________ [date]:

Accounts Receivable

1. the aggregate amount of the entries which would, in accordance with GAAP, be classified on a consolidated balance sheet as trade accounts receivable of CHC, is $________________;

2. the amount included in item 1 above that has been outstanding for over 90 days is $________________;

3. the amount included in item 1 above that is subject to any Encumbrance other than a Permitted Encumbrance which does not rank prior to or pari passu with the Security or is subject to garnishment, execution, attachment or similar process is $________________;

4. the amount included in item 1 above that is subject to any reasonable claim for credit, set-off, allowance, adjustment, counterclaim or partial discharge (but only to the extent of the adverse claim thereon known to the officers of CHC signing the Reporting Certificate, after reasonable inquiry) is $________________;

5. the amount included in item 1 above that is not owed to a Restricted Party and payable in a "Primary Operating Jurisdiction" as defined in Schedule M of the Credit Agreement is $________________;

6. the amount of item 1 above less the aggregate (without duplication) of the amounts for items 2 through 5 above is $________________.

Inventory

7. the aggregate amount of the entries which would, in accordance with GAAP, be classified on a consolidated balance sheet as inventory of CHC valued at the lower of cost or fair market value, is $________________;

8. the amount included in item 7 above that represents obsolete inventory is $________________;

9. the amount included in item 7 above that represents inventory located outside of a "Primary Operating Jurisdiction" as defined in Schedule M of the Credit Agreement is $________________;

10. the amount of item 7 above less the aggregate (without duplication) of the amounts for items 8 and 9 above is $________________.

Aircraft

11. based on the most recent appraisal of the fair market value of the Aircraft, the aggregate appraised value of the Aircraft owned by Restricted Parties (as opposed to Aircraft under lease from persons other than Restricted Parties) that are located in and operated from a Primary Operating Jurisdiction and have registered first-ranking mortgages in place as part of the Security in the Primary Operating Jurisdiction in which they are located (all as described on Appendix A attached to the Reporting Certificate) is $________________.

Cash Pledged

12. the amount of cash of Restricted Parties deposited with a Lender and subject to an express first-ranking pledge in favour of the Agent as part of the Security (as detailed on the attachment) is $__________.

Calculation of Borrowing Base and Compliance

13. The aggregate of (item 6 X 0.75) + (item 10 X 0.50) + (item 11 X 0.75) + (item 12) is $________________

14. The amount of item 13 attributable to Property of Restricted Parties incorporated in Norway and Denmark is $________________

15. The principal balance of the Intercompany Loan Obligations identified as items 7 and 8 on Schedule I to the Credit Agreement (disregarding any updated schedule since 5 July 2000) is $________________

16.       The amount, if any, by which item 14 exceeds item 15 is $___________

17. The amount of item 13 attributable to Property of Schreiner and its Subsidiaries is $________________

18. The aggregate of the principal amount of all Advances outstanding (being $______________) and the aggregate Market Value of all Swaps that are Other Secured Obligations and that have a negative Market Value from the Restricted Parties' perspective after offsetting the Market Value of Swaps with the same Lender that are Other Secured Obligations and that have a positive Market Value (being $______________) is $________________

19. The principal amount of Advances outstanding under Tranche 1 and Tranche 2 is $________________

20. The amount, if any, by which item 17 exceeds the aggregate of item 18 minus item 19 is $________________

21. The aggregate of item 13 minus item 16 minus item 20 is $____________, which is the "Borrowing Base"

22. The ratio of item 21 to item 18 is ______ to 1 [Note: covenant is at least 1.20 to 1]

                                   SCHEDULE D
                              ASSIGNMENT AGREEMENT

                  [see reference in Sections 1.1.7, 13.2.4(b)]

          The undersigned refer to the amended and restated credit agreement dated as of 5 July 2000 between CHC Helicopter Corporation and others as Restricted Parties, The Bank of Nova Scotia as Agent and the Lenders named therein, as amended, supplemented, restated or replaced from time to time (the "Credit Agreement"). All capitalized terms used in this Assignment Agreement and defined in the Credit Agreement have the meanings defined in the Credit Agreement.

          For value received, the "Assignor" and the "Assignee" named below hereby agree as follows:

1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Proportionate Share(s) specified on Appendix 1 in and to the Assignor's rights and obligations under the Credit Agreement, the Security and all other Credit Documents.

2. The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any lien or security interest and that it is entitled to enter into this Assignment Agreement; makes no representation or warranty, other than as provided in this Assignment Agreement and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Credit Document; and makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Restricted Parties or any other guarantor or the performance or observance by the Restricted Parties or any other guarantor of any of the obligations under the Credit Agreement or any other Credit Document.

3. The Assignee, for the benefit of the Restricted Parties, the Agent and all Lenders from time to time, including the Assignor, (a) acknowledges receipt of any upfront fee payable by the Assignor, (b) confirms that it has received a copy of the Credit Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (c) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) ratifies and adopts the powers of attorney and related powers given to the Agent under the Credit Agreement; (f) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender and (g) specifies as its address for notice and payments its office at the address set forth on Appendix 1 hereto.

4. Following the execution of this Assignment Agreement, it shall immediately be delivered to the Agent, together with the processing and recording fee specified in Section 13.2.1 of the Credit Agreement if applicable, for approval and recording by the Agent. The Assignee's agreement to become a Lender, as constituted by this Assignment Agreement, is irrevocable, unless the Assignee is not approved by the Agent. The Assignee shall become a Lender, and shall be bound by the obligations and entitled to the benefits in the Credit Agreement, the Security and the other Credit Documents, immediately upon this Assignment Agreement being approved and recorded by the Agent (the "Effective Date"). On the Effective Date, the Assignee (a) shall pay the Assignor an amount equal to the Assignee's Proportionate Share of Prime Rate Advances and Base Rate Advances made by the Assignor as of the Effective Date and (b) shall become entitled to receive standby fees in accordance with the Credit Agreement in respect of its Proportionate Share of the aggregate amount of the relevant Credits that has not been advanced by the Lenders. The Assignee shall pay further amounts to the Assignor as LIBOR Periods end and make further Advances to the Borrowers as Advances by way of Bankers' Acceptances made by the Assignor mature, beginning on the first Drawdown Date that is at least three Business Days following the Effective Date, until the Assignee has made or acquired from the Assignor Advances in an amount equal to its Proportionate Share of the aggregate Advances made by all Lenders under the relevant Credits.

5. If Advances made by the Assignee to the Borrowers or acquired by the Assignee from the Assignor are for any reason less than the Assignee's Proportionate Share of the aggregate Advances made by all Lenders under the relevant Credits, the Assignee shall, on demand, indemnify the Assignor in respect of the principal amount of the corresponding Advances made by the Assignor in excess of the Assignor's Proportionate Share. The Advances by the Assignor in respect of which the Assignee is bound to indemnify the Assignor are set out on Appendix 2 to this Assignment Agreement. The Assignor shall pay the Assignee indemnity fees during the period in which the Assignee is obliged to indemnify the Assignor. The fee shall be in the amount specified on Appendix 2 and shall be payable on the Effective Date in respect of Advances by way of Bankers' Acceptances, and on each date on which a Borrower pays interest on LIBOR Advances, in respect of LIBOR Advances.

6. This Assignment Agreement shall be governed by, and construed in accordance with the laws of the Province of Ontario, Canada.

7. This Assignment Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment Agreement to be executed by their duly authorized officers as of the dates specified below.

                                        Assignor:
                                                 -------------------------------


                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                      Dated:
                                                            --------------------


                                        Assignee:
                                                 -------------------------------

                                                  By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                      Dated:
                                                            --------------------

                                                  Receipt of notice of
                                                  assignment acknowledged
Approved on                                       for all Restricted Parties
           --------------------------


THE BANK OF NOVA SCOTIA                           CHC HELICOPTER CORPORATION
as Agent
By:                                               By:
   ------------------------------                     --------------------------
   Name:                                              Name:
   Title:                                             Title:


Effective Date:                                   Date:
               ----------------------                  -------------------------

                                   APPENDIX 1
                                       TO
                              ASSIGNMENT AGREEMENT

Proportionate Share(s) assigned by Assignor:
[Note: specify Credits affected]                  ----------------------------

Proportionate Share retained by Assignor:
[Note: specify all Credits in which Assignor
retains an interest]                              ----------------------------

Payment Details, including address of Assignee for notices:

                                   APPENDIX 2
                                       TO
                              ASSIGNMENT AGREEMENT

Advances in respect of which the Assignee is to indemnify the Assignor, as of the Effective Date:

Type of Advance    Maturity Date of Advance     Principal Amount of Advance
---------------    ------------------------     ---------------------------



Indemnity fee:

                                   SCHEDULE E
                         PROPORTIONATE SHARES OF LENDERS

           [Note: Proportionate Shares are nil unless otherwise noted]

THE BANK OF NOVA SCOTIA

Credit A1 (adjusted in accordance with Section 8.2) - 24.24242%
Credit A2 (adjusted in accordance with Section 8.2) - 100%
Credit A (overall) - 37.5%
Credit C - 71.0027%
Credit D - 0.8517%
Credit E - 100%

SCOTIABANK EUROPE PLC

Credit B1 (adjusted in accordance with Section 8.2) - 37.3547%
Credit B (overall) - 26.35%

NATIONAL BANK OF CANADA

Credit A1 (adjusted in accordance with Section 8.2) - 15.15152%
Credit A (overall) - 12.5%
Credit C - 28.9973%

BANK OF TOKYO-MITSUBISHI (CANADA)

Credit A1 (adjusted in accordance with Section 8.2) - 60.60606%
Credit A (overall) - 50%

BANK OF SCOTLAND

Credit B1 (adjusted in accordance with Section 8.2) - 62.6453%
Credit B2 (adjusted in accordance with Section 8.2) - 100%
Credit B (overall) - 73.65%
Credit D - 59.056%

CHRISTIANIA BANK OG KREDITKASSE ASA

Credit D - 40.0923%

[Note: Schedule amended by Fourth Amending Agreement]

                                   SCHEDULE F
                     DETAILS OF CAPITAL STOCK, PROPERTY ETC.

            [see reference in Sections 9.1.5(a), 10.5, 10.6.2(d)(i)]

                                 [See attached]

                     DETAILS OF CAPITAL STOCK, PROPERTY ETC.

CHC HELICOPTER CORPORATION

Corporate History

          Incorporated (by amalgamation) under the laws of Canada on 10 February 1987 under the name 154604 Canada Limited.
          Articles of Amalgamation between CHC Helicopter Corporation and Judyth Management Services Limited on 5 August 1987. Certificate of Amendment dated 7 August 1987 amending share provisions. Certificate of Amendment dated 27 September 1991 to increase authorized capital. Certificate of Amendment dated 23 February 1994 to change share attributes. Articles of Amalgamation - Schedule I undated December 1996 to change share attributes. Articles of Amendment dated 9 December 1997 to increase authorized capital.

Shareholders

          Publicly traded, controlled by Craig L. Dobbin

Nature of Business

          Holding company for operating subsidiaries

Head Office and Chief Executive Office

          St. John's, Newfoundland

Capital Stock Owned

          Owns all shares of CHC Helicopter Holdings Limited and Viking Helicopters Limited and some shares of Canadian Helicopters Limited

Location of Property

          Not applicable; holding company

CHC HELICOPTER HOLDINGS LIMITED

Corporate History

          Incorporated under the laws of Ontario on 29 January 1958 under the name Norcon Builders Limited and continued under the laws of Canada effective 29 August 1989 under the name CHC Helicopter Holdings Limited.

Shareholders

          CHC - 3,019 Class A Shares and 230 common shares (pledged to secure 1987 Debentures)

Nature of Business

          Holding company.

Head Office and Chief Executive Office

          St. John's, Newfoundland

Capital Stock Owned

          Owns all of the common shares of Canadian Helicopters Limited

Location of Property

          Not applicable; holding company

VIKING HELICOPTERS LIMITED

Corporate History

          Incorporated on 6 January 1969 under the laws of Canada as Viking Helicopters Limited. By amendment effective on 1 February 1984, it adopted the French equivalent name Helicopteres Viking Limitee.

Shareholders

          CHC - 6,600,000 common shares

Nature of Business

          Holding company.

Head Office and Chief Executive Office

          St. John's, Newfoundland

Capital Stock Owned

          Owns Class A shares of Canadian Helicopters Limited

Location of Property

          Not applicable; holding company

CANADIAN HELICOPTERS LIMITED

Corporate History

          Articles of Amalgamation dated 1 May 1996 between Canadian Helicopters Limited, Helicopter Welders of Canada Ltd, Viking Helicopters (Maritimes) Ltd./Helicopteres Viking (Maritimes) Ltee and Summerside Aerospace Centre Limited.

Shareholders

          CHC Helicopter Corporation - 5544 Class A, Series 2
          CHC Helicopter Holdings Limited - 130 common shares
          Viking Helicopters - 100 Class A, series 1; 22039 Class A, Series 2

Nature of Business

          Canadian operating company, also international operating company except North Sea. Eastern Division: onshore operations, air ambulance and flight training schools.
          Western Division: operates helicopters throughout Western and Northern Canada and flight training school.
          International Division: supplies helicopters for work in oil industry around the world; participates in joint venture arrangements in Thailand (Thai Aviation Services - CHL has a 30% interest); Peru; Azerbaijan (East West Helicopters Limited - CHL has a 25% interest); Saudi Arabia (CHL receives 90% of proceeds); Myanmar (CHL uses an agent to whom an annual fee is paid); and Brunei (CHL uses an agent to whom a 10% annual fee is paid).

Head Office and Chief Executive Office

          St. John's, Newfoundland

Capital Stock Owned

          Owns 100% of shares of ATI, Helicopter Services Inc., Pacific Aerospace Services Inc., Canadian Helicopters (International) Limited, 297303 British Columbia Limited, Pacific Northwest Helicopters Inc. and Okanagan Helicopters Limited

          Owns interests in Newfoundland Bonding & Composites Ltd. (100% of common shares), American Helicopters Inc. (25%), Slemon Park Corporation (40%) and Whapchiwem Helicopters Limited (35%)

Location of Property

          Throughout Canada. Other Aircraft located outside Canada in accordance with Schedule I.

ATLANTIC TURBINES INC.

Corporate History

          Incorporated under the laws of Canada (CBCA) on 5 July 1990.

Shareholders

          Canadian Helicopters Limited - 130 common shares and 2,970 Class A shares @ $1000

Nature of Business

          Intended leasing company for Canadian Helicopters Limited

          Holds all shares of Canadian Helicopters (Barbados) Limited, Integra Leasing AS and Canadian Helicopters (UK) Limited and owns 40% of the shares of Canadian Helicopters Philippines International Inc., formerly Lloyd Helicopters Philippines Inc., and 30% of the shares of Thai Aviation Services.

Head Office and Chief Executive Office

          St. John's, Newfoundland

Capital Stock Owned

          Holds all shares of Canadian Helicopters (Barbados) Limited, Integra Leasing AS and Canadian Helicopters (UK) Limited and owns 40% of the shares of Canadian Helicopters Philippines International Inc., formerly Lloyd Helicopters Philippines Inc., and 30% of the shares of Thai Aviation Services.

Location of Property

          Canada

INTEGRA LEASING AS

Corporate History

          Incorporated under the laws of Norway on 30 November 1992 Limited company
          Organization number 966 705 175

Shareholders

          ATI - 50 shares, each with nominal value of NOK 1000

Nature of Business

          Used for international leasing of certain Aircraft owned by CHL or CHB

Head Office and Chief Executive Office

          c/o Wiersholm Mellbye & Bech
          Oslo, Norway

Capital Stock Owned

          None

Location of Property

          Not applicable; no tangible property

CANADIAN HELICOPTERS (BARBADOS) LIMITED

Corporate History

          Incorporated under the laws of Barbados on 14 June 1995. Company # 10852.
          Barbados International Business Company.

Shareholders

          Atlantic Turbines Inc. - 23,317 Class A redeemable preference shares, 20,000,000 common shares.

Nature of Business

          Owns three S61 helicopters which are leased to CHL Leasing (Barbados) Limited. Lender in various transactions with other Restricted Parties

Head Office and Chief Executive Office

          Bridgetown, Barbados

Capital Stock Owned

          Owns all of CHL Leasing (Barbados) Limited

Location of Property

          2 Aircraft in Nova Scotia, 1 Aircraft in Thailand

CHL LEASING (BARBADOS) LIMITED

Corporate History

          Incorporated under the laws of Barbados on 14 June 1995. Company # 10851.
          Barbados Domestic Company.

Shareholders

          Canadian Helicopters (Barbados) Limited - 1 common share.

Nature of Business

          Sub-leases aircraft to Canadian Helicopters Limited's non-Canadian related operations such as Integra Leasing A.S., Thai Aviation Services and Brintel.

Head Office and Chief Executive Office

          Bridgetown, Barbados

Capital Stock Owned

          None

Location of Property

          Not applicable; no tangible property

CANADIAN HELICOPTERS (U.K.) LIMITED (Company Number 147943)

Corporate History

          Incorporated under the laws of Scotland 8 December 1993 under the name Ablefun Enterprises Limited

          Changed name to Canadian Helicopters (U.K.) Limited on 21 December
          1993

Shareholders

          Atlantic Turbines Inc. - 36,537,458 ordinary, 5,259,000 "A" Preference, 1,052,000 "B" Preference shares

Nature of Business

          Holding company.

Head Office and Chief Executive Office (Registered Office)

          Buchan Road, Dyce, Aberdeen, AB21 7BZ, Scotland

Capital Stock Owned

          Owns all of Brintel Holdings Limited and Flight Handling Limited

Location of Property

          Not applicable; holding company

BRINTEL HOLDINGS LIMITED (Company Number 136650)

Corporate History

          Incorporated under the laws of Scotland 14 February 1992 under the name Dreamexist Limited.
          Changed name to Brintel Holdings Limited on 26 March 1993.

Shareholders

          Canadian Helicopters (U.K.) Limited - 1,500,000 ordinary 20p shares, 1,000,000 "A" participating shares of 20p, 6,750,000 7.5% cumulative redeemable "A" preference and 3,250,000 7.5% cumulative redeemable "B" preference shares

Nature of Business

          Holding company

Head Office and Chief Executive Office (Registered Office)

          Buchan Road, Dyce, Aberdeen, AB21 7BZ, Scotland

Capital Stock Owned

          Owns all of Brintel Helicopters Limited

Location of Property

          Not applicable; holding company

FLIGHT HANDLING LIMITED (Company Number 164266)

Corporate History

          Incorporated under the laws of Scotland 19 March 1996 under name Firstmarch Limited.
          Changed name to Flight Handling Limited on 30 April 1996.

Shareholders

          Canadian Helicopters (U.K.) Limited - 2 Ordinary (pound)1 shares - 100% Ordinary shares

Nature of Business

          Inactive. Holds mortgages of Aircraft registered in Denmark to secure its indemnity in favour of the Lenders.

Head Office and Chief Executive Office (Registered Office)

          Buchan Road, Dyce, Aberdeen, AB21 7BZ, Scotland

Capital Stock Owned

          None

Location of Property

          Not applicable; no tangible property

BRINTEL HELICOPTERS LIMITED (Company Number 137022)

Corporate History

          Incorporated under the laws of Scotland 9 March 1992 under the name Comlaw No. 287 Limited
          Changed name to British International Helicopters (North Sea) Limited on 9 April 1992
          Changed name to Brintel Helicopters Limited on 29 October 1992

Shareholders

          Brintel Holdings Limited - 2 Ordinary (pound)1 of (pound)1.00 each shares

Nature of Business

          Formerly UK operating company engaged mainly in offshore contracts. Now principally a holding company but does still carry out maintenance work for Bond and third party contractors.

Head Office and Chief Executive Office (Registered Office)

          Buchan Road, Dyce, Aberdeen, AB21 7BZ, Scotland

Capital Stock Owned

          Owns 100% of Vinland Denmark A/S and Bond Helicopter Services Limited and will own 100% of Bond Helicopters Limited, an inactive company utilized to protect the name "Bond Helicopters Limited" upon the change of name of Bond to Scotia Helicopter Services Limited on 6 July 2000 Owns interests in Viscom (Aberdeen) Limited (25%)

Location of Property

          Scotland

VINLAND DENMARK A/S

Corporate History

          Incorporated under the laws of Denmark on 8 July 1998 as a public limited company (aktieselskab).

          Company # A/S 249 015.

Shareholders

          Brintel Helicopters Ltd. - share capital of DKK 208,949,342

Nature of Business

          Holding company

Head Office and Chief Executive Office

          c/o Danish Air Transport, Postbox 80, Kolding Lufthavn, DK-6580 Vamdrup, Denmark

Capital Stock Owned

          Owns all of Vinland Helicopters AS, Danish International Helicopters Aps and Brintel ApS

Location of Property

          Not applicable; holding company

DANISH INTERNATIONAL HELICOPTERS ApS

Corporate History

          Incorporated under the laws of Denmark on 1 October 1988 as a private limited company (anpartsselskab).
          Formerly Komplementarselskabet Danish Air Transport ApS.
          Company # A/S 249 015.

Shareholders

          Vinland Denmark A/S - 1000 shares @ DKK 125,000
          In connection with the purchase of shares by Vinland Denmark A/S from the former shareholders of the corporation, the parties agreed that the former shareholders have a right to repurchase the shares of the corporation with four months' notice and that Vinland Denmark A/S has a right to sell the shares to the former shareholders.

Nature of Business

          Subcontractor to Bond Helicopters Limited in servicing contract with Maersk Oil

Head Office and Chief Executive Office

          John Tranumsvej 20, DK-6705 Esbjerg 0, Denmark

Capital Stock Owned

          None

Location of Property

          Denmark

BRINTEL ApS

Corporate History

          Incorporated under the laws of Denmark on 1 September 1998 as a private limited company (anpartesselskab).

Shareholders

          Vinland Denmark A/S - 1000 shares @ DKK 125,000

Nature of Business

          Upon obtaining the necessary Permits, will become subcontractor to Bond Helicopters Limited in servicing contract with Maersk Oil

Head Office and Chief Executive Office

          c/o Reumert & Partners, Bredgade 26, DK-1260 Copenhagen K, Denmark

Capital Stock Owned

          None

Location of Property

          Not applicable; no tangible property currently owned

VINLAND HELICOPTERS AS

Corporate History

          Incorporated under the laws of Norway on 5 March 1999.
          Limited Company.
          Organization # 980 593 126.

Shareholders

          Vinland Denmark A/S - 22,350,000 (expected to increase to 23,150,000) shares with par value of NOK 10 per share

Nature of Business

          Acquisition and holding company for Helicopter Services Group AS

Head Office and Chief Executive Office

          c/o Wiersholm Mellbye & Bech
          Oslo, Norway

Capital Stock Owned

          Owns 100% of shares of Helicopter Services Group AS

Location of Property

          Not applicable; holding company

HELICOPTER SERVICES GROUP AS

Corporate History

          Established under the laws of Norway on 20 February 1956 under the name "Helikopter Service AS." The name was changed to Helicopter Services Group ASA on 19 February 1996 and to Helicopter Services Group AS in November 1999. Its organisation number is 912 582 914.

Shareholders

          Vinland Helicopters AS - 100%.
          The share capital consists of NOK 236,927,427.50 divided into 20,602,385 ordinary shares of NOK 11.50.

Nature of Business

          Holding company.

Head Office and Chief Executive Office

          Stavanger, Lufthavn
          Sola
          4050 Sola
          Norway

Capital Stock Owned

          Lloyd Helicopter Services Limited                       (100%)
          Court Helicopter Services (Proprietary) Ltd.
          (formerly Court Air Holdings (Proprietary) Ltd.         (100%)
          Helikopter Services AS                                  (100%)
          HSG Reinsurance S.A.                                    499,997 of 500,000 shares
          Heliwest AS                                             (100%)
          Court Helicopters Ltd.                                  (100%)
          Wiking Helikopter Service GmbH                          (49%)

Location of Property

          Norway

Real Property Owned or Leased

Real Estate Owned
-----------------

          Place                         Title & Land      Address                   Description
1.        1103 Stavanger                15       83       Maskinveien 22
2.        1103 Stavanger                15       689      Maskinveien 3

Real Estate Leased
------------------

          Place                         Title & Land      Address                   Description
3.        Office facilities at                                                      Lease from Oslo Havnelager
          Havnelageret, Langkaia 1,                                                 AS, term: 10 January 1995 - 1
          Oslo, approximately 680                                                   February 2000
          square metres on the
          9th floor

4.        1124 Sola                     16       91                                 Lease from Civil Aviation
                                                                                    Authority (CAA). Term 25
                                                                                    years from 1988

5.        1124 Sola                     14       276                                Lease from CAA. Term: 15
                                                                                    years from 1997

6.        1124 Sola                     14       282                                Lease from CAA. Term: 20
                                                                                    years from 1997

7.        1201 Bergen                   109      203      Flyplassveien 471         Lease from the Ministry of
                                                                                    Defense. Term: 25 years from
                                                                                    1978

8.        1201 Bergen                   109      271      Flyplassveien 519         Leased from the Ministry of
                                                                                    Aviation. Term: 20 years
                                                                                    from 1991.

9.        1804 Bodo                     138      4370     Olav V's gate 40          Leased from CAA. Term: 20
                                                                                    years from 1996. Subleased to
                                                                                    Lufttransport.

LLOYD HELICOPTER SERVICES LIMITED (Company Number 181461)

Corporate History

          Incorporated under the laws of Scotland on 12 December 1997.

Shareholders

          Helicopter Services Group AS owns 100% of:

          Issued share capital:         $40,000,000
          Nominal share capital:        $40,000,000 divided into 30,000,000 Ordinary
                                        Shares of Aus. $1 each and 10,000,000
                                        Redeemable Ordinary shares of Aus. $1 each.

Nature of Business

          Acts as the UK holding company for HSG's Australian operations. It does not otherwise trade.

Head Office and Chief Executive Office (Registered Office)

          Aberdeen East Airport
          Dyce
          Aberdeen
          Scotland
          AB21 7DU

Capital Stock Owned

          Owns 100% of shares of Management Aviation Limited.

Location of Property

          Not applicable; holding company

MANAGEMENT AVIATION LIMITED (Company Number 872372)

Corporate History

          Incorporated under the laws of England and Wales on 25 February 1966. Its previous name was Bond Helicopters Limited, which changed on 1 October 1984.

Shareholders

          Lloyd Helicopter Services Limited owns 100% of:

          Issued share capital:         25,651,354 pounds
          Nominal share capital:        25,651,354 pounds divided into 25,651,354
                                        Ordinary shares of 1 pound each.

Nature of Business

          Holding company. Its purpose is also to protect the name "Management Aviation Limited".

Head Office and Chief Executive Office (Registered Office)

          North Denes Airfield
          Caister Road
          Caister On Sea
          Great Yarmouth         NR30 5TF
          England

Capital Stock Owned

          Owns 100% of shares of Lloyd Helicopter Services Pty Ltd.

Location of Property

          Not applicable; holding company

LLOYD HELICOPTER SERVICES PTY LTD.

Corporate History

          Incorporated on 10 December 1992. The company was originally called Marcuto Pty Ltd. and changed its name on 12 July 1996 to its current name.

Shareholders

          Management Aviation Ltd. owns 100% of 54,800,000 ordinary fully paid shares.

Nature of Business

          Holding company for the Lloyd Helicopter group

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          Owns 100% of shares of Lloyd Bass Strait Helicopters Pty Ltd. and Lloyd Helicopters Pty Ltd., and 66-2/3 % of the shares of Lloyd Off-Shore Helicopters Pty. Ltd.

Location of Property

Real Property Owned
-------------------

          Property                                        Description
1.        45 Greenhill Road, Adelaide,                    The head office of the Lloyd group
          South Australia

Real Estate Leased
-------------------

          Property                                        Description
2.        Part of Adelaide Airport, South Australia:      Lease assigned from Guy Lloyd
          hangar, maintenance area, passenger             Holdings Pty Ltd for 20 year term
          terminal and associated offices                 commencing 1 June 1983.

LLOYD BASS STRAIT HELICOPTERS PTY LTD.

Corporate History

          Incorporated on 15 December 1981. The company was originally called Bass Strait Helicopters Pty Ltd and changed its name on 8 January 1982 to its current name. The Memorandum and Articles of Association were replaced and a new set of standard Memorandum and Articles of Association adopted on 25 February 1998.

Shareholders

          Lloyd Helicopter Services Pty Ltd. - 2 ordinary fully paid shares.

          The share capital of the company is $100,000 divided into 100,000 shares of $1.00 each.

Nature of Business

          Carried on operations before 1993. Now holding company.

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          Owns 100% of shares of Lloyd Helicopters International Pty Ltd., 100% of the units of Australian Helicopters Trust and 33-1/3 % of Lloyd Off-Shore Helicopters Pty Ltd..

Location of Property

          Not applicable; holding company

LLOYD HELICOPTERS INTERNATIONAL PTY LTD.

Corporate History

          Incorporated on 26 March 1990. The company was originally called Dunshee Pty Ltd. and changed its name on 13 July 1990 to its current name. The Memorandum and Articles of Association of the Company were replaced and a new Constitution was adopted on 21 April 1999.

Shareholders

          Lloyd Bass Strait Helicopters Pty Ltd. - 2 ordinary fully paid shares.

          The share capital of the company is $1,000,000 divided into 1,000,000 shares of $1.00 each.

Nature of Business

          This company is used for international contracts. It is also the Lloyd party to the off-shore joint venture arrangements.

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          None

Location of Property

          The company owns four helicopters which, in January 2000, were located in Thailand; Moorabin, Victoria, Australia; Queensland; and Adelaide.

AUSTRALIAN HELICOPTERS TRUST

Corporate History

          The Trust was established by an indenture dated 6 April 1993 between Bruce George Wales and Lloyd Helicopters International Pty. Ltd. as trustee

Unitholders

          Lloyd Bass Strait Helicopters Pty Ltd. owns 100% of its units.

Nature of Business

          Manages helicopter overhaul and safety equipment facilities of the Lloyd Helicopter group

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          None

Location of Property

          Not applicable

LLOYD HELICOPTERS PTY LTD.

Corporate History

          Incorporated on 22 February 1980.

Shareholders

          Lloyd Helicopter Services Pty Ltd - 1,000 A Class shares.

Nature of Business

          Corporate / management support company for the Lloyd Helicopter group. Costs are passed on to operating companies. The company is registered as the employer for the purposes of payment of group employment and payroll taxes

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          None

Location of Property

Real Property Leased
--------------------

          Property                                        Description
1.        Lease of premises in Adelaide for Main          Lessor: Zaka Pty Ltd. 5 year term
          store                                           commencing 4 December 1998.

2.        19 Deacon Avenue Richmond                       Lessor: Rovine Pty Ltd. Term
                                                          commenced on 1 January 2000 and
                                                          expiring on 31 December 2000.

3.        Unit 2/2 Hilda street Clarence Gardens,         Lessor: Jadero Pty Ltd. Term: 10
          South Australia                                 July 1998 for 1 year with two rights
                                                          of renewal of 1 year each.

4.        Onslow Hangar: part of the area known as        Lessor: Shire of Ashburton, 5 year
          Onslow airport in Western Australia             term commencing on 1 October
                                                          1990, with a 5 year option to renew.

5.        Land at Karratha Airport: Lot 28                Lessor: Shire of Roebourne of
          helicopter landing ground, office facilities    Roebourne. Term: 1 July 1983 to 30
          and facilities for repair                       June 2004.

6.        Property at Darwin International Airport,       Licensor: Darwin International
          Marrara, Northern Territory check-in            Airport Pty Ltd. Term: 1 April 2000
          counter and 2 briefing rooms                    - 31 March 2002 with a five year option

7.        License agreement at Renmark                    Lessor: District Council of Renmark
          AirfieldLot 7: refuelling shed and store        Paringa of Ral Ral Avenue, Renmark,
                                                          South Australia. Term: commences 1
                                                          September 1998 - 1 September 1999,
                                                          can be renewed if requested by
                                                          licensee. Now occupied on a monthly licence.

8.        Canberra Airport: temporary site license        Licensor: Canberra International
                                                          Airport Pty Ltd. Term: 1 October
                                                          1998 until completion of 6 months
                                                          from the commencement date or the
                                                          completion of permanent facilities for occupation.

9.        Hangar Facilities, Old Mackay                   Lessor: Gular Pty Ltd and
          AirportCasey Avenue, Queensland                 Damilsheen Pty Ltd. Term: 19 August
          Agreement to lease.                             1996 to 18 August 1997. Now
                                                          occupied as a periodic tenancy.

As of January 2000, the company owns three helicopters which are located in Adelaide, East Timor and Tindal, Northern Territory, Australia.

LLOYD OFF-SHORE HELICOPTERS PTY LTD.

Corporate History

          Incorporated on 27 October 1981.

Shareholders

          Lloyd Bass Strait Helicopters Pty Ltd - one ordinary fully paid share

          Lloyd Helicopter Services Ltd. - two ordinary fully paid shares.

          The share capital of the company is $100,000 divided into 100,000 shares of $1.00 each.

Nature of Business

          This company is the contract holder / operator for all of the group's Australian contracts and operations. It owns the majority of the group's helicopters.

Head Office and Chief Executive Office

          45 Greenhill Road, Wayville, South Australia, 5034

Capital Stock Owned

          None

Location of Property

Real Property Leased
--------------------

          Property                                        Description
1.        Darwin Hanger and Maintenance                   Lessor: Hampden Pty Ltd. 6 year
          Facilities                                      term commencing 1 November 1997.

As of January 2000, the company owns 19 helicopters which are located in Thailand (1) and in New South Wales, Western Australia, Victoria, South Australia and Australian Capital Territory.

BOND HELICOPTER SERVICES LIMITED (Company Number 178188)

Corporate History

          Incorporated under the laws of Scotland, 26 August 1997. Its previous name was Comlaw No 447 Limited, which changed to its current name on 6 January 1998.

Shareholders

Brintel Helicopters Limited owns 100% of:

Issued share capital:                   47,238,994 pounds, divided into 47,238,994
                                        Ordinary Shares of 1 pound each
                                        15,746,331 pounds, divided into 15,746,331
                                        Redeemable Ordinary Shares of 1 pound each

Nominal share capital:                  64,000,000 pounds divided into 48,000,000
                                        Ordinary shares of 1 pound each and
                                        16,000,000 Redeemable Ordinary shares of 1
                                        pound each.

Nature of Business

          Holding company.

Head Office and Chief Executive Office (Registered Office)

          Aberdeen Airport East
          Dyce
          Aberdeen
          Scotland
          AB21 7DU

Capital Stock Owned

          Owns 100% of shares of Bond Helicopters Limited and 100% of shares of Bond Rotary Wing Limited

Location of Property

          Not applicable; holding company

BOND HELICOPTERS LIMITED (Company Number 936569)
(to be changed to Scotia Helicopter Services Limited on 6 July 2000)

Corporate History

          Incorporated under the laws of England and Wales on 2 August 1968. Its previous names were: Jorob Limited, which changed on 22 August 1968; and Management Aviation Limited, which changed on 1 October 1984.

Shareholders

          Bond Helicopter Services Limited owns 4,929,780 Ordinary Shares of 1 pound.


          Issued share capital:         4,929,780 Ordinary Shares of 1 pound each
          Nominal share capital:        5,500,000 Ordinary Shares of 1 pound each

Nature of Business

          The principal UK trading subsidiary carrying on the business of providing offshore helicopter services in the UK.

          Its principal operations include helicopter transportation service to customers in the oil and gas production industry (operating primarily in the UK continental shelf area).

Head Office and Chief Executive Office (Registered Office)

          North Denes Airfield
          Caister Road
          Caister On Sea
          Great Yarmouth NR30 5TF

Capital Stock Owned

          Clyde Helicopters Ltd. (which is in liquidation) - 100%
          Bond Helicopters (Ireland) Ltd. - 100%
          North Denes Aerodrome Ltd. - 100%
          Viscom (Aberdeen) Limited - 25%
          Quillion Group Limited - 11%

Location of Property

Real Property Owned:
-------------------

          Property                                        Description
1.        Workshop premises, Howemoss Drive               Proprietor of 0.3483 hectares of land on
          Kirkhill Industrial Estate, Aberdeen            which office and workshop facilities are constructed.

2.        8 Cameron Way, Sandwick, Shetland               Formerly owned by Brintel Helicopters
                                                          Limited. Private residence leased
                                                          to private individual

3.        Sumburgh Social Club, Shetland                  Formerly owned by Brintel Helicopters
                                                          Limited. Leased to charitable entity.

Real Property Leased
--------------------

          Property                                        Description
1.        Hangar 1 Aberdeen Airport East.                 Ground lease by The British Airports
                                                          Authority in favour of Peregrine Air
                                                          Services Limited. Term: 16 March
                                                          1981 - 15 March 2021.

2.        Hanger 2 Aberdeen Airport East                  Short term sub-lease entered into
                                                          between Bristow and the company.
                                                          Term: 1 January 1998 - 31 December
                                                          2000 and thereafter on a year to year
                                                          basis subject to termination provisions in sub-lease.

3.        Hanger 3 at Aberdeen Airport East               Ground lease granted by the British
                                                          Airports Authority in favour of
                                                          Fairflight Charters Limited. Term: 1
                                                          November 1977 - 31 October 2017.

4.        East Apron, Aberdeen Airport East               Ground lease from Aberdeen Airport.
                                                          Term: 1 April 1993 until terminated by
                                                          six months written notice served by
                                                          either party, which notice is not to take
                                                          effect prior to 31 March 2013.

5.        Airport Terminal, Aberdeen Airport East         Ground lease from Aberdeen Airport.
                                                          Term: fifteen years from 1 July 1991
                                                          until terminated on giving 12 months
                                                          written notice on either party, which is
                                                          not to take effect before 30 June 2006.

6.        Freight Shed, Aberdeen Airport East             Informal occupation, on the strength of
          (Cargo Building 9/B4)                           Correspondence between the company
                                                          and Aberdeen Airport Limited. It is to be
                                                          occupied until 27 June 2002, and to continue
                                                          thereafter until either party gives 3 months notice.

7.        Longside Airfield, Peterhead                    Ground lease from Banff & Buchanan
                                                          District District Council to North
                                                          Scottish Helicopters Limited. Term: 15
                                                          October 1979 - 14 October 2078.

8.        Sumburgh Airport                                Ground Lease between Islands Airports
                                                          Limited and the company. Term: 25
                                                          February 1980 - 24 February 2001.

9.        Humberside Airport (England)                    The company leases a terminal and a hangar
                                                          facility (Plot 5C) under leases
                                                          which are set to expire in 2001. In addition,
                                                          it leases a lock-up garage known as Unit 2,
                                                          Spur Road, by way of sub-lease which is
                                                          set to expire in 2003.

10.       Liverpool Airport                               Previously leased an area of ground
                                                          upon which the Company constructed a terminal
                                                          and hangar facility. Since the Company no
                                                          longer operates from Liverpool Airport, an
                                                          agreement was reached where the existing
                                                          lease was surrendered in return for the grant
                                                          of a five year ground lease. The Company
                                                          subsequently leased back the terminal and
                                                          hangar facilities to Liverpool Airport Plc.
                                                          At the end of the five year period, (which
                                                          commenced 1 January 1999), the terminal and
                                                          hangar facilities will revert to Liverpool
                                                          Airport Plc.

11.       Blackpool Airport                               Lease is in the name of Hydrocarbon
                                                          Resources Limited, an affiliate of British
                                                          Gas. Efforts are being made to have the lease
                                                          assigned. There is a hangar and terminal
                                                          there being occupied now by Bond but no
                                                          actual paperwork in place.

12.       Buchan Road, Aberdeen Airport                   Ground lease of subjects. Formerly held
                                                          by Brintel Helicopters Limited.

The company owns aircraft currently located in the UK, Norway, Denmark and Ireland

NORTH DENES AERODOME LTD. (Company Number 555902)

Corporate History

          Incorporated under the laws of England and Wales on 13 October 1955. Its previous name was Anglian Air Charter Limited which changed on 7 January 1971.

Shareholders

          Bond Helicopters Limited owns 100% of:

          Issued share capital:         798 Ordinary Shares of 1 pound each
          Nominal share capital:        1,000 pounds divided into 1,000 Ordinary Shares of
                                        1 pound each.

Nature of Business

          The Company owns and operates the airfield at North Denes, Great Yarmouth. It also owns a number of aircraft that are operated by Bond Helicopters Limited.

Head Office and Chief Executive Office (Registered Office)

          North Denes Airfield
          Caister Road
          Caister On Sea
          Great Yarmouth NR30 5TF

Capital Stock Owned

          None

Location of Property

Real Property Owned
-------------------

          Property                                        Description
1.        North Denes Airfield (England)                  Held on a freehold basis. Part of the Airfield
                                                          is leased to Bristow Helicopters Limited on a
                                                          lease for 25 years commencing 1 November
                                                          1989, terminable by either party on giving 2
                                                          years notice with effect from 31 October
                                                          1997.

Real Property Leased
--------------------

          Property                                        Description
1.        Shed on the edge of North Denes Airfield        Leased from Norfolk Greyhound Racing
                                                          Company Limited for a period of 9 years from
                                                          30 November 1994 until 29 November 2003.

The company owns aircraft currently located in the UK and Ireland

BOND HELICOPTERS (IRELAND) LIMITED (Registration Number 218246)

Corporate History

          Incorporated under the laws of Ireland on 7 June 1994.

Shareholders

          Bond Helicopters Limited owns 100% of:

          Issued share capital:         80,0002 Ordinary Shares of 1 Irish pound each
          Nominal share capital:        1,000,000 Ordinary Shares of 1 Irish pound each.

Nature of Business

          The principal activity of the Company is aviation operations. Its principal operations are based on contracts for helicopter support from Cork Airport to Marathon's Kinsale Head gas field and search and rescue cover for the Irish Department of the Marine from Shannon Airport and Dublin Airport.

Head Office and Chief Executive Office (Registered Office)

          Cork Airport
          Cork
          Ireland

Capital Stock Owned

          None

Location of Property

Real Property Leased
--------------------

          Property                                        Description
1.        Cork Airport, Kinsale Road, Cork,               Offices rented at Leheraghmore. Hangar,
          Ireland                                         offices and land rented at Barrygarvan from
                                                          South AER Services Ltd.

2.        Dublin Airport, Rickardstown, Swords,           Westpoint Lands, Westpoint. Portacabins
          County Dublin, Ireland                          rented from Aer Rianta. Hangar space
                                                          rented from FLS Aerospace.

3.        Shannon Airport, County Clare, Ireland          Hangar, offices and parking rented from
                                                          Aer Rianta.

COURT HELICOPTER SERVICES (PROPRIETARY) LTD., formerly Court Air Holdings (Proprietary) Ltd.

Corporate History

          Incorporated under the laws of South Africa on 17 August 1965 under the name Court Air Holdings (Proprietary) Limited. Its registration number is 65/7024/07.

Shareholders

          Helicopter Services Group AS owns 100% of 1,000 shares of R1,00 each.

Nature of Business

          Holding company

Head Office and Chief Executive Office

          Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

          Owns 100% of Court Air (Proprietary) Ltd.

Location of Property

          Not applicable; holding company

COURT AIR (PROPRIETARY) LTD.

Corporate History

          Incorporated under the laws of South Africa under the name Court Air (Proprietary) Limited on July 20 1970. Its registration number is, 70/9448/07.

Shareholders

          Court Helicopter Services (Proprietary) Ltd. owns 100 000 shares of R1,00 each.

Nature of Business

          Holding company.

Head Office and Chief Executive Office

          Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

          Court Helicopters (Proprietary) Ltd.                                  (100%)
          Court Flight Safety (Proprietary) Ltd.                                (100%)
          Court Republic Helicopters (Proprietary) Ltd. (to be dissolved)       (100%)
          Cape Aero Services (Proprietary) Ltd. (to be dissolved)               (100%)
          Rotorwing (Proprietary) Ltd. (to be dissolved)                        (100%)
          Helicopter Services (Proprietary) Ltd.                                 (48%)

Location of Property

          Not applicable; holding company

COURT HELICOPTERS (PROPRIETARY) LTD.

Corporate History

          Incorporated under the laws of South Africa under the name Court Helicopters (Proprietary) Limited on 13 June 1960. Its registration number is 60/02212/07

Shareholders

          Court Air (Proprietary) Ltd. owns 100% of 135 issued shares of R2.00 each.

Nature of Business

          The Company is the Group's main operating company providing helicopter support service. Its core business focus is that of helicopter service to offshore oil, gas and diamond mining operations.

Head Office and Chief Executive Office

          Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

          Owns 60% of shares of Court Aircraft Sales (Proprietary) Ltd.

Location of Property

Real Property Leased
--------------------

          Property                                        Description (lease expires)
1.        CTI Airport                                     30 April 2000

2.        Cape Town Docks                                 31 January 2002

3.        Durban                                          15 August 2007

4.        George (Soeker)                                 31 December 1999

5.        V & A Waterfront                                Month to month

6.        Johannesburg                                    Month to month

The company owns and leases aircraft which operate in South Africa, Namibia, Nigeria and Brazil.

COURT FLIGHT SAFETY (PROPRIETARY) LIMITED

Corporate History

          Incorporated under the laws of South Africa on 21 March 1972. Its registration number is 720313307.

Shareholders

          Court Air (Proprietary) Ltd. owns 100%

Nature of Business

          Provides safety consulting services

Head Office and Chief Executive Office

          Cape Town International Airport, Cape Town, South Africa

Capital Stock Owned

          None

Location of Property

          Cape Town, South Africa

COURT HELICOPTERS LIMITED

Corporate History

          Incorporated under the laws of the British Virgin Islands on 14 September 1988, continued under the laws of the Republic of Mauritius on 6 May 1998.

Shareholders

          Authorized share capital is 50,000 ordinary shares of US $1.00 each. Issued share capital is one ordinary share held by Helicopter Services Group AS

Nature of Business

          Leasing and subleasing of aircraft

Head Office and Chief Executive Office (Registered Office)

          Les Jamalacs, Vieux Conseil Street, Port Louis, Mauritius

Capital Stock Owned

          None

Location of Property

          None

HELIKOPTER SERVICE AS

Corporate History

          Established under the laws of Norway on 21 April 1995 under the name Helikopter Service AS. Its organization number is 974 414 228.

Shareholders

          Helicopter Services Group AS owns100% of NOK 410,000,000 divided into 4,100 ordinary shares each with a nominal value of NOK 100,000.

Nature of Business

          The company's main objects include rental of transport activities with helicopters and planes, transport generally, trade, financing and insurance, industry, management of real estate and matters connected with the above, together with participation as shareholder or otherwise in other business.

          HS provides flight, maintenance, training and leasing services to the Norwegian offshore oil and gas industry.

Head Office and Chief Executive Office

          Sola, Norway

Capital Stock Owned

          Scancopter AS                 (100%)
          Helimatic AS (inactive)       (100%)

Location of Property

Real Property Leased
--------------------

          Place                         Title & Land      Address                   Description
1.        1503 Kristiansund             33        74      Flyplassveien 8           Leased from the State.
                                                                                    Term: 20 years from 1992.

2.        1201 Bergen                   109       263     Flyplassveien 515         Leased from the Dept. of
                                                                                    Defence Term: 20 years
                                                                                    from 1989.

3.        1401 Floro                    28        812     Strandgaten 30            Leased from Floro
                                                                                    Municipality.
                                                                                    Term: 30 years from 1996.

4.        1103 Stavanger                15        693     Maskinveien 23            Sold to and leased back (to
                                                                                    1.6.2001) from Stavanger
                                                                                    Investering AS.

SCANCOPTER AS

Corporate History

          Established under the laws of Norway on 4 April 1994. Its organization number is 970 923 829.

Shareholders

          Helikopter Service AS owns 1000 shares of NOK 1000 each. Share capital NOK 1,000,000.

Nature of Business

          The objects of the Company are to carry on a trade and agency business within aviation and other related industries, together with related businesses, including participating in other enterprises with equivalent activities.

          The main operations of Scancopter are trade and agency activities within aircraft and other related industries.

Head Office and Chief Executive Office

          Baerum, Norway.

Capital Stock Owned

          None

Location of Property

Real Property Leased
--------------------

The trading company leases premises at Fornebu (former Oslo airport). The Lessor is Norr0nafly AS and the lease contract is dated 5 December 1998. It is three years in duration and contains a "non-committing" option clause (depending on agreement at the time).

HELIWEST AS

Corporate History

          Established under the laws of Norway on 31 January 1970 under the name Heliwest AS. Its organization number is 819 569 762. Its Articles of Association were adopted at the extraordinary general meeting on 31 January 1970 with subsequent amendments at the latest at the ordinary general meeting on 30 April 1997.

Shareholders

          Helicopter Services Group AS owns 100% of NOK 1,500,000 divided into 1,500 ordinary shares of NOK 1,000 each.

Nature of Business

          Owns or has other interests in aircraft that are operated by related companies.

Head Office and Chief Executive Office

          Sola, Norway.

Capital Stock Owned

          HSG Reinsurance SA - 3 of 500,000 shares

Location of Property

Real Property Leased
--------------------

Place           Title & Land     Address               Description
----------------------------------------------------------------------------------------
1235 Voss       92       5/2     Flyplassvegen 103     Sublease from Voss kommune.
                                                       Titleholder: Ministry of Defence.
                                                       Term: 30 years from 1973.
                                                       General business use (warehouse/
                                                       garage).

[Note: the following was added by the Tenth Amending Agreement to reflect the matters described in Section 9.1.5(a) in respect of CHC Capital (Barbados) Limited, CHC Sweden AB and CHC Netherlands BV.]

CHC CAPITAL (BARBADOS) LIMITED

Corporate History

          Incorporated under the laws of Barbados on 24 October 2003. Formerly CHC Asset Management Limited name change on 23 January 2004.
          Company #.22938
          Barbados International Business Company.

Shareholders

          CHC Helicopters (Barbados) Limited - 11,729,201 common shares (includes shares being issued in connection with funding of Schreiner Acquisition and represents 100%)

Nature of Business

          Financing company.

Head Office and Chief Executive Office

          Barbados, W.I.

Capital Stock Owned

          None

Location of Property

          Not applicable.

CHC SWEDEN AB

Corporate History

          Incorporated under the laws of Sweden on 31 August 2002. Name changed February 2004 (formerly Stiftaren 7747 AB). Company # 556634-3660.

Shareholders

          CHC Helicopters International Inc. (100%). Authorized SEK 400,000 value per share SEK 100. Issued SEK 300,000 (includes shares being issued in connection with funding of Schreiner Acquisition).

Nature of Business

          Holding company for operating subsidiaries

Head Office and Chief Executive Office

          Stockholm, Sweden

Capital Stock Owned

          100% of CHC Netherlands BV

Location of Property

          Not applicable

CHC NETHERLANDS B.V.

Corporate History

          Incorporated under the laws of The Netherlands on 13 January 2004. Company # 1264281

Shareholders

          CHC Sweden AB. (100%). Issued and paid up capital of EUR 18,100 divided into 181 shares of EUR 100 each.

Nature of Business

          Holding company.

Head Office and Chief Executive Office

          Sweden (head office), The Netherlands (chief executive office)

Capital Stock Owned

          Will acquire 100% of Schreiner

Location of Property

          Not applicable

                                   SCHEDULE G
                            OTHER SECURED OBLIGATIONS

                         [see reference in Section 6.2]

1. Debts, liabilities and obligations of CHL and/or CHC under or in connection with mirror netting arrangements established by BNS pursuant to a mirror netting agreement dated 25 March 1999, as amended, supplemented, restated and replaced from time to time.

2. Reimbursement obligations of CHL in connection with a SAR 2,000,000 letter of credit issued by BNS in favour of Gulf Bank KSC, Kuwait in connection with a contract to transport employees of the Arabian Oil Company Limited, as amended, supplemented, restated and replaced from time to time.

By signing this Agreement, CHC agrees to unconditionally guarantee payment and performance by CHL of all of its present and future debts, liabilities and obligations described above.

                                   SCHEDULE H
                                   LITIGATION

                       [see reference in Section 9.1.3(a)]

       There is no litigation within the description in Section 9.1.3(a).

                                   SCHEDULE I
                              LOCATIONS OF AIRCRAFT

                      [see reference in Sections 10.6.3(c)]

[Note: list attached to credit agreement is now outdated and is therefore not attached. Updated lists are circulated with CHC's quarterly reporting certificates]

                                   SCHEDULE J
                              INTELLECTUAL PROPERTY

                       [see reference in Section 9.1.5(e)]

Registered trademark for hummingbird symbol

Registered trademark for Helikopter Service AS logo, registered with Norwegian registration no. 115907

                                   SCHEDULE K
              LIMITATIONS ON CERTAIN RESTRICTED PARTIES AND OTHERS

                         [see reference in Section 10.8]

1. Neither CHC Helicopter Holdings Limited nor Viking Helicopters Limited shall have any material Property other than Capital Stock of CHL and neither shall carry on any business other than owning that Capital Stock.

2. None of Pacific Aerospace Services Inc., Pacific Northwest Helicopters Inc., Okanagan Helicopters Limited, Helimatic AS, Clyde Helicopters Ltd., Bond Rotary Wing Limited, Bond Helicopters BV, Court Republic Helicopters (Proprietary) Ltd., Cape Aero Services (Pty.) Ltd., Rotorwing (Pty.) Ltd. and Marine Aviation Services (Africa) Ltd. shall carry on any business or own any Property, and each shall be dissolved, wound up or sold to a third party on terms approved by the Lenders as soon as possible and in any event not later than 30 April 2001.

3. None of Canadian Helicopters (International) Limited, 297303 British Columbia Limited and Helicopter Services Inc. shall have any material Property (except for an existing account receivable from a related party in the case of 297303 British Columbia Limited) or carry on any business unless it becomes a Restricted Party and complies with all of the requirements in Section 6.1.1 relating to newly owned, established or acquired wholly owned Subsidiaries. Bond Helicopters Limited, a corporation to be established to preserve that name following the change of name of Bond to Scotia Helicopter Services Limited on 6 July 2000 shall not have any material Property or carry on any business unless it becomes a Restricted Party and complies with all of the requirements in Section 6.1.1 relating to newly owned, established or acquired wholly owned Subsidiaries.

4. Flight Handling Limited shall have no material Property other than one or more mortgages of helicopters in Denmark that it holds to secure its indemnity in favour of the Agent, and shall not carry on any business other than holding those mortgages.

5. Vinland Denmark A/S shall have no material Property other than Capital Stock of Danish International Helicopters ApS, Vinland Helicopters AS and Brintel ApS and shall not carry on any business other than owning that Capital Stock.

6. Vinland Helicopters AS shall have no material Property other than Capital Stock of Helicopter Services Group AS and shall not carry on any business other than owning that Capital Stock.

7. Danish International Helicopters ApS shall not carry on any business other than acting as the licensed operating company for Brintel in Denmark and as a subcontractor to or agent for Brintel in the performance of a contract with Maersk Oil until Brintel ApS is able to acquire a Danish helicopter operating Permit in order to facilitate the performance by Brintel of the contract with Maersk Oil by becoming the subcontractor or agent of Brintel. Danish International Helicopters ApS shall have no material Property other than helicopters leased from other Restricted Parties.

8. Brintel ApS shall not carry on any business other than acting as a subcontractor to or agent for Brintel in the performance of a contract with Maersk Oil and shall have no material Property other than helicopters leased from other Restricted Parties.

9. Integra Leasing AS and Heliwest AS shall not carry on any business other than as lessees under leases of helicopters from which in turn are sub-leased in compliance with Schedule M, and shall have no material Property other than rights in connection with those leases.

10. Court Air Holdings (Proprietary) Ltd. shall have no material Property other than Capital Stock of Court Air (Proprietary) Ltd. and shall not carry on any business other than owning that Capital Stock.

11. Court Air (Proprietary) Ltd. shall have no material Property other than Capital Stock of Court Helicopters (Proprietary) Ltd., Helicopter Services (Pty) Ltd. and, until they are dissolved, Court Republic Helicopters (Proprietary) Ltd. and Rotorwing (Pty) Ltd., and shall not carry on any business other than owning that Capital Stock.

12. HSG Reinsurance S.A. shall have no material Property other than loans owing by HSG in the amounts of NOK 15,750,000, NOK 6,000,000 and US $1,000,000 and shall not carry on any business other than owing those loans.

13. HSG and Scancopter AS shall not acquire material Property in excess of that owned on 11 August 1999 without the prior consent of the Majority Lenders.

14. None of Aero Contractor Services Philippines Inc., Aerocoop B.V., Airmars Trading Company Ltd., Helicopter Administration Services Ltd., Heliswift Services Ltd., Lesotho Air Transport Services (Proprietary) Ltd., Schreiner Aircraft Trading Company B.V., Schreiner Airtax Argentina SA, Schreiner Airways (Cyprus) Ltd., Schreiner Northsea Helicopters UK Ltd., Servicio Aero Litoral Ltda, Nigeravia SA, Aviation Trading and Constructing AG, Schreiner Airways Panama SA, Schreiner Airways Panama Operating SA, Schreiner Airways Belgium N.V., Eurodealers E.E.S.V. and Jayrow Helicopers (Offshore) Pty Ltd. shall carry on any business or own any Property, and each shall be dissolved, wound up or sold to a third party on terms approved by the Majority Lenders as soon as possible and in any event not later than 30 April 2005. [Note: Section added by Tenth Amending Agreement to reflect matters described in Section 10.8, taking into account completion of the Schreiner Acquisition]

15. CHC Capital (Barbados) Limited shall have no material Property other than Intercompany Loan Obligations totalling (euro)71,000,000 owing by CHC Netherlands B.V. and shall not carry on any business other than holding those Intercompany

          Loan Obligations. [Note: Section added by Tenth Amending Agreement to reflect matters described in Section 10.8, taking into account completion of the Schreiner Acquisition]

16. After completion of the Schreiner Acquisition, CHC Sweden AB shall have no material Property other than Capital Stock in CHC Netherlands B.V. and shall not carry on any business other than holding that Capital Stock. [Note: Section added by Tenth Amending Agreement to reflect matters described in Section 10.8, taking into account completion of the Schreiner Acquisition]

17. CHC Netherlands B.V. shall have no material Property other than Capital Stock in Schreiner and Intercompany Loan Obligations totalling up to (euro)34,000,000 owing by Schreiner and/or its Subsidiaries and shall not carry on any business other than holding that Property. [Note: Section added by Tenth Amending Agreement to reflect matters described in Section 10.8, taking into account completion of the Schreiner Acquisition]

18. Unless it becomes a Restricted Party and delivers the Security required by this Agreement, Heliworld Leasing Ltd. shall have no material Property and shall not carry on any business. [Note: Section added by Eleventh Amending Agreement]

Until they become Restricted Parties and deliver the Security required by this Agreement, CHC shall ensure that Schreiner Luchtvaart Groep B.V., APAC Personnel Assurance Company Ltd., Aviation Personnel Recruitment and Management Ltd., Capital Aviation Services B.V., Handelsmaatschappij Schreiner & Co B.V., Inter Aviation Services Ltd., Luchtvaartmaatschappij Schreiner Airways B.V., Planinvest Ltd., Schreiner Air Target Services B.V., Schreiner Aircraft Maintenance B.V., Schreiner Airways Cameroun SA, Schreiner Tchad SA, Schreiner Northsea Helicopters B.V., Schreiner Northsea Helicopters C.V., Schreiner Canada Ltd., Inter Aviation Support (IAS) Limited, APAC Limited and Schreiner Onroerend Goed B.V. comply with the covenants in Sections 10.3 (except 10.3.1(a), 10.3.3(b) and 10.3.5(a) and (g)) and 10.6 (except 10.6.2(d)) as if they were
Restricted Parties, shall ensure that there is no change in the ownership of any of those persons from that existing immediately after completion of the Schreiner Acquisition and that those persons do not acquire or hold Capital Stock in any person except that held at the time of completion of the Schreiner Acquisition. [Note: Section added by Tenth Amending Agreement to reflect matters described in Section 10.8, taking into account completion of the Schreiner Acquisition]

                                   SCHEDULE L
                          INTERCOMPANY LOAN OBLIGATIONS

                        [see reference in Section 1.1.70]

         Lender            Borrower            Guarantor(s) and Comments                   Amount
1.       CHC               CHL                                                             $160,879,988

2.       CHC               ATI                 to be reduced to $109,749,483 upon          $147,985,917
                                               repayment of items 28 to 38 below

3.       CHC               ATI                 to be repaid in full upon repayment     (pound)8,928,571.40
                                               of items 28 to 38 below

4.       CHC               Brintel                                                     (pound)1,144,144

5.       CHB               Vinland             Vinland Denmark A/S, Danish              NOK 526,558,686
                                               International Helicopters ApS,
                                               Brintel ApS
6.       CHC               ATI                                                             $180,052,290

7.       CHB               HSG                 Vinland Denmark A/S, Vinland, HSAS,    (pound)36,497,577
                                               Lufttransport, Heliflyg, Heliwest,
                                               Scancopter

8.       CHB               HSAS                Vinland Denmark A/S, Vinland, HSG,       NOK 446,092,590
                                               Lufttransport, Heliflyg, Heliwest,
                                               Scancopter

9.       HSG               Scancopter                                                       NOK 800,000

10.      HSG               Lloyd                                                          AUD 7,505,029
                           Helicopters
                           Pty Ltd.

11.      Heliwest          HSG                 HSAS, Lufttransport, Heliflyg,           NOK 110,786,000
                                               Scancopter

12.      CHC               CHC                 Take-back notes on transfer of CHUKL         $10,516,168
                           Helicopters         shares                                        $2,098,603
                           Holdings                                                              $2,000

13.      CHC               CHL                 Take-back notes on transfer of CHUKL         $10,516,168
         Helicopters                           shares                                        $2,098,603
         Holdings                                                                                $2,000

14.      CHL               ATI                 Take-back notes on transfer of CHUKL         $10,516,168
                                               shares                                        $2,098,603
                                                                                                 $2,000

15.      CHUKL             Brintel Holdings    Non-interest bearing                   (pound)36,536,458

16.      Brintel           Brintel             Non-interest bearing                   (pound)36,536,458
         Holdings

         Lender            Borrower            Guarantor(s) and Comments                   Amount
17.      HSG               Brintel Holdings    Take-back note on sale of Bond         (pound)45,000,000
                                               (scheduled principal
                                               payments/interest bearing)

18.      Brintel Holdings  Brintel             Take-back note on sale of Bond         (pound)45,000,000
                                               (scheduled principal
                                               payments/interest bearing)

19.      HSG               Vinland                                                     (pound)9,638,409
20.      HSAS              HSG                 Sale of 4 aircraft by HSAS to Bond       NOK 245,922,637
21.      HSG               Vinland               Sale of 4 aircraft by HSAS to Bond     NOK 245,922,637
22.      HSAS              HSG                   Proceeds on sale of Heliflyg             US $4,036,760
23.      HSG               Vinland               Proceeds on sale of Heliflyg             US $4,036,760
24.      HSAS              HSG                   Proceeds on sale of Lufttransport       NOK 70,000,000
25.      HSg               Vinland               Proceeds on sale of Lufttransport       NOK 70,000,000
26.      HSAS              HSG                   Proceeds on sale of Llama aircraft       NOK 2,682,270
                                                 by Lufttransport
27.      HSG               Vinland               Proceeds on sale of Llama aircraft       NOK 2,682,270
                                                 by Lufttransport
28.      CHB               CHC                   Temporary loan pending reduction of   (pound)2,260,495
                                                 capital held by ATI in CHB; to be
                                                 repaid in July 2000
29.      CHB               CHC                   as above                                 US $5,926,167
30.      CHB               CHC                   as above                                 US $1,301,768
31.      CHB               CHC                   as above                                   US $679,000
32.      CHB               CHC                   as above                                   US $650,000
33.      CHB               CHC                   as above                                US $14,165,000
34.      CHB               CHC                   as above                                   US $890,000
35.      CHB               CHC                   as above                                 US $1,740,000
36.      CHB               CHC                   as above                                 US $2,290,000
37.      CHB               CHC                   as above                                US $28,119,000
38.      CHB               CHC                   as above                                   US $680,000
39.      CHC               CHC                   [Note: added by Tenth Amending        (euro)37,317,627.00
         Capital           Netherlands           Agreement]
         (Barbados)        BV
         Limited

         Lender            Borrower            Guarantor(s) and Comments                   Amount
40.      CHC               CHC Netherlands BV  [Note: added by Tenth Amending          (euro)33,682,373.00
         Capital                               Agreement]
         (Barbados)
         Limited

                                   SCHEDULE M
                     SPECIAL REQUIREMENTS REGARDING AIRCRAFT

                      [see reference in Section 10.3.5(c)]

To the extent it has any interest in Aircraft, each Restricted Party shall comply with the following requirements:

1.        General Limitation on Location of Aircraft

Except as permitted in clause M2 below, (a) it shall not operate any Aircraft outside the jurisdiction listed with respect to that Aircraft on Schedule I as of the date of this Agreement without first obtaining the express written consent of the Agent and (b) if an Aircraft is moved to a different jurisdiction, it shall without delay cause any document or agreement necessary in connection with the Security required under this Agreement to be executed, recorded, filed, re-executed, re-recorded and/or re-filed pursuant to any Requirement of Law in the new jurisdiction as and to the extent necessary in order to, and shall take such other actions as may from time to time be reasonably requested by the Agent or be necessary or advisable to, establish, perfect, protect and maintain the Security over the Aircraft and all related Parts and technical documents free and clear of all Encumbrances other than Permitted Encumbrances and establish rights and remedies created or intended to be created under the Security and carry out more effectively the intent of the Security.

Notwithstanding anything contained in this Agreement, unless the Majority Lenders and CHC otherwise agree, CHC shall ensure that at all times (i) Aircraft representing not less than 60% [Note: Amended by Seventh and Ninth Amending Agreements] of the aggregate value of all Aircraft owned by Restricted Parties (as opposed to Aircraft under lease from persons other than Restricted Parties) in the total fleet of the Restricted Parties (based on the then most recent appraisal of the fair market value of the Aircraft) are located in and operated from one or more (but not necessarily all) of Canada, the United Kingdom, Norway, Denmark (excluding Greenland), Australia, the United States of America, South Africa, the Netherlands or Ireland (each, a "Primary Operating Jurisdiction") [Note: Amended by Tenth and Eleventh Amending Agreements to include the Netherlands and Ireland] and have registered first-ranking mortgages in place as part of the Security in the Primary Operating Jurisdiction in which they are located and (ii) up to but not more than 10% of the aggregate value of all Aircraft owned by Restricted Parties in the total fleet of the Restricted Parties are located in or operated from any single jurisdiction other than a Primary Operating Jurisdiction.

2.        Relocation of Aircraft

(a) If a Restricted Party decides to operate any Aircraft outside the jurisdiction listed with respect to that Aircraft on Schedule I as of the date of this Agreement for a period of longer than 90 days, CHC shall as soon as reasonably possible following the decision to relocate an Aircraft to another jurisdiction (the "New Jurisdiction") and, in any event, not later than 30 days after the Aircraft has left its original jurisdiction, notify the Agent in writing of the relocation and of (i) the intended duration and purpose of such relocation, (ii) the existence of full war risk insurance on such aircraft (unless it is a jurisdiction where war risk coverage has not been generally applicable under CHC's insurance policies or such war risk coverage is otherwise waived in writing by the Agent), (iii) details of any intention to lease or sublease the Aircraft to any other person, including another Restricted Party, and (iv) the fact that the continued operational control of the Aircraft remains, directly or indirectly with a Restricted Party.

(b) If the New Jurisdiction is a Primary Operating Jurisdiction or another jurisdiction in which Aircraft owned by Restricted Parties are located at the date of this Agreement, the Restricted Party that is the owner of the Aircraft that has been moved shall, as soon as possible and in any event not later than 60 days after the Aircraft has entered the New Jurisdiction, complete its compliance with clause M1.(b) above, including delivery of a legal opinion concerning the new Security, unless the Agent has previously excused such compliance with respect to other Aircraft operating in the New Jurisdiction, in which case the Restricted Party shall promptly take whatever steps, if any, have previously been required by the Agent with respect to other Aircraft then or previously operating in the New Jurisdiction. It is acknowledged that the Agent has excused compliance with respect to Saudi Arabia, Equatorial Guinea, Ecuador, Thailand, Azerbaijan, Myanmar, East Timor, Philippines, Mozambique, Brazil, Nigeria, Namibia, Angola, Chad, Cameroon and Indonesia. [Note: Amended by Tenth Amending Agreement]

(c) If the New Jurisdiction is a not Primary Operating Jurisdiction or another jurisdiction in which Aircraft owned by Restricted Parties are located at the date of this Agreement, the Restricted Party that is the owner of the Aircraft that has been moved shall, as soon as possible and in any event not later than 60 days after the Aircraft has entered the New Jurisdiction, either complete its compliance with clause M1.(b) above, including delivery of a legal opinion concerning the new Security, or provide the Agent with a legal opinion from counsel acceptable to the Agent in the New Jurisdiction:

          (i) specifying the Security instruments which ought to be duly registered, filed or recorded in such New Jurisdiction so as to perfect the security interest of the Lenders with respect to the Aircraft being relocated into that New Jurisdiction, and the time period within which such Security should be reasonably capable of preparation and filing in such New Jurisdiction (together with a written direction of CHC or the relevant Restricted Party to such local counsel to do so as soon as reasonably possible); or

          (ii) stating that no registration of the Security over such Aircraft is required or possible in that New Jurisdiction to perfect the security interests of the Lenders with respect to the Aircraft being relocated in that New Jurisdiction or, alternatively, that it is not reasonably practicable to do so in the opinion of such local counsel, acting reasonably and that such registration, in any event, would not provide any substantive improvement in the security position of the Lenders with respect to the relocated Aircraft in that New Jurisdiction.

Unless the opinion of local counsel is not acceptable to the Agent acting reasonably, in the case of alternative (i), the Restricted Party shall promptly take the steps contemplated by the opinion of local counsel to provide Security, including delivery of a legal opinion concerning the new Security, and, in the case of alternative (ii), the Restricted Party shall take any steps in place of giving Security that the Agent may reasonably require.

Notwithstanding the foregoing, legal opinions shall not be required as aforesaid and Security instruments need not be registered, filed or recorded in Iran, South America or Africa (other than the Republic of South Africa) unless the Agent so requires when an Event of Default or Pending Event of Default has occurred and is continuing.

3.        Possession of Aircraft

Unless otherwise expressly permitted in this Schedule M, it shall not, without the prior written consent of the Agent, lease, charter (except in circumstances in which the Aircraft is at all relevant times operated by crew employed by, or subject to the control of, the Restricted Party) or otherwise deliver, transfer or relinquish possession, custody or control of an Aircraft to a third party, except:

(a) an Aircraft may be delivered to a manufacturer or to any other person for testing, overhaul, service, repair or maintenance work to be carried out upon it or for modification, alterations or changes permitted or required to be made by this Agreement to be carried out thereon;

(b) an Aircraft may be leased or sub-leased to another Restricted Party or to a Person that is partially owned by a Restricted Party or which has entered into a joint venture agreement with a Restricted Party as long as clause M4 below is complied with;

(c) an Aircraft that is leased by a Restricted Party from a person other than a Restricted Party may be sub-leased with the consent of the other person.

4.        Permitted Transfers

So long as no Event of Default or Pending Event of Default is outstanding, a Restricted Party may transfer possession of any of the Aircraft by way of sale to another Restricted Party or by way of lease or sublease to another Restricted Party or to any Person that is partially owned by a Restricted Party or which has entered into a joint venture agreement with a Restricted Party, in each case to perform a customer contract utilizing such Aircraft, and in each case on terms customary in the industry in which it is engaged and in the ordinary and usual course of the business of that Restricted Party consistent with its past and continuing practice, provided that (unless modified with the written consent of the Agent):

(a) a Restricted Party or an entity under its de facto control, shall maintain direct or indirect operational control of the Aircraft, whether by wet-lease of the Aircraft (with pilots and operational support) or otherwise;

(b) no such agreement (other than a sale) shall be for a duration of more than five years or the duration of the customer contract in question, whichever is less, and for the purposes of this clause, an agreement initially for less than five years, but where the lessee or sub-lessee retains uninterrupted or substantially uninterrupted possession of such leased Aircraft for a period in excess of five years after the day such lessee first acquired possession of the Aircraft in question, shall be an agreement for a duration of more than five years;

(c) the insurance required to be maintained hereunder shall continue to be applicable to and in full force and effect as regards any such leased Aircraft, with the Lenders and Agent as first loss payees in the same manner and to the same extent as if there were no lease of the Aircraft by the Restricted Party while in such jurisdiction;

(d) the Restricted Party shall comply with the requirements of this Schedule M concerning location of Aircraft and Security to the same extent as would have been required if the Aircraft remained in the possession of the Restricted Party;

(e) the Restricted Party which is the lessor of the said Aircraft is entitled by law to receive all of the proceeds arising from such lease or sub-lease; and

(f) all of the other obligations of such lessor Restricted Party hereunder in respect of the maintenance, use and operations of such Aircraft shall continue to apply notwithstanding any such lease agreements or transfer of possession of any of the Aircraft as aforesaid and such lease or other agreement shall impose the same obligations on such third party lessee or sub-lessee of the Aircraft.

5.        Registration

(a) It shall at its own cost and expense cause each Aircraft to be duly registered in the jurisdiction in which it is located under the applicable civil aviation regulations and at all times to remain so duly registered in its name and shall to the extent to which it is possible so to do cause the interest of the Agent to be noted with the applicable civil aviation authority, except where maintaining a pre-existing registration despite re-location to a new jurisdiction is prudent according to industry practice and in compliance with applicable Requirements of Law.

(b) It shall not register the Aircraft under the laws of any other country except in compliance with clause M2 above.

(c) It shall promptly as and when reasonably requested by the Agent provide the Agent with evidence of the currency of the applicable certificate of registration and certificate of airworthiness issued pursuant to the applicable civil aviation regulations in respect of the Aircraft.

(d) It shall maintain any other Permit which may from time to time be required under any applicable Requirement of Law for the ownership or operation of the Aircraft.

6.        Maintenance

It shall at all times:

(a) maintain, inspect, service, repair, overhaul and test the Aircraft and each Part thereof so as to keep it at all times in good operational repair and condition in all respects and in compliance with applicable Requirements of Law and all requirements and recommendations of any manufacturer and/or supplier of the Aircraft and each Part thereof; in each case, such things shall be done in a manner, to an extent and with a standard of care not less than the standard of the industry for prudent maintenance and safety of similar aircraft, and in such manner and condition as will maintain all warranties and indemnities of manufacturers and/or suppliers and as will fully satisfy any applicable requirements of any insurer;

(b) maintain all records, logs and other similar material required by applicable Requirements of Law or required by any manufacturer and/or supplier in order to maintain any warranties given by such manufacturer and/or supplier or required by any insurer;

(c) upon the request of the Agent, promptly furnish to the Agent such information to which the Restricted Party has or should have access as may be required to enable the Agent to file any notifications of repairs required to be filed by the Agent with any applicable governmental authority in respect of the Aircraft or the operation thereof;

(d) comply with all Requirements of Law applicable to the Aircraft or the operation thereof including without limitation all airworthiness directives and ensure that at all times there is a current, unconditional airworthiness certificate issued in respect of the Aircraft under the applicable civil aviation regulations;

(e) ensure that any direction by the applicable civil aviation authority in respect of a certificate of airworthiness or maintenance release or any notification or suspension or cancellation of a maintenance release or certificate of airworthiness is promptly brought to the attention of any person who is likely to fly or likely to issue a maintenance release in respect of the Aircraft;

(f) ensure that each Aircraft is, at all times when not being operated, properly and safely hangared and sheltered where it is reasonably possible and customary under industry practice to do so.

Where it does not employ qualified staff for the purpose referred to in this clause, it shall at its own expense effect maintain and keep in force maintenance contracts in respect of the Aircraft providing for regular maintenance in accordance with the manufacturer's specification and in particular such contracts as may be properly required by any insurer in pursuance of the Restricted Party's obligations to effect insurance. Each such contract shall be entered into with a reputable contractor engaged in the business of maintenance and repair of such parts of the Aircraft. The Restricted Party shall upon the request of the

Agent produce to the Agent copies of all such maintenance contracts together with satisfactory evidence that the same are still in force.

In the event of the Restricted Party failing to comply with its obligations under this clause, the Agent shall be entitled to give notice to the Restricted Party to remedy such failure and in the event that such remedy is not effected to the satisfaction of the Agent within a reasonable period, the Agent shall be entitled, but not bound, to effect or cause to be effected, at the expense of the Restricted Party, such repairs and the like works as are necessary to remedy such failure.

7. Replacement, Interchange and Exchange of Parts

(a) It shall promptly replace (or cause to be replaced) all Parts which are or may from time to time be incorporated or installed in or attached to an Aircraft and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and may, in the ordinary course of maintenance, service, overhaul, repair or testing of such Aircraft remove any Parts provided that such Parts are replaced as promptly as practicable, consistent with normal industry practice. All replacement Parts shall be free and clear of any Encumbrances (except Permitted Encumbrances) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts being replaced.

(b) All Parts at any time so removed from any Aircraft shall remain the property of such Restricted Party and subject to the Security, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified above and until title to such replacement Parts has vested in the Restricted Party in accordance herewith, at which time the removed Parts shall cease to be subject to the Security unless and until they subsequently become replacement Parts. Immediately upon any replacement Parts becoming incorporated or installed in or attached to any Aircraft as hereinbefore provided, such replacement Parts shall be deemed a part of such Aircraft and be subject to the Security.

(c) The Lenders acknowledge and consent to the necessity for a Restricted Party which operates Aircraft to interchange Parts on an Aircraft which have time life characteristics and are subject to repair and overhaul among the similar type Aircraft in the Restricted Parties' fleet from time to time, and to engage in interchanges and exchanges of such Parts either internally from its pool of Parts or externally pursuant to power-by-the-hour arrangements with manufacturers and possibly with other third parties in the ordinary course of its business, consistent with industry practice.

(d) Unless an Event of Default or Pending Event of Default has occurred and is continuing, a Restricted Party which operates any of the Aircraft shall be entitled to directly or indirectly exchange, deal in and dispose of such exchangeable Parts in the usual course of its business, consistent with industry practice, when substituting the same for Parts of equal or greater value and utility. Whether it occurs pursuant to a power-by-the-hour contract or otherwise, any Part at any time removed from an Aircraft of the Restricted Party shall remain subject to the Security until, but only until, such time as a replacement Part of equal or greater value and utility to the Part so removed is incorporated into or annexed to such Aircraft, and title to such replacement Part has passed to the Restricted Party such that the same becomes subject to the Security free and clear of all Encumbrances other than Permitted Encumbrances. Thereafter the Part so removed may be delivered and transferred free and clear of the Security to any third party which provided the replacement
Part if there is an obligation to do so.

(e) Upon substitution of an exchangeable Part into any Aircraft that is not beneficially owned by a Restricted Party but is operated within its fleet, any right, title or security interest of the Lenders therein shall thereupon be and become subordinate to the security interest or rights of any third party lender or lessor then holding a prior ranking Permitted Encumbrance over the Aircraft into which the same has been incorporated, provided that a Part of equal function and utility is removed from the Aircraft in exchange therefor and concurrently becomes subject to the Security free and clear of the security interest or rights of the third party lender or lessor.

8.        Alterations, Modifications and Additions

(a) A Restricted Party may, at its own cost and expense, from time to time make such alterations, modifications and additions to any such Aircraft as it may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition diminishes the value, utility, condition or airworthiness of the Aircraft below the value, utility, condition and airworthiness thereof immediately prior to such alteration, modification or addition, and that such Aircraft then has the utility and airworthiness required to be maintained by the terms of this Agreement.

(b) Each Restricted Party agrees to notify the Agent at least 14 days in advance if it proposes to make any alteration, modification or addition to an Aircraft which constitutes a material change to the configuration of the Aircraft.

9.        Insurance

It shall, at its own expense, take out and at all times maintain in full force and effect insurance in such amounts and in form and through brokers, reasonably satisfactory to the Agent in its name and in the name of the Agent as its interest may appear against:

(a) loss, damage or destruction (whether total or partial) to the Aircraft, Parts and technical documents relating thereto;

(b)       any liability for:

          (i) injury (including bodily injury and personal injury to passengers, crew, employees and third parties);

          (ii) damage (including property damage) to baggage, cargo, mail, public and private property (whether owned by cargo consignors, passengers, crew, employees or third parties);

          (iii) any claims whatsoever (whether or not similar to the foregoing) caused by or arising out of or in connection with the operation, storage, maintenance or use of the Aircraft, Parts and technical documents; and

(c) any other liability normally insured against by companies engaged in the same or similar business or companies owning and operating similar Aircraft; and

(d) such other risks as the Agent may reasonably specify from time to time.

All insurance shall be:

(e) in amounts which are not less than the public liability and property damage insurance applicable to similar aircraft which comprise its fleet and on which it carries insurance;

(f) of the type usually carried out by companies engaged in the same or similar business, owning and operating similar aircraft and which covers risks of the kind customarily insured against by such companies;

(g) maintained in effect with insurers of recognised standing in leading insurance markets; and

(h) endorsed with a breach of warranties endorsement for the benefit of the Agent in terms approved by the Agent.

During the term of this Agreement it shall:

(i) not without the prior consent of the Agent alter any of the insurance in a manner which has a material adverse effect in relation to the cover and/or risks provided by the insurance as at the date hereof nor make, do, consent or agree to any act or omission which would or might render any of the insurance invalid, void, voidable or unenforceable or render any sum paid out under any of the insurance repayable in whole or in part;

(j) not cause or permit the Aircraft to be operated in any way inconsistent with the provisions of warranties of, or implied in, outside the geographical limits of or otherwise outside the cover provided by, any insurance or to be used or kept for any purpose or to carry any cargo in any manner or in any place not permitted by any insurance;

(k) renew all insurance at least 14 days before the relevant policies or contracts expire and ensure that the approved brokers promptly confirm in writing to the Agent as and when each such renewal is effected;

(l) comply with the terms of each insurance policy and duly pay all premiums, calls, contributions or other sums of money from time to time payable in respect of the insurance;

(m) not authorize or permit payment of any monies in respect of the insurance other than to the Agent or as provided in Sections 4.5 and
          10.9 of this Agreement;

(n) except as provided in Sections 4.5 and 10.9 of this Agreement, if it receives payment of any moneys in respect of insurance, forthwith pay over the same to the Agent and until paid over hold such moneys in trust for the Agent;

(o) immediately notify the Agent in reasonable detail about any claims or events giving rise to claims;

(p) comply with all Requirements of Law from time to time regarding insurance in connection with the Aircraft imposed by the jurisdiction of registration of the Aircraft and any state to, from or over which it is flown.

The following additional provisions shall apply to insurance:

(q) each policy of insurance shall expressly provide that all of the provisions thereof except the limits of liability shall operate in the same manner as if it was a separate policy covering each insured;

(r) the geographical limits from time to time for the operation of each policy of insurance with respect to the Aircraft shall include as the minimum coverage all territories in or over which it will operate the Aircraft;

(s) each policy of insurance shall also contain an agreement by the insurer that notwithstanding the lapse of any such policy except by reason of expiration in accordance with its terms, each such policy shall continue in force for the benefit of the Agent for at least 30 days after written notice of such cancellation shall have been given to the Agent;

(t) no reduction in limits or coverage of the insurance shall be made in any such policy or any part thereof except with the prior written approval of the Agent;

(u) each policy of insurance shall insure the Agent's interest up to the limits of such policy regardless of any act or neglect of the Restricted Party or any breach or violation by the Agent or the Restricted Party of any warranties declarations or conditions contained in such policies unless the Agent was aware of the same at the date of entry into the policy, and the Restricted Party hereby represents that no such breach or violation exists.

If the Restricted Party fails to effect any required insurance, the Agent will be entitled (but not bound):

(v) to pay any premiums or to effect the insurance which the Restricted Party has so failed to effect or otherwise to remedy such failure in such manner as the Agent considers appropriate or to effect any additional insurance which the Agent may in its reasonable opinion consider necessary to protect its interests under the Security and in the Aircraft and the other Property, and any amount expended by the Agent in effecting such insurances or such additional insurances will be repayable by the relevant Restricted Party to the Agent together with interest thereon at the Prime Rate plus 3% from the date of such expenditure by the Agent to the date of payment thereof by Brintel (both before and after any relevant judgment); and

(w) to require such Aircraft as the Insurances relate to remain grounded at any airport or (as the case may be) to proceed to and remain at any airport designated by the Agent until such failure is remedied to the satisfaction of the Agent.

10.       Operation

During the term of this Agreement, it shall:

(a) not operate the Aircraft in any manner contrary to the Requirements of Law in the territories in which the Aircraft may operate from time to time;

(b) not use or operate the Aircraft for any purpose for which it is not designed or suited or outside tolerances and limitations for which it was designed or in any manner contrary to any airworthiness certificate, licence or registration relating to the Aircraft issued by the applicable civil aviation authority;

(c) not cause or permit the Aircraft to be employed for any illegal purpose in any manner or to be located or operated in any country which would imperil its safety or render it liable to confiscation, forfeiture, seizure or destruction;

(d)       take all necessary steps to maintain its air operators licence;

(e) not enter or trade to any zone which is declared a war zone by any governmental authority or by the Aircraft's insurers unless the Restricted Party shall have given notice to the Agent and effected at its expense such special insurance cover as the Agent may reasonably require and unless the Aircraft or other Aircraft are operating there at the date of this Agreement or the Agent shall have first given its consent thereto in writing;

(f) not do or omit to do anything which may prejudice any right which is material to the Restricted Party and which the Restricted Party or the Agent may have in respect of the Aircraft or any Part against the manufacturer or supplier of the same;

(g) not at any time represent or hold out the Agent or any Lender as carrying any goods or passengers in any Aircraft or as being in any way connected or associated with any operation of any Aircraft or in any other way having any interest in any of the Aircraft except as holder of the Security;

(h) not pledge the credit of the Agent or any Lender for any maintenance, service, repairs, overhauls of, or modifications to, or changes or alterations in, the Aircraft or any Part or in connection with the operation of the Aircraft or for any other purpose whatsoever;

(i) promptly furnish to the Agent all such information as the Agent may from time to time reasonably require regarding the Aircraft and their usage and engagements and, if reasonably required, copies of all charters and other contracts for their employment or otherwise, but except in the case of the enforcement of the Security the Agent shall treat all information furnished to it pursuant to this clause as a matter of the strictest commercial confidence;

(j) maintain accurate complete and current records of all flights made by the Aircraft and of all maintenance, modifications and repairs carried out to the Aircraft and any Part, and will maintain all other records, logs and documents which are required to be maintained in respect of the Aircraft in accordance with the requirements of the applicable civil aviation authority and will on the Agent's first demand deliver to the Agent a full inventory of such documents.

11.       Marking of Aircraft

If requested by the Agent in writing, it shall promptly affix and thereafter maintain engraved metal nameplates approved by the Agent which shall identify the Agent as the holder of Security and shall be placed in the cockpit of the airframe of each Aircraft adjacent to the airworthiness certificate. Such nameplates shall also state the type, manufacturer's serial number and current registration data of the Aircraft or engine (as the case may be). Except as provided in this clause, the Restricted Party shall not allow the name of any person to be placed on any Airframe or engine as a designation that might be interpreted as a claim of ownership or entitlement to an Encumbrance except that the Restricted Party may place its colours and insignia on any Aircraft.

12.       Prevention of Arrest and Discharge of Security Interests

(a) It shall not do, and will endeavour so far as reasonably within its powers to prevent, any act which could reasonably be expected to result in the Aircraft or any Part being arrested, confiscated, seized, taken in execution, poinded, impounded, forfeited, subjected to distress, detained in exercise or purported exercise of any possessory lien or other claim or otherwise taken from the possession of the Restricted Party.

(b) If any such arrest, confiscation, seizure, taking, poinding, impounding, forfeiture, subjection, or detention occurs it shall give the Agent notice within 24 hours thereof and will, at the Restricted Party's expense, procure the release of the Aircraft or the Part concerned within 7 days of receiving notice of the occurrence by providing bail or otherwise as the circumstances may require, and it shall be responsible for discharging each and every liability in connection with any such process, claim or lien without regard to whether or not it is in possession of the Aircraft or the Part concerned.

13.       Application to Leased Aircraft

Clauses 1, 2, 4, 7, 8, 9 and 11 do not apply to Aircraft that are leased by Restricted Parties from third parties.

                                   SCHEDULE N
                               RESTRICTED PARTIES

As of 31 March 2004, the Restricted Parties are CHC, CHC Helicopter Holdings Limited, Viking Helicopters Limited, CHL, CHC Helicopters (Barbados) Limited (formerly Canadian Helicopters (Barbados) Limited), CHC Leasing (Barbados) Limited (formerly CHL Leasing (Barbados) Limited), Integra Leasing AS, Canadian Helicopters (U.K.) Limited, Flight Handling Limited, Brintel Holdings Limited, Brintel, Vinland Denmark A/S, Vinland, CHC Denmark ApS (formerly Brintel ApS), HSG, Lloyd Helicopter Services Limited, Management Aviation Limited, Lloyd Helicopter Services Pty Ltd., Lloyd Helicopters Pty Ltd., Lloyd Bass Strait Helicopters Pty Ltd., Lloyd Helicopters International Pty Ltd., Australian Helicopters Trust, Lloyd Off-Shore Helicopters Pty Ltd., Court Helicopter Services (Proprietary) Ltd. (formerly Court Air Holdings (Proprietary) Ltd.), Court Air (Proprietary) Ltd., CHC Helicopters (Africa) (Proprietary) Ltd. (formerly Court Helicopters (Proprietary) Ltd.), Court Flight Safety (Proprietary) Ltd., CHC Helicopters (Mauritius) Ltd. (formerly Court Helicopters Ltd.), Bond Helicopter Services Limited, Bond, North Denes Aerodrome Ltd., CHC Ireland Limited (formerly Bond Helicopters (Ireland) Ltd.), CHC Helikopter Service AS (formerly Helikopter Service AS), Scancopter AS, Heliwest AS, Astec Helicopter Services AS, CHC Capital (Barbados) Limited, CHC Sweden AB and CHC Netherlands BV.

Schreiner Luchtvaart Groep B.V., Capital Aviation Services B.V., Handelsmaatschappij Schreiner & Co B.V., Luchtvaartmaatschappij Schreiner Airways B.V., Schreiner Aircraft Maintenance B.V., Schreiner Tchad SA, Schreiner Northsea Helicopters B.V., Schreiner Northsea Helicopters C.V., Schreiner Canada Ltd., Schreiner Onroerend Goed B.V., Aviation Personnel Recruitment and Management (APRAM) Limited, 4083423 Canada Inc. and Whirly Bird Services Limited have or will become Restricted Parties on or about the date of this agreement [Note: 21 April 2004] by the delivery of a supplement in the form prescribed by the Existing Credit Agreement.

Schreiner Air Target Services B.V. will become a Restricted Party on or before 30 April 2004.

[Note: Amended by Tenth and Eleventh Amending Agreements. Danish International Helicopters ApS was released as a Restricted Party by the Fourth Amending Agreement]

                                   SCHEDULE O
                            CERTAIN OPERATING LEASES

       [see references in Sections 1.1.47(e), 1.1.96(q)(i), 1.1.96(q)(ii)]

--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
                                                       HELICOPTER
               DATE         TYPE OF HELICOPTER           DETAILS               LENDER / OPERATOR              TRANSACTION
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
1.        April 97          AS332L2                 LN-OHC msn 2393     Royal Bank of Scotland / HkS     Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
2.        29 August 97      AS332L1 Super Puma      LN-OPH msn 2347     GE Capital Services (EEF)        Sale and Leaseback
                                                                        Limited ("GECap") / HkS
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
3.        29 August 97      AS332L1 Super Puma      LN-OBF msn 2381     Capital Bank plc / HkS           Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
4.                          AS332L1 Super Puma      LN-OBQ msn 2312     Nordbanken Finans AB (publ.)     Sale and Leaseback
                                                                        / HkS
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
5.        26 May 98         AS332L2 Super Puma      LN-OHE msn 2474     GECap/ HkS                       New delivery
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
6.        25 June 98        AS332L1 Super Puma      VH-LHH msn 2407     Capital Bank plc / Lloyd         Purchase of used
                                                                        Off-Shore                        equipment
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
7.        21 August 98      AS332L2 Super Puma      G-PUMM msn 2477     GE Cap / Bond                    New delivery
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
8.        5 October 98      AS332L2 Super Puma      G-PUMO msn 2467     GE Cap / Bond                    New delivery
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
9.        26 November 98    AS332L2 Super Puma      G-PUMN msn 2484     Capital Bank / Bond              New delivery *
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
10.       8 January 99      AS332L2 Super Puma      LN-OHG msn 2493     De Nationale                     New delivery
                                                                        Investeringsbank NV
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
11.       August 99         AS332L2 Super Puma      LN-OHA msn 2396     GE Cap                           Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
12.       August 99         AS332L2 Super Puma      LN-OHB ms 2398      GE Cap                           Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
13.       November 97       AS332L1                 LN-OMT ms 2468      FinansScandic AB (now SEB        Sale and Leaseback
                                                                        Finans)
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
14.       April 97          AS332L2                 LN-OHD ms 2395      FinansScandic AB (now SEB        Sale and Leaseback
                                                                        Finans)
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
15.                         S76A                    C-FSBH ms 760168    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
16.                         S76A                    C-GFFJ ms 760138    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
17.                         S76A                    C-GIMA ms 760018    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
18.                         S76A                    C-GIMB ms 760111    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------

--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
                                                       HELICOPTER
               DATE         TYPE OF HELICOPTER           DETAILS               LENDER / OPERATOR              TRANSACTION
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
19.                         S76A                    C-GIMM ms 760044    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
20.                         S76A                    C-GIMN ms 760110    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
21.                         S76A                    C-GIMR ms 760079    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
22.                         S76A                    C-GIMT ms 760130    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
23.                         S76A                    C-GIMV ms 760005    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
24.                         S76A                    C-GIMY ms 760055    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------
25.                         S76A                    C-GIMZ ms 760169    GE Capital                       Sale and Leaseback
--------  ----------------  ----------------------  ------------------  -------------------------------  ----------------------